EXHIBIT 10.38

[*] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SUBLEASE AGREEMENT
BY AND BETWEEN

CISCO SYSTEMS, INC.
a California corporation
as Sublessor

AND

PALM, INC.
a Delaware corporation
as Sublessee

DATED AS OF May 31, 2002

SUBLEASE AGREEMENT

DEFINED TERMS

Base Rent:	Months Monthly Base Rent
[*] $[*] [*] $[*] [*] $[*] *Subject to adjustment in accordance with Section 1.2 hereof

Broker:	Sublessor: Jones Lang LaSalle Sublessee: Cornish & Carey Commercial

Effective Date:	May 31, 2002

Commencement Date:	See Section 1.1

Expiration Date:	August 31, 2005

Landlord:	Irvine Community Development Company

Master Lease:	That certain lease agreement dated March 27, 2000 between Landlord and Sublessor, as amended on June 8, 2000

Permitted Uses:
General administrative office, distribution, research and development, light assembly, computer lab, warehousing and related legal uses as and to the extent permitted in Article 1 of the Master Lease (and as and to the extent otherwise approved by Landlord in writing)

Project:
Certain improved real property and multiple buildings more particularly described in the Master Lease attached hereto as Exhibit A, as depicted on Exhibit A attached thereto and on Exhibit A to the First Amendment to the Master Lease, commonly known as McCarthy Center

Master Premises:	Phase 1 of the Project, consisting of those four (4) buildings depicted as “Phase 1” on Exhibit A to the Master Lease, encompassing approximately 233,776 rentable square feet.

Sublease Premises:
The Premises shall consist of approximately 153,274 rentable square feet consisting of 26,830 rentable square feet on the first floor of 490 N. McCarthy Blvd.(“Building MC-2”) and approximately 63,222 square feet in 460 N. McCarthy Blvd. (“Building MC-3”) and approximately 63,222 square feet in 400 N. McCarthy Blvd.(“Building MC-4”) (As depicted in Exhibit B). Each of Building MC-2, Building MC-3 and Building MC-4 are hereinafter referred to as a “Building” and are collectively referred to as the “Sublease Premises”

[*] =	information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Security Deposit:	A Letter of Credit in an amount equal to One Million Dollars ($1,000,000.00)

Sublessee:	Palm, Inc., a Delaware corporation

Sublessee’s Address:
Before Commencement Date:
5470 Great America Parkway, Santa Clara, CA 95054
Attn: Vice President, Real Estate

After Commencement Date:
400 N. McCarthy Blvd. Milpitas, CA 95035
Attn: Vice President, Real Estate

Sublessee’s Share:
Master Premises Operating Expenses not included in Building Cost under the Master Lease: 65.56%*

* Subject to adjustment in accordance with Section 1.2 hereof.

Building Costs:
100% of the Building Costs (as defined in the Master Lease) attributable to the Building MC-3 and Building MC-4, and 50% of the Building Costs of Building MC-2

Sublessor:	Cisco Systems, Inc., a California corporation

Sublessor’s Address for Notice:	170 West Tasman Drive San Jose, California 95134-1706 Attn: Director of Worldwide Real Estate

Sublessor’s Address for Payment:	P.O. Box 60000 File 74172 San Francisco, CA 94160

Building Manager:	Insignia/ESG

Building Manager’s Contact Information:	160 West Santa Clara Street Suite 1350 San Jose, CA 95113 Attn: Clifford Rueter Fax: (408) 288-2909

Term:	Approximately 37 Months, expiring August 31, 2005

2

Exhibits:	Exhibit A—Master Lease
Exhibit B—Sublease Premises
Exhibit C—Form of Letter of Credit
Exhibit D—Equipment Lease
Exhibit E—Preliminary Plans for Tenant Improvements
Exhibit F—Agreement for Cafeteria and Conference Facilities
Exhibit G—Rooftop Rules
Exhibit H—Cafeteria and Conference Room Facilities Conceptual Plans
Exhibit X—Form of Landlord Consent
Exhibit Z—IT Equipment Description and Requirements

3

THIS SUBLEASE AGREEMENT (“Sublease”) is entered as of the Effective Date by and between Sublessor and Sublessee.

THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

A.    Sublessor is presently a lessee of the Sublease Premises in the Buildings pursuant to the Master Lease by and between Landlord and Sublessor.

B.    Sublessor desires to sublease the Sublease Premises to Sublessee and Sublessee desires to sublease the Sublease Premises from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

C.    All of the terms and definitions in the Defined Terms section are incorporated herein by this reference, and any capitalized terms not defined in the Defined Terms or elsewhere in this Sublease shall have the meanings given to such terms in the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the Sublease Premises subleased herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.    Sublease Premises and Term.

1.1    Demise.    Sublessor hereby subleases to Sublessee, and Sublessee hereby hires from Sublessor, the Sublease Premises, for a term of approximately thirty-seven (37) months (the “Sublease Term”) commencing on the latest to occur of (a) August 1, 2002 (“Estimated Commencement Date”); or (b) the date on which Sublessor receives Master Landlord’s written consent to this Sublease pursuant to the Form of Landlord’s Consent attached hereto and incorporated herein as Exhibit X (the “Consent of Landlord”); or (c) the date on which the Tenant Improvements (as defined in Section 7.2 below) have been substantially completed (as defined in Section 7.2.1) (hereinafter referred to as the “Commencement Date”), subject to the terms, covenants and conditions set forth herein. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, certain improvements and certain furnishings currently located in the Sublease Premises pursuant to that certain Equipment Lease attached hereto as Exhibit D. As used herein, “Sublease Premises” shall include the Sublease Premises (including the roof on each Building in which Sublessee is the sole tenant, and the non-exclusive right to use the roof of any Building in which Sublessee is not the sole tenant), Sublessee’s non-exclusive right to use the Common Areas adjacent to the Sublease Premises, any existing interior improvements to the Sublease Premises as of the Commencement Date (including, without limitation, security systems infrastructure, wiring, cabling and electrical systems contained in the Sublease Premises, the exclusive right to use all conduits, risers, fiber entrances and copper entrances in each Building in which Sublessee is the sole tenant, and the non-exclusive right to use all conduits, risers, fiber entrances and copper entrances in any Building in which Sublessee is not the sole tenant). Notwithstanding anything in this Sublease or the Master Lease to the contrary, Sublessee shall have the right, but not the obligation, to terminate this Sublease upon notice to Sublessor if Consent of Landlord has not been obtained within thirty (30) days after the latest of the dates of execution of this Sublease by Sublessor and Sublessee (“Consent Date”), and only if such failure is not caused by either (y) any negligence or willful misconduct of Sublessee, or (z) any requirement of Sublessee which is not consistent with Section 21.14 below

(each of the foregoing, a “Sublessee Delay”). In the event the Consent of Landlord and the Landlord’s consent to the Sublessee’s Conditions (as defined in Section 21.14 below) are not received by the Consent Date, and such failure is not attributable to a Sublessee Delay, Sublessor shall return any security deposit (including the Letter of Credit, as defined in Section 3.5 below) and prepaid rent to Sublessee; provided that such notice shall only be effective to terminate this Sublease if given on or before the Consent Date, and further provided that if such notice is timely given by Sublessee and Sublessor is diligently making reasonable efforts to obtain the Consent of Landlord (in the form required) and the Landlord’s consent to the Sublessee’s Conditions as of such date, Sublessor shall have an additional thirty (30) days to obtain the Consent of Landlord and the Landlord’s consent to the Sublessee’s Conditions in order to preserve this Sublease; and in the event the Consent Of Landlord (in the form required) and the Landlord’s consent to the Sublessee’s Conditions are not received by the thirtieth (30th) day after the Consent Date and such failure is not caused by a Sublessee Delay, this Sublease shall automatically become null and void, in which case Sublessor shall return any security deposit (including the Letter of Credit), and prepaid rent to Sublessee. Sublessor shall have one additional day to obtain the Consent of Landlord and the Landlord’s consent to the Sublessee’s Conditions for each day that such consent is delayed by any Sublessee Delay.

The Sublease Term shall end on the Expiration Date, or on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the provisions of this Sublease. The Sublease Premises are subleased together with the appurtenances thereto. Sublessee shall also have non-exclusive access to and use of the Common Areas (Cafeteria and Conference Room Areas) in 580 N. McCarthy Boulevard (“Building MC-10”) as set forth in Exhibit F attached hereto. The non-exclusive use of the Cafeteria and Conference Room Areas shall be governed by the Agreement for Cafeteria License and Conference Facilities License attached hereto as Exhibit F. Sublessee shall have card access to the MPOE (as depicted on Exhibit E) on the second floor of Building MC-2. Sublessee covenants that, as a material part of the consideration for this Sublease, it shall keep and perform each and all of such terms, covenants and conditions by it to be kept and performed under this Sublease, and that this Sublease is made upon the condition of such performance. Sublessee agrees to perform the tenant’s obligations under the Master Lease during the Sublease Term to the extent such obligations are applicable to the Sublease Premises and are not excluded from incorporation herein (and except to the extent specifically contradicted or modified herein), including, without limitation, all of Sublessor’s obligations under Section 7.1 of the Master Lease arising during the Sublease Term with respect to the Sublease Premises, with the exception of the services covered by the HVAC Maintenance Contract (as defined in Section 3.3 below) for the Buildings (except as otherwise provided in Section 3.3 of this Sublease). Sublessee shall not commit or permit any act or omission that will violate any of the provisions of the Master Lease incorporated herein.

1.2    Area of Sublease Premises.    The Sublease Premises consist of a portion of the Master Premises, constituting the entire first floor of Building MC-2 and all of Buildings MC-3 and MC-4, and containing approximately One Hundred Fifty- Three Thousand Two Hundred Seventy- Four (153,274) rentable square feet. Sublessor believes that the Sublease Premises contains 153,274 rentable square feet as determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (“BOMA”) as revised and readopted June 7, 1996 (the “Standard Measure”). Sublessee reserves the right to measure the Sublease Premises prior to the Effective Date to confirm that the measurement provided by Sublessor is accurate and conforms to the Standard Measure. Any discrepancy shall be promptly resolved by the parties through good faith negotiations and, if relevant, all items in this Sublease which are based upon the square footage of the Sublease Premises (e.g., Base Rent and Sublessee’s Share) shall be promptly adjusted in proportion to the change in square footage.

1.3    Corporate Authority.    Sublessee, as a corporation, represents and warrants that the person executing this Sublease on behalf of Sublessee is duly authorized to execute and deliver this Sublease on behalf of such corporation in accordance with the by-laws of such corporation, and that this Sublease is binding upon such corporation in accordance with its terms. Sublessor, as a corporation, represents and warrants that the person executing this Sublease on behalf of Sublessor is duly authorized to execute and deliver this Sublease on behalf of such corporation in accordance with the by-laws of such corporation, and that this Sublease is binding upon such corporation in accordance with its terms. Each of the persons executing this Sublease on behalf of each of Sublessor and Sublessee, respectively, does hereby covenant and warrant that the party for whom it is executing this Sublease has full right and authority to enter into this Sublease.

1.4    Early Access for Installation of Tenant’s Furniture, Equipment and Fixtures.    Sublessee and its agents, employees, consultants and contractors shall have full access to the server room in the Sublease Premises sixty (60) days prior to the Estimated Commencement Date and full access to the remainder of the Sublease Premises thirty (30) days prior to the Estimated Commencement Date for space planning, construction of Alterations (as defined below) and installation of wiring and cabling (to the extent not required to be provided by Sublessor pursuant to Section 20 below or Exhibit E or Exhibit Z), furniture, equipment (including, without limitation, “Sublessee’s Existing IT Equipment” as listed on Attachment 3 to Exhibit Z) and furnishings in the Sublease Premises, at Sublessee’s sole cost (provided that Sublessee shall obtain the consent of Sublessor and Landlord to any Alterations as required by Section 9 of this Sublease); provided, however, that any such access by Sublessee, its agents, employees, consultants or contractors shall not delay the substantial completion of the Tenant Improvements or Sublessor’s delivery of the Sublease Premises in the condition required hereunder, and any such delays shall accelerate the Commencement Date by one (1) day for every day of such delay, but no earlier than the Estimated Commencement Date. Sublessee’s access pursuant to this Section 1.4 shall be subject to all of the other terms and conditions of this Sublease, except that Sublessee shall not be obligated to pay Rent on account thereof. Any entry by Sublessee or any of its agents, employees, consultants and contractors pursuant to this Section 1.4 shall be undertaken at Sublessee’s sole risk. Sublessee shall indemnify, defend and hold Sublessor and Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorneys’ fees and costs), claim or demand of whatsoever character, direct or consequential, including, but not limited to, injury to or death of persons, damage to or loss of property arising out of the exercise by Sublessee of any early entry right granted hereunder.

1.5    Parking.    Sublessee shall be entitled to a pro rata share of Sublessor’s parking rights, which spaces shall be unreserved and unassigned and otherwise subject to the terms and conditions of Article 1 of the Master Lease.

1.6    Acceptance of Sublease Premises.    Sublessee agrees to accept the Sublease Premises in its current “as is” condition except for the Tenant Improvements, which Sublessor shall construct in accordance with Section 7.2 below and the Plans and Specifications as set forth in Exhibit E and the IT Equipment Requirements set forth in Exhibit Z. Notwithstanding the foregoing, the Sublease Premises shall be delivered to Sublessee with those existing Building systems and improvements which Sublessor is required to maintain under Section 7.1 of the Master Lease (including, without limitation, the life safety and security/access card infrastructure and Tenant Improvements) in good working order and repair. On or before the Commencement Date, Sublessor and Sublessee shall perform a walk-through inspection of the Sublease Premises and generate a “punch list” of any such systems or improvements which are not in the condition required by the foregoing sentence, and as long as such non-compliance does not interfere with Sublessee’s use and occupancy of the Sublease Premises the Commencement Date shall not be delayed as a result thereof. Sublessor shall promptly make any repairs or perform any maintenance necessary to correct the punch list items at no cost to Sublessee. After substantial completion of the Tenant Improvements (including, without limitation, the installation of the IT Equipment [other than Sublessee’s Existing IT Equipment, which is not included in the Tenant Improvements]), Sublessee shall at its sole cost and expense perform the obligations of Sublessor under Section 7.1 of the Master Lease with respect to the Sublease Premises, except to the extent of Sublessor’s obligation to correct the punch list items. Without limiting the foregoing, Sublessee’s rights in the Sublease Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Sublease Premises, the terms and conditions of the Master Lease and subject to all matters now or hereafter of record. Sublessee acknowledges that, except as otherwise set forth in this Sublease, neither Sublessor nor Sublessor’s agent has made any representation or warranty as to:

(a)    the present or future suitability of the Sublease Premises for the conduct of Sublessee’s business;

(b)    the physical condition of the Sublease Premises;

(c)    the expenses of operation of the Sublease Premises;

(d)    the safety of the Sublease Premises, whether for the use of Sublessee or any other person, including Sublessee’s employees, agents, invitees or customers;

(e)    the compliance of the Sublease Premises with any applicable laws, regulations or ordinances; or

(f)    any other matter or thing affecting or related to the Sublease Premises.

Sublessee acknowledges that no rights, easements or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth herein. Sublessee has inspected or will inspect, prior to delivery of possession of the Sublease Premises, the Sublease Premises and has or will become thoroughly acquainted with their condition. Sublessee acknowledges that the taking of possession of the Sublease Premises by Sublessee will be conclusive evidence that the Sublease Premises were in good and satisfactory condition at the time such possession was taken, subject to the provisions of this Section 1.6 and Section 7.2 below. Sublessee specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublessor has no duty to make any disclosures concerning the fitness of any Building and the Sublease Premises for Sublessee’s intended use and Sublessee expressly waives any duty which Sublessor might have to make any such disclosure. Sublessee further agrees that, in the event Sublessee further subleases or assigns all or any portion of the Sublease Premises, Sublessee will indemnify and defend Sublessor (in accordance with Section 8 hereof) for, from and against any matters which arise as a result of Sublessee’s failure to disclose information required to be disclosed by applicable law about any Building or the Sublease Premises to any sublessee or assignee of Sublessee. Sublessee will comply with all laws and regulations relating to Sublessee’s particular use or occupancy of the Sublease Premises and to the Common Areas (other than those requiring structural alterations, except as required as a result of Sublessee’s Alterations), including, without limitation, making non-structural alterations or providing auxiliary aids and services to the Sublease Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (the “ADA”) to the extent such alterations, aids or services (x) are required by Sublessee’s particular use or occupancy of the Sublease Premises, (y) are required for any reason as the result of the non-compliance of the Sublease Premises (other than the Shell Building Work and the Common Areas) with any revisions or amendments to the ADA which become effective after the Commencement Date or (z) are due to any alterations or improvements installed by Sublessee in the Sublease Premises (including any resulting ADA compliance requirements in the Common Areas).

1.7    Removal of Personal Property.    All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or leased from any third party and installed by Sublessee at its expense in the Sublease Premises and all equipment and furnishings, if any, which are leased by Sublessor to Sublessee beyond the expiration of the Sublease Term (collectively, the “Sublessee’s Personal Property”) may be removed by Sublessee from the Sublease Premises at any time, provided that Sublessee, at its expense, must repair any damage to the Sublease Premises caused by such removal or by the original installation of Sublessee’s Personal Property. To the extent the IT Equipment (including, without limitation, Sublessee’s Existing IT Equipment) is leased beyond the Term of this Sublease pursuant to the terms and conditions of Section 20 below, such IT Equipment shall be treated as Sublessee’s Personal Property for purposes of this Section 1.7. Subject to the provisions of Section 14 of Exhibit D, Sublessee shall remove all of Sublessee’s Personal Property at the expiration of the Sublease Term or sooner termination of this Sublease, and such removal will be done at Sublessee’s expense and Sublessee, not later than the end of the Sublease Term or upon sooner termination of this Sublease, will repair any damage to the Sublease Premises caused by such removal.

Additionally, Sublessor shall have the right to access the Sublease Premises during the last thirty (30) days of the Sublease Term in order to perform Sublessor’s work necessary to restore the Sublease Premises to the condition required for surrender of the Master Premises under the terms and conditions of the Master Lease (“Sublessor’s Restoration Work”), including, without limitation, the demolition and removal of any Tenant Improvements required to be removed by Landlord and the removal of the Sublessor’s equipment, fixtures, cabling and furnishings which are not included in the Sublessee’s Personal Property. Sublessor hereby agrees to act reasonably to coordinate Sublessor’s Restoration Work with Sublessee to avoid any unnecessary adverse effect on Sublessee’s business in the Sublease Premises, provided that Sublessor shall not be required to incur any additional expense as a result of such coordination efforts. To the extent that Sublessor is delayed by Sublessee or any of its agents, employees or contractors in the performance of the Sublessor’s Restoration Work, and as a result thereof is unable to surrender the Sublease Premises in the condition required under the Master Lease at the expiration of the term of the Master Lease, the period of such delay shall be deemed a period of holding over by Sublessee and will be subject to the terms of Section 1.8 below. Notwithstanding anything to the contrary contained in this Section, if Sublessee has entered a lease or sublease for a new location for a term scheduled to commence upon the expiration of this Sublease, in consideration for permitting Sublessor to exercise its rights pursuant to this Section, during the last thirty (30) days of the Term Sublessor shall provide Sublessee, at no cost to Sublessee, with replacement premises and services substantially similar to the Sublease Premises and services provided for in this Sublease.

1.8    Holding Over.    If Sublessee holds over after the expiration of the Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublessor, then at the option of Sublessor, Sublessee will become and be only a month-to-month tenant at a rent equal to one hundred fifty percent (150%) of the Basic Rent (as defined in the Master Lease) payable by Sublessor under the Master Lease as a result of Sublessee’s failure to vacate and surrender the Premises in the condition required by the Master Lease, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (a) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Sublease Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any holding over, and (b) Sublessee will indemnify, defend and hold Sublessor harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys’ fees (including the allocated costs of Sublessor’s in-house attorneys) incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Sublease Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

2.    Sublease Subject to Master Lease.

2.1    Inclusions.    It is expressly understood, acknowledged and agreed by Sublessee and Sublessor that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease, except as excluded in Section 2.2 herein. Sublessee shall be subject to, bound by and comply with all of said included Sections of the Master Lease with respect to the Sublease Premises and shall satisfy all applicable terms and conditions of the Master Lease relating to the Sublease Premises included herein for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Sublessee” shall be substituted, and wherever the word “Landlord” appears, for the purposes of this Sublease, the word “Sublessor” shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control between Sublessor and Sublessee. It is further understood and agreed that, except as provided in Section 2.4 below, Sublessor has no duty or obligation to Sublessee under the aforesaid Sections of the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease, subject to the provisions of Sections 10 and 11 below.

2.2    Exclusions.    The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this Sublease: Article I, Sections 1, 4, 6, 8, 9, 10 and 13; Section 2.1; the last sentence of Section 2.2; Sections 3.1, 3.2, 3.3; Section 4.1; Section 15.1; Article XVI; Article XVIII; Section 22.2; Section 22.9; Exhibit B; Paragraphs 1 and 5 of Exhibit D; Exhibit X; and the First Amendment to Lease dated June 8, 2000. Article I, Section 12, shall apply to notices and not payment hereunder; and notwithstanding the exclusion of Exhibit B of the Master Lease from incorporation herein, Sublessee acknowledges that it has reviewed Exhibit B to the Master Lease with respect to Sublessor’s previous use and occupancy of the Sublease Premises.

2.3    Time for Notice.    Except for the time limits for notice, demands, performance or exercise of rights specified in this Sublease which shall not be altered by this Section 2.3, including without limitation the time frames set forth in Section 16, “Events of Default”, and the time frames for delivery of estoppel certificates, the time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Sublease Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) business days to perform such act, undertake such act and/or correct such failure. In the event of a conflict between the time frame set forth elsewhere in this Sublease and the time frame specified in the Master Lease as modified by this Section 2.3, the time frame set forth elsewhere in this Sublease shall prevail and be controlling.

2.4    Landlord’s Obligations.    It shall be the obligation of Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, Sublessor, upon written notice by Sublessee, shall use reasonable good faith efforts to enforce all obligations and covenants of Landlord under the Master Lease. In each instance in this Sublease where Sublessor is required to use reasonable good faith efforts to enforce all such obligations and covenants of Landlord under the Master Lease, such efforts shall include, without limitation: (i) upon Sublessee’s written request, notifying Landlord of any nonperformance under the Master Lease and requesting that Master Landlord perform its obligations and covenants thereunder; and (ii) after the time by which Master Landlord must cure a breach has expired, cooperating with Sublessee to institute legal proceedings, in the name of Sublessor with legal counsel selected by Sublessee and reasonably approved by Sublessor, to obtain the performance required from Landlord under the Master Lease; provided, however, that (A) before Sublessee commences any action in Sublessor’s name, Sublessee shall first obtain Sublessor’s written approval of such action, which approval shall not be unreasonably withheld as long as Sublessee is not in default under this Sublease beyond all applicable notice and cure periods, and (B) if Sublessee commences a lawsuit or any other action against Landlord, Sublessee shall pay all costs and expenses incurred by Sublessor in connection therewith, including any costs, expenses or penalties assessed by Landlord to Sublessor (excluding, however, any costs, expenses or penalties to the extent attributable to the Sublessor’s negligence or willful misconduct or breach of the Master Lease), and Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all reasonable costs and expenses incurred by Sublessor in connection therewith, including costs, expenses or penalties assessed by Landlord (excluding, however, any costs, expenses or penalties to the extent attributable to the Sublessor’s negligence or willful misconduct or breach of the Master Lease). Sublessor, in Sublessor’s reasonable discretion, shall be entitled to jointly control the conduct of the litigation with Sublessor’s counsel; provided, however that in the conduct of any litigation brought against Landlord to enforce its obligations under the Master Lease for the benefit of Sublessee, both Sublessor and Sublessee shall have an obligation to act in a commercially reasonable manner and with the goal of employing the strategy which is designed to ensure that Landlord will fully perform its obligations under the Master Lease, and no action may be taken which may materially and adversely affect the other party’s rights or obligations under the Master Lease or Sublease without such other party’s consent, which shall not be unreasonably withheld or delayed, including settlement. All costs incurred in connection with any enforcement action undertaken by Sublessor at the request of Sublessee (except to the extent such costs arise from the negligence or willful misconduct of Sublessor) shall be paid by Sublessee.

2.5    Rules and Procedures.    Sublessee hereby acknowledges and agrees that other sublessees of Sublessor or other occupants occupy or may in the future occupy other buildings of the Master Premises. In addition to the rules and regulations of the Master Lease, Sublessee’s use of the Sublease Premises and access to and use of the Common Areas and the Cafeteria and Conference Room Areas (as set forth in Exhibit F) as well as any other services in connection with the Sublease Premises or this Sublease shall be subject to such additional rules and procedures reasonably promulgated by Sublessor from time to time. Sublessee’s compliance with such rules and procedures constitutes a material inducement to Sublessor’s willingness to enter into this Sublease; any violation thereof shall constitute a material breach of this Sublease. Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Master Premises, and does not unreasonably interfere with Sublessee’s use of the Sublease Premises or Sublessee’s parking rights or rights to the Cafeteria and Conference Room Areas.

2.6    Termination of Lease.    If the Master Lease terminates with respect to any Building under the specific provisions under the Master Lease pursuant to the Landlord’s remedies in the event of a Sublessor default under the Master Lease, prior to the expiration or earlier termination of this Sublease, this Sublease shall become a direct lease of the Sublease Premises between Landlord and Sublessee as provided in the Consent of Landlord. If the Master Lease terminates with respect to any Building under the specific provisions under the Master Lease for any reason other than a default by Sublessor under the Master Lease, prior to the expiration or earlier termination of this Sublease, this Sublease shall concurrently terminate, unless the Landlord and Sublessee agree to this Sublease as a direct lease of such Building between Landlord and Sublessee. Notwithstanding anything to the contrary contained in this Sublease, if this Sublease terminates as a result of a default by Sublessor under the Master Lease (and such default is not caused by a default of Sublessee hereunder), then Sublessor shall indemnify, protect, defend and hold harmless Sublessee from any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including attorneys’ and experts’ fees), caused by or arising in connection with Sublessor’s default and/or the resultant termination of this Sublease. The foregoing indemnification shall survive any such termination of this Sublease.

2.7    Consent or Approval of Landlord.    All references in this Sublease (whether in the text itself or by incorporation from the Master Lease) to the consent or approval of Landlord or Sublessor shall be deemed to mean the written consent or approval of Landlord or Sublessor, as the case may be, and no consent or approval of Landlord or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord or Sublessor, as the case may be. If any request or demand is made by Landlord (whether requiring an act, restraint or payment) directly to Sublessee pursuant to the Master Lease in respect of a corresponding obligation under the Master Lease relative to the Sublease Premises, then such request or demand shall be honored and performed or adhered to as if the request or demand was made directly by Sublessor. In all provisions of this Sublease requiring the satisfactory approval or consent of Sublessor, Sublessee first shall be required to obtain the approval or consent of Sublessor and then, if Sublessor under similar circumstances would be required under the terms of the Master Lease, to obtain the like approval or consent of Landlord, Sublessor shall forward to Landlord such requests as Sublessee may submit for approval or consent from Landlord. In the case of a time sensitive matter, Sublessee may submit the request for approval or consent simultaneously to Landlord and Sublessor. Whenever, pursuant to this Sublease, Sublessor’s consent or approval, or the review or consideration by Sublessor of any matter, is permitted, solicited or required prior to or in connection with any activity planned or undertaken on behalf of Sublessee, Sublessee shall reimburse Sublessor for all commercially reasonable expenses (including, without limitation, any payments required to be made to Landlord under the Master Lease and the reasonable fees and disbursements of attorneys and other professional consultants), incurred by Sublessor in connection with such consideration, review, consent or approval. Such reimbursement shall be made by Sublessee within twenty (20) days after receipt of written demand. Expenses incurred by Sublessor shall not be deemed to include any expenses payable by Sublessor to Landlord under the Master Lease.

2.8    Representations of Sublessor.    Sublessor represents and warrants that: (i) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof; (ii) there exist no amendments, modifications or other agreements (whether oral or written) affecting the Master Lease except as attached thereto; (iii) to Sublessor’s current knowledge neither Sublessor nor Master Landlord is in default under the provisions of the Master Lease, nor is there any event, condition or circumstance existing which with notice, or the passage of time or both, would constitute a default or event of default thereunder; (iv) the Master Lease is in full force and effect and is a valid and binding obligation of Master Landlord and Sublessor; and (v) to Sublessor’s current knowledge there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor which could, in the aggregate, adversely affect the Sublease Premises or any part thereof, or the ability of Sublessor to perform its obligations under this Sublease or the Master Lease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings. Sublessor shall continue to perform the obligations of tenant under the Master Lease which are not incorporated herein, including the Master Lease obligation to pay rent to Landlord (“Sublessor’s Remaining Obligations”). As long as Sublessee is not in default under this Sublease beyond the applicable cure period, and as long as Sublessor is not exercising (or attempting to exercise) Sublessor’s remedies as a result of any such uncured default, Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however to any earlier termination of the Master Lease without the fault of the Sublessor.

Notwithstanding anything in this Sublease or the Master Lease to the contrary, Sublessee shall not be responsible for, or indemnify Sublessor or Landlord for (a) any injury to or death of any person or damage to property to the extent caused by Sublessor’s or Landlord’s willful misconduct or negligent acts or failure to act (or the willful misconduct or negligent acts or failure to act by Sublessor’s or Landlord’s agents, employees, contractors, sublessees or invitees) with respect to the Sublease Premises or Master Premises; or (b) the breach by Sublessor of its obligations under this Sublease or the Master Lease.

3.    Rent.

3.1    Base Rent.    The monthly rent (“Base Rent”) shall be as set forth in the Defined Terms. Sublessee shall pay the monthly Base Rent in advance on the first day of each and every calendar month during the term of this Sublease, commencing on the first day of the second calendar month of the Term of this Sublease, without being invoiced by Sublessor; except that Sublessee shall pay to Sublessor upon execution of this Sublease and the approval of this Sublease by the Landlord, the amount of $[*] in cash, consisting of prepaid Base Rent for the first (1st) full month of the Sublease Term. Prepaid rent shall be applied against Sublessee’s first obligation to pay Base Rent hereunder. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month.

3.2    Payment of Rent.    In addition to Base Rent, Sublessee shall pay to Sublessor Sublessee’s Share (as set forth in the Basic Definitions) of Building Costs and other Operating Expenses for each Expense Recovery Period in accordance with Section 4.2 of the Master Lease. The Building Costs for which Sublessee is responsible for Sublessee’s Share under this Sublease shall be reasonably determined by the Building Manager, who will provide a statement to Sublessee under terms similar to those contained in Section 4.2(c) of the Master Lease. The fixed monthly rent and other payments herein reserved or payable shall be paid at Sublessor’s election, (i) to Sublessor’s address for payment of Rent set forth in the Defined Terms, or (ii) to such other payee and/or at such other place as Sublessor may designate from time to time in writing, in lawful money of the United States of America, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as expressly provided otherwise in this Sublease or the Master Lease.

3.3    Net Rental.    Sublessee shall pay or reimburse Sublessor for Sublessee’s Share (as set forth in the Defined Terms) of all costs and expenses of every kind and nature which may, at any

[*] =	information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

time during the Sublease Term, be imposed on Sublessor with respect to the Sublease Premises pursuant to the Master Lease for any reason (other than due to a default by Sublessor under the Master Lease not caused by Sublessee), without deduction or setoff, including, but not limited to, additional rent, Property Taxes, Building Costs, and all other amounts payable by Sublessor to Landlord under the Master Lease relative to the Sublease Premises (other than due to a default by Sublessor under the Master Lease not caused by Sublessee). Additionally, Sublessee shall pay or reimburse Sublessor, without deduction or setoff, for (a) Sublessee’s Share of the Building Costs for the costs and expenses which accrue after the Commencement Date arising from the Sublessor’s contract with a third-party vendor for the maintenance of the Building’s heating, ventilating and air-conditioning system (“HVAC Maintenance Contract”) and (b) all amounts accruing during the Sublease Term with respect to the Sublease Premises (other than due to a default by Sublessor under the Master Lease not caused by Sublessee) and (i) payable by Sublessor to any person or entity (except to the extent paid directly to such person or entity by Sublessee) in order to comply with Sublessor’s obligations under the Master Lease with respect to the Sublease Premises, or (ii) incurred by Sublessor as a result of Sublessee’s failure to timely comply with its obligations under this Sublease. Notwithstanding the foregoing, Sublessee may elect, at Sublessee’s sole cost and expense, to obtain and maintain an HVAC Maintenance Contract with a third party vendor selected by Sublessee, and reasonably acceptable to Sublessor, for one or more of the Buildings in which Sublessee is the sole tenant, in which case Sublessee shall not be obligated to pay Sublessor’s costs and expenses arising from the HVAC Maintenance Contract. Sublessee shall also be responsible to pay directly for the cost of all personal property taxes, all utilities and janitorial services for the Sublease Premises and not charged to Sublessee as Building Costs or Operating Expenses; provided, however, that any costs and expenses which are not included within the costs and expenses covered under the HVAC Maintenance Contract and which are recommended by the vendor providing the services under the HVAC Maintenance Contract shall be subject to Sublessee’s approval, which shall not be unreasonably withheld, conditioned or delayed; and further provided that if Sublessee does not approve any such costs and expenses recommended by such vendor or reasonable alternative recommendation, Sublessee shall indemnify Sublessor from all actual out-of pocket damages, costs and expenses incurred by Sublessor as a result of such failure to approve such costs and expense.

As used herein, “Rent” shall include Base Rent and all additional charges (as such may be adjusted from time to time as provided below) to be paid by Sublessee pursuant to this Section 3.3. Sublessee shall be required to pay Sublessee’s Share of Operating Expenses and Building Costs, respectively, notwithstanding any dispute regarding such obligation, unless and until such dispute is finally resolved in favor of Sublessee (or Sublessor, in any dispute relating to payments made by Sublessor under the Master Lease). In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Operating Expenses and Building Costs shall be appropriately prorated based on a thirty (30) day month.

Within thirty (30) days after Sublessee’s receipt of Building Manager’s statement of Operating Costs, Sublessee shall pay to Sublessor the amount set forth in such statement. Additionally, Sublessee shall pay to Sublessor, as additional rent hereunder, within thirty (30) days after receipt of written request therefor, any other payments for which Sublessee shall become responsible to Landlord or Sublessor under the Master Lease or this Sublease, including, but not limited to, additional rent arising (i) by reason of Sublessee’s request for extraordinary services or utilities (such as replacement lighting) from Landlord or Sublessor, or (ii) as a result of Sublessee’s Event of Default hereunder.

3.4    Late Payment Charges and Interest.    Any payment of Rent or other amount from Sublessee to Sublessor or Landlord under this Sublease which is not paid within five (5) days after the date due shall accrue interest from the date due until the date paid at a rate equal to ten percent (10%) per year; provided, however, that if a court of competent jurisdiction determines the above rate exceeds the highest lawful rate of interest, then at the maximum rate permitted by law. If any installment of Rent is not paid within five (5) days after receipt of written notice from Sublessor that such sum is past due, Sublessee shall pay to Sublessor a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent, in addition to the installment of Rent then owing. This Section 3.4 shall not relieve Sublessee of Sublessee’s obligation to pay any amount owing hereunder at the time and in the manner provided. All adjustments of rent, costs, charges and expenses which Sublessee agrees or is obligated to pay to Sublessor pursuant to this Sublease shall be deemed additional rent, and in the event of nonpayment beyond any applicable notice and cure period, Sublessor shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the fixed monthly rent.

3.5    Letter of Credit.    Within ten (10) business days after the execution of this Sublease, Sublessee shall deliver to Landlord, an unconditional, irrevocable, renewable and transferable letter of credit substantially in the form of Exhibit C attached hereto (“Letter of Credit”) in favor of Sublessor in a form reasonably approved by Sublessor, issued by Wells Fargo Bank, N.A. (or any other federally-insured bank with a branch located within one hundred (100) miles of the Sublease Premises that is acceptable to Sublessor) (the “Issuing Bank”), in the principal amount equal to One Million Dollars ($1,000,000) (“Stated Amount”), to be held by Sublessor in accordance with the terms, provisions and conditions of this Sublease. The Letter of Credit shall state that an authorized officer or other representative of Sublessor may make demand on Sublessor’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, from time to time, and that the Issuing Bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand accompanied by the original Letter of Credit and a written statement signed by such party certifying either that (i) such amount is due and owing as a result of an Event of Default (as defined in Section 16 below) under one or more provisions of the Sublease, or (ii) Sublessor has received the Issuing Bank’s notice of non-renewal of the Letter of Credit; together with a certificate of incumbency executed by Sublessor which certifies the position and signature of such party. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter through September 15, 2005 unless the Issuing Bank sends a notice (“Non-Renewal Notice”) to Sublessor by certified mail, return receipt requested, not less than ninety (90) days prior to the next expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Sublessor shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section 3.5 until Sublessee delivers to Sublessor a substitute Letter of Credit which meets the requirements of this Section 3.5. If (i) an Event of Default occurs in the payment or performance of any of the terms, covenants or conditions of this Sublease, including, without limitation, the payment of Rent, or (ii) Sublessor receives a Non-Renewal Notice and Sublessee does not provide a substitute Letter of Credit satisfying the requirements of this Section 3.5 within ten (10) business days following the date of such Non-Renewal Notice, or (iii) if Sublessee files a voluntary petition under Title 11 of the United States Bankruptcy Code or otherwise becomes a debtor in any case or proceeding under the United States Bankruptcy Code, as now existing or hereafter amended, or any similar law or statute, then Sublessor may notify the Issuing Bank in writing that either the event described in (i) or the event described in (ii) or the event described in (iii) has occurred and thereupon receive all or such portion of the Stated Amount as is then available, and so long as such Event of Default is continuing or a replacement Letter of Credit has not been provided, Sublessor shall have the right to use such proceeds (and the proceeds received from such draw shall constitute Sublessor’s property [and not Sublessee’s property or the property of the bankruptcy estate of Sublessee]) solely for the uses hereinbelow authorized, and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Base Rent or any other sum as to which Sublessee is in default, including, but not limited to (a) any sum which Sublessor may expend or may be required to expend by reason of the Event of Default, and/or (b) any damages to which Sublessor is entitled pursuant to this Sublease, whether such damages accrues before or after summary proceedings or other reentry by Sublessor. If Sublessor applies or retains any part of the Stated Amount, Sublessee, within ten (10) business days after receipt of demand, shall deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full Stated Amount on hand at all times during the Term. If Sublessee shall fully and faithfully comply with all of the terms, covenants and conditions of this Sublease, the Letter of Credit (or so much thereof as remains after Sublessor has been adequately compensated for damages due to Sublessee’s failure to comply fully with the terms, covenants and conditions of this Sublease) shall be returned to Sublessee not later than September 15, 2005. Notwithstanding anything contained in this Section 3.5 to the contrary, if for any reason Sublessor draws on the Letter of Credit, then Sublessee shall have the right, upon ten (10) days’ prior written notice to Sublessor, to obtain a refund from Sublessor of any unapplied proceeds of the Letter of Credit which Sublessor has drawn upon, any such refund being conditioned upon Sublessee simultaneously delivering to Sublessor a replacement Letter of Credit in the Stated Amount, and otherwise meeting the requirements of this Section. Sublessor shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Only if Sublessor sells its interest in the Sublease Premises during the term and if Sublessor deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, and such purchaser accepts in writing Sublessor’s obligations under this Section, thereupon Sublessor shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Sublessee shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Sublessor from exercising any other rights or remedies provided under this Sublease, it being intended that Sublessor shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit or any proceeds thereof. Sublessor and Sublessee acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that neither the Letter of Credit nor any proceeds thereof is intended to serve as a security deposit, and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from such laws, rules and regulations.

4.    Use.    The Sublease Premises shall be used for the Permitted Uses only, and for no other purpose or business without the prior written consent of Landlord and Sublessor. Sublessor makes no representation or warranty that any specific use of the Sublease Premises desired by Sublessee is permitted pursuant to any laws. Sublessor hereby acknowledges that the Permitted Uses differ to some extent from the express permitted uses set forth in Article I.3 of the Master Lease, but agrees that they shall be permitted to the extent that they comply with existing applicable zoning ordinances.

5.    Compliance with Laws.    At its own expense, Sublessee will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Sublessee’s use of the Sublease Premises.

6.    Assignment and Subletting.

6.1    Transfer of Subleasehold Estate.    Sublessee shall not sell, assign, encumber, sublease or otherwise transfer by operation of law or otherwise, all or any portion of the Sublease Premises or this Sublease without Landlord’s and Sublessor’s prior written consent, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to making fifty percent (50%) or more of the square footage of any Building of the Sublease Premises available for subletting or assignment for a sublease term or period of assignment expiring within the last six (6) months of the Sublease Term, Sublessee shall first offer to Sublessor the right to recapture that portion of the Sublease Premises which Sublessee intends to so sublet or assign. Sublessor shall give its decision regarding recapture within ten (10) business days after Sublessee has notified Sublessor of its intent to enter a sublease or assignment. If Sublessor elects to recapture that portion of the Building that is proposed by Sublessee for sublet or assignment by Sublessee, Sublessee shall have the right, within five (5) days after receipt of Sublessor’s election, to rescind in writing its request for consent to a sublet or assignment, in which case Sublessee’s request for consent to an assignment or sublet shall be deemed null and void and this Sublease shall remain in full force and effect. If Sublessor elects to recapture, and Sublessee has not rescinded its request for consent thereto, Sublessor and Sublessee shall enter into an amendment to this Sublease partially terminating this Sublease with respect to the portion of the Building so recaptured by Sublessor. In no event shall Sublessor have a recapture right if, at the time that Sublessee is requesting Sublessor’s consent to the subletting or assignment at issue, the square footage of that portion of the Sublease Premises that is the subject of Sublessee’s request, when added to the square footage of any previously assigned or sublet space, does not exceed fifty percent (50%) of such Building. If Sublessor determines not to recapture, Sublessor shall give its approval or disapproval of Sublessee’s proposal to sublet or assign within ten (10) business days after Sublessee has requested

Sublessor’s approval. Notwithstanding anything in this Section 6.1 to the contrary, Sublessor’s consent shall not be required in connection with a Permitted Transfer (as defined in Section 9.4 of the Master Lease), provided that the Tenant Affiliates referred to in Sections 9.4(b) or 9.4(c) shall have a tangible net worth equal to or greater than the tangible net worth of Sublessee as of the Commencement Date, and before such a Permitted Transfer shall be effective (x) the Tenant Affiliate shall, in the case of an assignment, assume in full the obligations of Sublessee under this Lease; (y) Sublessor shall be given written notice of the transfer and (z) the uses of the Sublease Premises or portion thereof the Tenant Affiliate shall be the uses permitted under this Sublease. The “recapture” and “bonus” provisions of this Section 6.1 shall not apply to any Permitted Transfers. Sublessee shall reimburse Sublessor, as additional rent, for all fees and costs payable by Sublessor to Landlord (excluding any bonus rent payable to Landlord), and all of Sublessor’s commercially reasonable attorneys’ fees and other costs, charges and expenses, in connection with the review, processing and documentation of any request for Sublessor’s consent to a proposed sale, assignment, encumbrance, sublease or other transfer of the Sublease Premises and fifty percent (50%) of the excess of any Subrent over the sum of the Base Rent payable hereunder after deduction of (i) the costs and expenses permitted to be deducted under Section 9.1(d) of the Master Lease, and (ii) the fair market value of any personal property of Sublessee sold to the proposed transferee; provided, however, that to the extent Landlord is entitled to any bonus rent as a result of a sublease, assignment or any other transfer of any portion of Sublessee’s interest in the Sublease Premises, such bonus rent shall be payable 50% out of Sublessor’s bonus rent and 50% out of Sublessee’s bonus rent. Any such sale, assignment, encumbrance, sublease or other transfer in violation of the terms of this Sublease shall be void and shall be of no force or effect. Any consent by Sublessor or Landlord that may hereafter be given to any act of assignment, mortgage, pledge, encumbrance or subletting shall be held to apply only to the specific transaction thereby approved. Such consent shall not be construed as a waiver of the duty of Sublessee or its successors or assigns to obtain from Sublessor and Landlord consents to any other subsequent assignment, mortgage, pledge, encumbrance or subletting or as a modification or limitation of the rights of Sublessor with respect to the foregoing covenants by Sublessee.

6.2    Assumption by Transferees.    Each and every assignee or transferee, whether as assignee or as successor in interest of Sublessee, or as assignee or successor in interest of any assignee, shall immediately be and remain liable jointly and severally with Sublessee and with each other for the payment of the fixed monthly rent, and other charges and additional rent, payable under this Sublease and for the due performance of all covenants, agreements, terms and provisions of this Sublease on the part of Sublessee to be paid and performed to the end of the term of this Sublease, unless otherwise agreed to in writing by Sublessor and Sublessee.

6.3    Assignment of Subrents.    If this Sublease is assigned or if the Sublease Premises or any part thereof is sublet or occupied by any person or persons other than Sublessee, whether or not in violation of the provisions of this Sublease, Sublessor may, after default by Sublessee beyond any applicable notice and cure period, collect rent from the assignee, sublessee or occupant and apply the net amount collected to the curing of any default hereunder in any order or priority Sublessor may elect, any unexpended balance to be applied by Sublessor against any rental or other obligations subsequently becoming due, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article 6, nor shall it be deemed acceptance of the assignee, sublessee or occupant as a tenant, or a release of

Sublessee from the full performance by Sublessee of all of the terms, conditions and covenants of this Sublease.

7.    Alterations; Tenant Improvement; Amenities.

7.1    Alterations.    Sublessee shall be subject to all of the limitations, conditions and requirements of Section 7.3 of the Master Lease for notice and consent to any Alterations to the Sublease Premises. Additionally, for any Alterations requiring Landlord’s consent, Sublessee shall obtain the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Unless Sublessee enters into a direct lease with Landlord, to the extent any of the Alterations are not permitted by Landlord to remain in the Sublease Premises after the expiration of the Master Lease, Sublessee shall remove such Alterations from the Sublease Premises, and shall repair any damage to the Sublease Premises resulting from such removal, as a condition to Sublessee’s effective surrender of the Sublease Premises.

Sublessee will keep the Sublease Premises and each Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee. If a lien is filed, Sublessee will discharge the lien or post a bond within ten (10) days after receiving notice thereof. Sublessor has the right to post and keep posted on the Subleased Premises any notices that may be provided by law or which Sublessor may deem to be proper for the protection of Sublessor, the Subleased Premises and the Building from such liens.

7.2    Tenant Improvements.    Sublessor and Sublessee hereby approve the preliminary plans attached hereto as Exhibit E for certain Alterations to be installed at the Sublease Premises by Sublessor at Sublessor’s sole cost and expense (the “Tenant Improvements”). Sublessee and Sublessor shall agree, in good faith, upon final plans and specifications for the Tenant Improvements or give detailed reasons for disapproval within five (5) business days of receipt of the final plans and specifications for the Tenant Improvements. Sublessor shall provide Sublessee with final plans and specifications for the Tenant Improvements not later than May 31, 2002 (the “Final Plans”). Neither Sublessor nor Sublessee shall unreasonably withhold its approval if such final plans and specifications are natural derivations of Exhibit E. Notwithstanding anything to the contrary contained in this Sublease, Sublessor and Sublessee acknowledge that the Tenant Improvements are subject to the prior written approval of Landlord pursuant to Section 7.3 of the Master Lease, and that Landlord’s approval of the Tenant Improvements shall be a condition precedent to the effectiveness of this Sublease, as more particularly set forth in Section 21.14 below. The Tenant Improvements shall comply with the terms and conditions of Section 7.3 of the Master Lease, including, but not limited to, Sublessor’s obligation to remove such Tenant Improvements if required by Landlord in accordance therewith at the time that Landlord consents to the Tenant Improvements (subject, however, to the provisions of Section 7.2.2 below). Sublessee shall not be responsible for payment of the supervision fee required by Section 7.3 of the Master Lease relative to the Tenant Improvements.

7.2.1    Substantial Completion; Completion Deadline.    For purposes of this Sublease (including, without limitation, determination of the Commencement Date and the date upon which Sublessee’s obligation to pay Rent commences), “substantial completion” of the Tenant Improvements shall mean the date by which all of the following have occurred: (i)

Sublessor has substantially completed the Tenant Improvements in accordance with Exhibit E and the Final Plans; (ii) Sublessor has delivered possession of the Sublease Premises and the Tenant Improvements to Sublessee in the condition required by this Sublease; and (iii) Sublessor has obtained a temporary certificate of occupancy from the appropriate governmental authorities required for the legal occupancy of the Sublease Premises and the Tenant Improvements by Sublessee. If Sublessor fails to substantially complete construction of the Tenant Improvements on or before the Estimated Commencement Date for any reason other than a Tenant Delay (as hereinafter defined), Sublessee shall not be obligated to pay Rent or perform any other obligation of Sublessee hereunder until Sublessor delivers possession of the Sublease Premises to Sublessee in the condition required by this Sublease. If Sublessor fails to substantially complete construction of the Tenant Improvements on or before the Estimated Commencement Date due to a Tenant Delay, Rent shall commence on the date that the Sublease Premises would have been substantially completed but for the Tenant Delay, subject however, to any Force Majeure Delay (as hereinafter defined). If for any reason other than a “Tenant Delay” or a “Force Majeure Delay” (as hereinafter defined), Sublessor fails to substantially complete construction of the Tenant Improvements by September 15, 2002 (the “Construction Deadline”), Sublessee shall have the right, but not the obligation, to cancel this Sublease by written notice delivered to Sublessor not later than ten (10) days after the Construction Deadline (the “Cancellation Notice”), and as long as Sublessor does not notify Sublessee in writing that substantial completion of the Tenant Improvements has been accomplished before the Cancellation Notice is sent by Sublessee and Sublessee vacates and surrenders the Sublease Premises with all of Sublessee’s personal property removed in accordance with Section 1.7 hereof within forty-five (45) days after delivery of the cancellation notice, in which case Sublessor shall return to Sublessee the Letter of Credit and prepaid rent to Sublessee; provided that Sublessor may apply the prepaid rent toward the cost of performing Sublessee’s surrender obligations which have not been performed within such 45-day period, and Base Rent shall accrue on a per diem basis for each day of Sublessee’s delay in performing such surrender obligations beyond such 45-day period; and further provided that if the prepaid rent is not sufficient to cover the cost of such surrender obligations, Sublessor may draw down upon the Letter of Credit to the extent necessary to cover such obligations after the prepaid rent has been expended. The Construction Deadline shall be extended by one day for each day of Tenant Delay and by one day for each day of Force Majeure Delay (provided that the aggregate period of Force Majeure Delay shall not exceed ninety (90) days). As used herein, a “Tenant Delay” shall mean any delay in substantial completion of the Tenant Improvements resulting from any or all of the following: (a) Sublessee’s changes or additions to the Final Plans after Landlord’s approval thereof, including, but not limited to, any approved change orders; or (b) any delay resulting from or arising out of Sublessee’s access to the Sublease Premises prior to substantial completion of the Tenant Improvements. As used herein, “Force Majeure Delays” shall mean delays due to acts of war, terrorist acts, insurrection, strikes, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, acts of public enemy, epidemics, quarantine restrictions, freight embargoes, lack of general transportation, governmental restrictions, moratoriums, unusually severe weather, acts or failure to act of any public, private or governmental agency or entity or any other causes beyond the control or without the fault of Sublessor (excluding Sublessor’s financial inability to perform).

7.2.2    Construction/Removal Requirements.    At Sublessor’s sole cost and expense, Sublessor shall construct the Tenant Improvements in accordance with Exhibit E, the approved plans and specifications therefor and Section 7.3 of the Master Lease, in compliance with all applicable rules, regulations, statutes, ordinances, laws and building codes (including, without limitation, the ADA), in a good and workmanlike manner, free of defects and using materials and equipment of good quality. Within thirty (30) days after substantial completion of the Tenant Improvements, Sublessee shall have the right to submit a written “punch list” to Sublessor, setting forth any defective item of construction, and Sublessor promptly shall cause such items to be corrected. Such correction, repair or replacement shall be performed as promptly as practical and in such manner so as to minimize interference with Sublessee’s operations in or about the Sublease Premises. Sublessor also hereby assigns to Sublessee all warranties with respect to the Tenant Improvements and the Sublease Premises, including warranties which would reduce Sublessee’s maintenance obligations under this Sublease, and shall cooperate with Sublessee to enforce all such warranties. If Sublessee does not enter into a direct lease of the Sublease Premises with Landlord, Sublessor shall be obligated for the removal of any Tenant Improvements included in the Final Plans initially approved by Landlord and required by Landlord to be removed at the time of Landlord’s consent to the Final Plans, otherwise Sublessee shall be obligated for the removal of such Tenant Improvements; provided, however, that as part of submitting the Final Plans for approval, Sublessor shall request that Landlord designate those portions of the Tenant Improvements that must be removed upon expiration or earlier termination of the Master Lease. Sublessor shall be permitted to remove the Tenant Improvements that Sublessor is required to remove as part of the Sublessor’s Restoration Work.

7.3    Amenities.    Not later than twelve (12) weeks after the Commencement Date and continuing until August 31, 2005 (provided Sublessee is not in default beyond all applicable notice and cure periods under the terms of this Sublease or the Master Lease), Sublessor shall commence the provision of food services, conference/meeting facilities and other amenities to be available at Building MC-10 for any sublessee of Sublessor including Sublessee, as set forth in greater detail in Exhibit F (the “Project Amenities”). Notwithstanding anything to the contrary contained in this Sublease, if the food services and conference/meeting facilities and other amenities to be available at Building MC-10 are not ready for use by Sublessee within twelve (12) weeks after the Commencement Date, Sublessor shall have the right, but not the obligation (subject to the liquidated damages and Sublessee’s termination right provided below) to provide Sublessee with reasonable alternative services and facilities until such amenities are ready for use. If after the expiration of such 12-week period either (i) Sublessor fails to provide such alternative services and facilities or (ii) such alternative services and facilities are provided but the Project Amenities are not completed within ninety (90) days after the expiration of such 12-week period, then for each day after the earlier of (a) the expiration of the 12-week period if Sublessor does not provide the alternative facilities and services, (b) the date on which Sublessor ceases to provide the alternative services and facilities after the expiration of the 12-week period, or (c) the expiration of 90 days during which Sublessor has provided alternative services and facilities, Sublessee shall receive as a credit against Base Rent liquidated damages in the amount of $1,000.00 per day, not to exceed an aggregate of $90,000 in Base Rent credit; and further provided that if the period of Sublessee’s Base Rent credit for liquidated damages exceeds ninety (90) days, Sublessee shall have the right, but not the obligation, to terminate this Sublease by written notice to Sublessor within ten (10) days following the expiration of such 90-day period.

8.    Indemnity.

8.1    Sublessee Indemnity.    Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors, licensees, sublessees, assignees or invitees (the “Sublessor Control Group”), Sublessee shall indemnify, defend (by counsel acceptable to Sublessor and Landlord in their sole discretion), protect and hold Sublessor and Landlord and their respective assigns and mortgagees harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to:

8.1.1    The use or occupancy of the Sublease Premises by Sublessee or anyone claiming by, through or under Sublessee;

8.1.2    The failure by Sublessee or anyone claiming by, through or under Sublessee to comply with any term, condition, or covenant of this Sublease or the Master Lease incorporated herein, including, without limitation, Sublessee’s obligation to surrender the Premises on the Expiration Date in the condition herein required;

8.1.3    The negligence or willful misconduct of Sublessee or anyone claiming by, through or under Sublessee;

8.1.4    The existence of Hazardous Materials on, under or about the Sublease Premises to the extent caused or introduced by Sublessee or its agents, employees, contractors, licensees, sublessees, assignees or invitees; or

8.1.5    The death of or injury to any person or damage to any property in the Sublease Premises

8.1.6    The death or injury to any person or damage to any property on or about the Master Premises to the extent caused by Sublessee’s negligent acts or failure to act (or the negligent acts or failure to act by Sublessee’s agents, employees, contractors, licensees, sublessees, assignees or invitees [other than any member of the Sublessor Control Group]); or

8.1.7    Sublessee’s breach or default under this Sublease or, to the extent incorporated herein, the Master Lease.

8.2    Sublessor Indemnity.    Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees, contractors, licensees, sublessees, assignees or invitees (the “Sublessee Control Group”), Sublessor shall indemnify, defend (by counsel reasonably acceptable to Sublessee in its sole discretion), protect and hold Sublessee and its assigns harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys’ fees) arising out of or relating to:

(a)    the existence of Hazardous Materials on, under or about the Sublease Premises or the Master Premises to the extent caused by Sublessor, its agents, employees, contractors, licensees, sublessees, assignees or invitees;

(b)    the death of or injury to any person or damage to any property occurring in the Sublease Premises or on or about the Master Premises to the extent caused by Sublessor or its agents, employees, contractors, licensees, sublessees, assignees or invitees (other than any member of the Sublessee Control Group); or

(c)    Sublessor’s breach or default under this Sublease or breach of Sublessor’s Remaining Obligations under the Master Lease; or

(d)    the negligence or willful misconduct of Sublessor, its agents, employees, contractors, licensees, sublessees, assignees or invitees.

The indemnifications set forth in this Article 8 shall survive the expiration or earlier termination of this Sublease.

9.    Insurance.

9.1    Sublessee Compliance with Insurance Requirements.    Sublessee shall not, directly or indirectly, make any use of the Sublease Premises which are dangerous to person or property or which jeopardizes any insurance coverage or increases the cost of insurance or require additional insurance coverage. If, by reason of any activity allowed by Sublessee in the Sublease Premises, any insurance coverage is jeopardized or insurance premiums are increased, Sublessor shall require Sublessee to make immediate payment of such increased insurance premium, and upon payment of such premium Sublessee shall not be deemed in default hereunder. Sublessee may not self-insure against any risks required herein to be covered by insurance.

9.2    Sublessee’s Use of Consultants and Contractors.    In the event Sublessee utilizes the services of consultants and/or contractors at the Sublease Premises, Sublessee shall require from them (or provide in its insurance policies for) insurance coverage for all such consultants and contractors with the same minimum insurance requirements detailed below. Sublessor reserves the right to request from Sublessee copies of such consultants’ and contractors’ certificates of insurance policies (to the extent such persons are not covered under Sublessee’s insurance policies) when deemed necessary.

9.3    Policies to be Primary.    The policies carried by Sublessee as required below shall be endorsed to stipulate that Sublessee’s insurance shall be primary to and noncontributory with any and all other insurance maintained or otherwise afforded to Sublessor or Landlord, or their respective officers, directors, employees and agents. Except where prohibited by law, Sublessee and its respective insurers waive all rights of recovery or subrogation against Sublessor and Landlord, and their officers, directors, employees, agents, and insurers except as prohibited by law.

9.4    Certificates of Insurance.    Certificates of insurance for Sublessee’s insurance policies required below shall be furnished by Sublessee to Sublessor and Landlord before the Commencement Date and not later than three (3) days prior to each policy renewal. Such insurance certificates shall be subject to the reasonable approval of Sublessor, but any acceptance of insurance certificates by Sublessor shall not limit or relieve Sublessee of the duties and responsibilities with respect to maintaining insurance assumed by it under this Sublease. If Sublessee fails to provide a certificate of insurance for any required insurance policy, and any subsequent policy renewal, in a form reasonably acceptable to Sublessor within three (3) days after written notice that such certificate of insurance has not been received, or is reasonably disapproved, by Sublessor, then Sublessor, in addition to Sublessor’s other rights and remedies under this Sublease, may obtain at Sublessee’s sole cost and expense (and as additional rent payable hereunder) a policy of insurance satisfying the insurance requirements related to such certificate of insurance. NOTICE TO SUBLESSEE: IN ACCORDANCE WITH THE TERMS OF THIS SUBLEASE, SUBLESSEE MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO SUBLESSOR PRIOR TO OCCUPANCY OF THE SUBLEASE PREMISES.

9.5    Sublessee’s Insurance Policies.    Sublessee shall, at its own expense, at all times during the term of this Sublease provide and maintain in effect those insurance policies and minimum limits of coverage as designated below, and any other insurance required by law of the State in which the Sublease Premises are located. The insurance policies required herein shall comply with the standards for insurance coverage set forth in Paragraphs 2, 3 and 4 of Exhibit D to the Master Lease.

9.5.1    Workers’ Compensation and Employer’s Liability Insurance.    Workers’ Compensation insurance shall be provided as required by any applicable law or regulation and, in accordance with the provisions of all applicable laws. Employer’s Liability insurance shall be provided in amounts not less than $1,000,000 per illness or injury.

9.5.2    Commercial General Liability Insurance.    Sublessee shall carry Commercial General Liability insurance covering all operations by or on behalf of Sublessee at the Sublease Premises, and providing insurance for bodily injury, property damage, personal injury, blanket contractual, independent contractors, severability of interest and advertising injury, as those terms are defined by Commercial General Liability insurance policies, with limits of not less than $2,000,000 each occurrence and $3,000,000 in the aggregate. If Sublessee’s policy of Commercial General Liability insurance required under this Sublease is written on a claims-made basis, Sublessee shall provide “tail coverage” for claims made for a minimum of one year following the expiration or earlier termination of this Sublease (and such coverage shall be expressly set forth in the applicable certificate of insurance). Sublessee shall furnish Certificates of Insurance annually to Sublessor as evidence of this required insurance. Landlord, Sublessor and any other additional insureds required to be named in Sublessor’s insurance policies under the Master Lease, and their respective officers, directors, employees, agents and invitees, shall be included as Additional Insureds for the Commercial General Liability coverage required to be maintained by Sublessee under this Sublease.

9.5.3    Automobile Liability Insurance.    Sublessee shall carry Business Automobile Liability insurance, including bodily injury and property damage for all vehicles, including but not limited to all owned, hired (or rented) and non-owned vehicles. The limits of liability shall not be less than $1,000,000 combined single limit for each accident.

9.5.4    Business Interruption Insurance.    Sublessee shall carry special purpose (all risk) property insurance providing coverage for Sublessee’s property and business interruption/loss of income/extra expense insurance in amounts satisfactory to cover at least nine (9) months of loss of income from Sublessee’s business in the Sublease Premises.

9.5.5    Landlord and Sublessor Property.    Sublessee shall obtain insurance to cover loss or damage to any Landlord-owned or Sublessor-owned property in the care, custody,

or control of Sublessee (including, but not limited, to any furniture, fixtures or equipment) for all losses including, but not limited to, theft, loss, misappropriation or destruction caused by Sublessee, its employees, agents, or other representative whether intentional or through negligence.

10.    Damage and Destruction.

10.1    Termination of Master Lease.    If any Building of the Sublease Premises is damaged or destroyed and Landlord or Sublessor exercises any option Landlord or Sublessor may have to terminate the Master Lease with respect to such Building, this Sublease shall terminate as to such Building as of the date of the termination of the Master Lease with respect to such Building; provided, however, that as long as Sublessee is not in default under this Sublease beyond applicable notice and cure periods at the time Sublessor is permitted to exercise its option to terminate the Master Lease with respect to any Building of the Sublease Premises, Sublessor shall not terminate the Master Lease with respect to such Building without giving Sublessee at least fifteen (15) days advance written notice of Sublessor’s intent to so terminate (the “Termination Notice”) and obtaining Sublessee’s prior written consent to such termination, which consent shall not be unreasonably withheld, conditioned or delayed by Sublessee (and Sublessee’s failure to respond to Sublessor’s request for consent within ten (10) days after Sublessor’s Termination Notice shall be deemed Sublessee’s consent to such termination); and further provided that if Sublessee fails to cure any monetary default or any other default which Sublessor has reasonably determined to be material hereunder, and of which Sublessee has received notice on or before delivery of the Termination Notice by Sublessor, Sublessee shall be deemed to have consented to such termination regardless of whether Sublessee responds to Sublessor’s request for consent. As a condition to Sublessee’s preservation of this Sublease following delivery of Sublessor’s Termination Notice, Sublessor may require Sublessee to pay for the cost of any repairs to the Tenant Improvements which are not covered by Sublessor’s insurance and to provide additional security to Sublessor to cover such cost.

10.2    Continuation of Sublease.    If the Master Lease is not terminated with respect to any Building following any damage or destruction as provided above, this Sublease shall remain in full force and effect with respect to such Building, except that Sublessee shall have the right to terminate this Sublease with respect to a Building if Landlord estimates that it will require more than 270 days to restore such Building. Rent and other payments required of Sublessee pursuant to this Sublease shall be reduced or abated while such repairs are being made for the period of time and in proportion to the degree to which Sublessee’s use of the Sublease Premises is impaired, as set forth in the Master Lease. Sublessee shall be obligated to repair Sublessee’s alterations, additions and improvements to the Sublease Premises to substantially the condition they were in prior to such damage or destruction. In no event shall Sublessor be required to repair any damage to any equipment, furniture, furnishings, partitioning, carpeting, wallpapering or other decorative finishings installed by Sublessee unless required to do so under the Master Lease (and damage thereto is not caused by Sublessee), or such damage is due to the willful misconduct or negligence of Sublessor.

11.    Eminent Domain.

11.1    Total Condemnation.    If all of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose (“Condemned” or “Condemnation”), this Sublease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination.

11.2    Partial Condemnation.    If any portion of the Sublease Premises is Condemned, and Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. Subject to the following sentence, if Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease unless Landlord and Sublessor agree to make this Sublease a direct lease of the Sublease Premises between Landlord and Sublessee and Sublessor are released from all obligations and liabilities arising under this Sublease and the Master Lease with respect to the Building after the date Sublessor otherwise would have been permitted to terminate the Master Lease (provided that neither Sublessor nor Sublessee shall be released from their respective obligations to pay any accrued and unpaid monetary amounts due and payable hereunder prior to the date of such release). If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Sublease Premises unusable for Sublessee’s business as reasonably determined by Sublessor and Sublessee. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect and Sublessor shall, at Sublessee’s sole cost and expense, diligently enforce any rights under the Master Lease to require Landlord to rebuild the Sublease Premises. Rent and other payments required of Sublessee pursuant to this Sublease shall be reduced or abated for the period of time and in proportion to the degree to which Sublessee’s use of the Sublease Premises is impaired as a result of any portion of the Sublease Premises being Condemned, as set forth in the Master Lease. Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

11.3    Sublessee’s Award.    Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with Alterations or leasehold improvements installed and/or paid for by Sublessee, loss of goodwill and costs for the relocation of Sublessee’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

12.    Signs.    Sublessee shall not place on any portion of the Sublease Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Sublease Premises without the prior written approval of Sublessor, which shall not be unreasonably withheld, and, if required, from Landlord in accordance with the Master Lease; provided, however, that subject to compliance with the terms of this Sublease and the Master Lease and at Sublessee’s sole cost and expense therefor, Sublessee shall have the right to install suite identification signage in the main lobby of each Building and Sublessee’s identification signage on each Building and on the monument sign for each Building subject to Landlord’s sign criteria and Landlord’s prior written approval, provided, however, that Sublessee’s Building signage for Building MC-2 shall not unreasonably interfere with Sublessor’s existing Building signage thereon. All such approved signs shall strictly conform to all legal requirements and shall be installed at Sublessee’s sole expense. Sublessee shall maintain such signs in good condition and repair. If Sublessee fails to remove such signs upon the expiration or earlier termination of this Sublease, and repair any damage caused by such removal, Sublessor, upon five (5) days’ prior notice to Sublessee, may do so at Sublessee’s expense, which expense, together with interest thereon at the rate for late payments set forth in Section 3.4 above shall be paid by Sublessee to Sublessor within twenty (20) days after receipt of demand.

13.    Hazardous Substances.    Sublessee shall strictly comply with all paragraphs in Section 5.3 of the Master Lease to the extent such provisions relate to the Sublease Premises during the Sublease Term. Sublessee, at its sole cost and expense, shall be fully responsible for the storage and disposal of all Hazardous Materials used in, on or about the Project by the Sublessee or its agents, employees, representatives, invitees, licensees, sublessees, assignees, customers or contractors. Sublessor represents that to Sublessor’s current actual knowledge, without investigation and except as disclosed on Exhibit C to the Master Lease, there are no Hazardous Materials on, under, in or about the Sublease Premises. Notwithstanding anything in this Sublease or the Master Lease to the contrary, Sublessee shall have no liability to Sublessor or Master Lessor, or responsibility under this Sublease or the Master Lease, for any Hazardous Materials in, on, under or about the Sublease Premises which were not caused by Sublessee or its agents, employees, representatives, invitees, licensees, sublessees, assignees, customers or contractors and, except for Sublessor’s wrongful misrepresentation of its knowledge regarding Hazardous Materials on, under, in or about the Sublease Premises (as provided above), Sublessor shall have no liability to Sublessee or responsibility under this Sublease for any Hazardous Materials in, on, under or about the Sublease Premises which were not caused by Sublessor or its agents, employees, representatives, invitees, licensees, sublessees (other than Sublessee), assignees, customers or contractors. To the extent that Sublessor is entitled to a release or indemnification from Landlord for any liability for Hazardous Materials which are the responsibility of Landlord under the Master Lease, Sublessor shall similarly release Sublessee and shall diligently and in good faith endeavor to include Sublessee in any such Landlord release and/or indemnification.

14.    Estoppel Certificates; Obligation to Provide.    Sublessee will at any time upon not less than ten (10) business days’ prior written notice from Sublessor execute, acknowledge and deliver to Sublessor a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Sublessee’s knowledge, any uncured defaults on the part of Sublessor hereunder or of Landlord under the Master Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Subleased Premises.

14.1.1    Failure to Provide.    At Sublessor’s option, Sublessee’s failure to deliver a statement within the time required by this Sublease, will be conclusive upon Sublessee (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublessor, (ii) that there are no uncured defaults in Sublessor’s performance hereunder or in

Landlord’s performance under the Lease, and (iii) that not more than one month’s rent has been paid in advance, or such failure may be considered by Sublessor as a material default by Sublessee under this Sublease.

15.    Financial Information.    If the Landlord desires to finance, refinance, or sell the Subleased Premises, or any part thereof, Sublessee hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Sublessee as may be reasonably required by such lender or purchaser. Such statements will include the past three years’ financial statements of Sublessee.

16.    Events of Default.    If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Sublease by Sublessee (such events being in addition to, and superseding to the extent inconsistent with, the Events of Default set forth in the Master Lease):

(a)    Sublessee fails to pay when due fixed monthly rent, additional rent or other sums due hereunder and such failure shall continue for five (5) days after written notice from Sublessor of such failure;

(b)    Sublessee fails to comply with any other provision of this Sublease in the manner and within the time required, and such failure continues for twenty (20) days after written notice from Sublessor, provided that if such failure cannot be cured within such twenty (20) day period, an event of Default shall not be deemed to have occurred so long as (i) Sublessee commences such cure within such twenty (20) day period and diligently pursues such cure to completion so that an “Event of Default” (as defined in the Master Lease) is not deemed to have occurred under the Master Lease.

(c)    Sublessee (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing; or

(d)    A court or governmental authority of competent jurisdiction, without consent by Sublessee, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Sublessee, or if any such petition is filed against Sublessee and such petition is not dismissed within ninety (90) days; or

(e)    This Sublease or any estate of Sublessee hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days.

17.    Right to Cure Sublessee’s Defaults.    If Sublessee shall have committed an Event of Default, then Sublessor shall have the right, but not the obligation, without waiving or releasing Sublessee from any obligations of Sublessee hereunder, upon five (5) days’ prior notice to

Sublessee, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor reasonably shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys’ fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor within ten (10) days after receipt of demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

18.    Rooftop Rights.    Subject to the provisions of Section 22.8 of the Master Lease, Sublessee shall have the right to install, at Sublessee’s sole cost and expense, one (1) roof antenna for each Building of the Sublease Premises; provided, further that such right shall be subject to the reasonable approval of Sublessor and Landlord. Sublessee shall comply with the rules and regulations for antenna installation and usage attached hereto as Exhibit G. Subject to Landlord’s consent, Sublessor agrees that Sublessee may designate, by written agreement, a licensee to operate and maintain Sublessee’s antenna(e) pursuant to the rights granted herein; provided that such license agreement shall be in a form reasonably acceptable to Sublessor, and shall be expressly subject to the rules and regulations of Exhibit G.

19.    Sublessee Expansion Rights.

19.1    Right of First Refusal.    Sublessor grants to the original Sublessee and any Transfer Affiliate, during the initial term of this Sublease only, a right of first refusal (“First-Refusal Right”) to rent all or any portion of any additional square footage on the second floor of Building MC-2 (490 McCarthy Blvd.) which becomes vacant and which Sublessor intends to sublet or assign to a third party not related to Sublessor (the “First-Refusal Space”) from time to time during the Sublease Term. Sublessor shall notify Sublessee in writing (the “First Refusal Notice”), from time to time, when Sublessor determines that any First-Refusal Space will be vacated and become available for sublease to third parties. The First Refusal Notice shall particularly describe the space which is the subject of the proposal and shall set forth the terms and conditions (including the proposed lease term) and the fair market rental value of that space (collectively, the “Terms”). If Sublessee wishes to exercise Sublessee’s First Refusal Right with respect to the space described in the First Refusal Notice, then within ten (10) business days after receipt of the First Refusal Notice to Sublessee (the “Election Date”), Sublessee shall deliver written notice to Sublessor (“Sublessee’s Election Notice”), pursuant to which Sublessee shall elect either to (i) sublet the entire space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice or (ii) refuse to sublet such space identified in the First Refusal Notice, in which event Sublessor may lease such space to any person or entity on substantially similar economic terms as set forth in the First Refusal Notice. Notwithstanding anything in the First Refusal Notice to the contrary, if Sublessee elects to sublease the space identified in the First Refusal Notice, the term for such space shall be coterminous with the Term of this Sublease. If Sublessee does not so respond in writing to the First Refusal Notice by the Election Date, Sublessee shall be deemed to have elected the option described in clause (ii) above. If Sublessee timely exercises Sublessee’s Right of First Refusal, Sublessor and Sublessee shall execute an amendment to this Sublease incorporating into this Sublease the Terms applicable to such subleasing. The rights set forth in this Section 19, and Sublessor’s obligations with respect thereto, shall be personal to the original Sublessee and any Tenant Affiliate. The First Refusal Right granted herein shall terminate as to a particular portion of the Subleased Premises upon the failure by Sublessee to exercise its First Refusal Right with respect to such space as offered by Sublessor to Sublessee in accordance with the First Refusal Notice, but shall remain in effect for any subsequent availability of all or any portion of the remaining First Refusal Space. Sublessee shall not have the right to exercise its First Refusal Right if, as of the date of the attempted exercise of any right of first refusal by Sublessee, either (w) an Event of Default exists under this Sublease, (x) Sublessee does not physically occupy seventy five percent (75%) of the entire Sublease Premises, (y) if any portion of the Sublease Premises is subject to a sub-sublease for more than twenty-five percent (25%) of the Sublease Premises with a term longer than twelve (12) months, or (z) Sublessee is not physically occupying at least fifty percent (50%) of the first floor of Building MC-2.

19.2    Prior Expansion Option.    Notwithstanding anything to the contrary contained in this Sublease, at any time during the Term that all or any portion of the First-Refusal Space has not been subleased by Sublessor to a third party, and prior to Sublessee’s receipt of a First Refusal Notice for such Expansion Space, Sublessee shall have one or more rights (each, an “Expansion Right”) to notify Sublessor in writing (“Sublessee’s Expansion Notice”) that Sublessee has elected to sublease either one-half or all of the second floor of Building MC-2 (such portion hereinafter referred to as the “Expansion Space”); provided, however, that the exact configuration of the Expansion Space, if exercised for one-half of the second floor of Building MC-2, shall be reasonably determined by Sublessor, but shall, at a minimum, consist of contiguous space adjacent to the second floor elevator lobby. Sublessee’s sublease of the Expansion Space shall be upon all of the terms and conditions of this Sublease, including, without limitation, the payment of Rent, except that the Commencement Date for the Expansion Space shall be not later than ten (10) days after the date of Sublessee’s Expansion Notice, subject to the provisions of Section 19.3 below. Sublessor and Sublessee shall execute an amendment to this Sublease regarding the Expansion Space. Notwithstanding the delivery of a First Refusal Notice to Sublessee, Sublessee shall have a continuing Expansion Right to the remainder of the second floor of Building MC-2, and if a sublease of the First Refusal Space is not entered into within sixty (60) days after the Election Date, Sublessee’s Expansion Right shall be restored with respect to any Expansion Space incorporating the First Refusal Space subject to the Election Notice until a subsequent First Refusal Notice for such premises is delivered to Sublessee.

19.3    IT Requirements.    Notwithstanding anything to the contrary contained in this Sublease, if Sublessee subleases any First-Refusal Space or Expansion Space pursuant to either Section 19.1 or 19.2 above, respectively, Sublessee shall not be obligated to commence the payment of Rent for such First-Refusal Space until the date that Sublessor, at no cost to Sublessee, shall have provided and completed the installation of such additional hardware and software substantially similar to that provided in Exhibit Z, if any, necessary to expand to the First-Refusal Space or the Expansion Space, as applicable, the IT cabling and equipment more particularly described in Section 20 below. For the first sixty (60) days following completion of the installation of such additional hardware and software, Sublessor, at no cost to Sublessee, shall provide technical support to ensure that such equipment is in good operating condition.

20.    License of Common Areas.    Commencing upon the later of June 30, 2002 or the date on which the Consent of Landlord is obtained, Sublessee shall have the right, at Sublessor’s sole cost and expense, to trench in the Common Areas between the Buildings of the Master Premises, within the boundaries of the Master Premises, as reasonably approved by Sublessor and Landlord (which approval may be withheld or conditioned if such trenching adversely affects other tenants or occupants in the reasonable judgment of Landlord and Sublessor) and, if necessary, to trench beneath adjoining roadways, subject to Sublessee obtaining all required governmental permits, consents and approvals, for the purpose of “hard wiring” for voice, data and power transmissions between the Buildings of the Sublease Premises. Sublessee shall be responsible for the operation and maintenance of any such conduit installed throughout the term of this Sublease. Sublessee shall not be obligated to remove such conduit but Sublessee shall be required to strip all cabling from such conduit at its sole cost and expense upon expiration or earlier termination of this Sublease and cap such conduit at each end. Sublessee shall not be obligated to pay any license fee for the use of the Common Areas pursuant to this Section during the term of this Sublease.

Commencing on the date of execution of this Sublease by Sublessor and Sublessee, Sublessor hereby grants to Sublessee a license to use the existing conduit between the Buildings of the Sublease Premises during the Sublease term, at no additional cost to Sublessee, and Sublessor will allow Sublessee to use the fiber and copper running between the Buildings at no additional cost for the remainder of the term of this Sublease. Sublessor will provide Sublessee, at no additional cost to Sublessee, with all of the hardware, cabling, wiring and software necessary to run the campus data and VOIP network as set forth in Exhibit Z and subject to the terms and conditions set forth therein. The base equipment shall be provided from Sublessee’s Existing IT Equipment. The VOIP equipment shall be operational in accordance with the project schedule set forth in Exhibit Z, subject to any Sublessee Delay. Sublessor shall verify for Sublessee that the data and VOIP equipment provided by Sublessor pursuant to this Section is satisfactory for Sublessee’s purposes. Sublessor shall assist in the implementation of the data and VOIP equipment. Upon the expiration of the equipment lease for Sublessee’s Existing IT Equipment, Sublessor shall retain ownership of Sublessee’s Existing IT Equipment, but shall leave all of Sublessee’s Existing IT Equipment in place for Sublessee’s use at no additional cost through the expiration or earlier termination of this Sublease. Sublessee shall be responsible for the movement to and installation of Sublessee’s Existing IT Equipment in the Sublease Premises.

Sublessor and Sublessee shall cooperate in the installation of the foregoing equipment in the Sublease Premises so as not to invalidate the cabling warranties currently in place from Sublessor’s vendors. To the extent that such warranties are transferable to Sublessee, Sublessor shall use best efforts to transfer the warranties to Sublessee. Sublessee shall be responsible for all normal and on-going costs associated with service agreements and maintenance for such equipment.

Sublessor shall bear all cabling costs associated with the installation of Sublessee’s LAN, IP telephony and VOIP equipment and design as previously provided by Sublessee to Sublessor. Sublessor shall be responsible for the cabling to the R&D laboratories and server room. Sublessee shall be responsible for all new internal cabling in the R&D laboratories and server room. In addition, throughout the Term of this Sublease, Sublessor, at its sole cost, shall provide Sublessee with wiring and equipment for Wireless Support throughout the Sublease Premises as outlined in Exhibit Z.

Sublessee shall have the right, but not the obligation, exercisable in its sole discretion by written notice to the Sublessor delivered on or before May 31, 2005, to lease the Sublessee’s LAN, IP telephony, VOIP equipment, Wireless Support equipment and Sublessee’s Existing IT Equipment, all as described in Exhibit Z (the “IT Equipment”), for an additional period of up to thirty-six (36) months thereafter, commencing on the date following the expiration of this Sublease, at either the Sublease Premises or another location, for the sum of $100,000.00 per year, prorated, however, during the last year of the additional term. Sublessor, at no out-of-pocket cost or expense to Sublessee, shall assist Sublessee in the migration and installation of the IT Equipment to the new location.

21. Miscellaneous.

21.1    Attorneys’ Fees.    If there is any legal action or proceeding (including, without limitation, arbitration) between Sublessor and Sublessee to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublessor or Sublessee hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney’s fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of the judgment.

21.2    Authority.    Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

21.3    Brokerage Commission.    Sublessor and Sublessee hereby acknowledge that Sublessor’s Broker represents the Sublessor exclusively, and Sublessee’s Broker represents the Sublessee exclusively. Sublessor shall pay a commission to each of Sublessor’s Broker and Sublessee’s Broker in connection with this Sublease transaction pursuant to Sublessor’s separate agreement with such Brokers. Except for Jones Lang LaSalle and Cornish & Carey Commercial (the Sublessor’s Broker and Sublessee’s Broker), each of Sublessee and Sublessor warrants and represents to the other that it has dealt with no other broker or other person in connection with this sublease transaction other than the other party and its agents and employees. Each of Sublessor and Sublessee agrees to indemnify and save harmless the other and Landlord from any costs, expenses, attorneys’ fees or liability for other compensation or charges which may be claimed by any other broker or agent as a result of such party’s conversations, correspondence, other dealings or actions in connection with this Sublease.

21.4    Captions.    All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

21.5    Counterparts.    This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

21.6    Entire Agreement.    This Sublease and the applicable portions of the Master Lease contained by reference herein, contain all of the covenants, conditions and agreements between the parties concerning the Sublease Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Sublease Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

21.7    Notices.    Any notice required or desired to be given regarding this Sublease shall be in writing and may be given by personal delivery, courier service, or by certified or registered mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its address specified in the Defined Terms, (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s address. Copies of notices of defaults under this Sublease shall be concurrently provided to Landlord at the address set forth in the Master Lease. Either party may change its address by giving notice of the same in accordance with this Section 21.7.

21.8    Governing Law.    This Sublease shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into in California between parties residing in California. Sublessee hereby consents to the personal jurisdiction and venue of any California state court located in the County of Santa Clara and United States District Courts for the Northern District of California, and any successor court, and the service or process by any means authorized by such court.

21.9    Exhibits.    All exhibits and any schedules or riders attached to this Sublease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Sublease or in the exhibits, schedules or riders to the Sublease shall mean this Sublease, together with all exhibits, schedules and riders.

21.10    Waiver of Trial by Jury.    Sublessee and Sublessor hereby waive any and all rights it may have under applicable law to trial by jury with respect to any dispute with the other arising directly or indirectly in connection with this Sublease, the Master Lease, or the Sublease Premises. Nothing contained in this Section 21.10 shall be construed as a waiver by Landlord of any of its rights to trial by jury in connection with the Master Lease or Sublease for any claims or causes of action so triable.

21.11    Successors and Assigns.    Subject to the provisions of this Sublease and the Master Lease relating to assignment and subletting, this Sublease shall be binding upon, and shall insure to the benefit of the parties’ respective representatives, successors and assigns.

21.12    Access.    Sublessee shall have access to the Sublease Premises twenty-four (24) hours per day, seven (7) days a week. Sublessor reserves the right to enter the Sublease Premises upon 24 hours notice to Sublessee (except that in case of emergency no notice shall be necessary) in order to inspect the Sublease Premises and/or the performance by Sublessee of the terms of this Sublease, subject to the terms and conditions of Section 7.5 of the Master Lease.

21.13    Time.    Time is of the essence of every provision of this Sublease.

21.14    Landlord’s Consent.    This Sublease is conditioned upon Landlord’s written consent to this Sublease and the Sublessee’s Conditions set forth below within the time limits set forth in Section 1.1 above. Sublessor and Sublessee acknowledge and agree that in addition to the Consent of Landlord, this Sublease is conditioned upon Landlord’s written consent to all of the following: (i) the Final Plans, as approved by Sublessor and Sublessee, for the Tenant Improvements; (ii) Sublessor providing the Cafeteria and Conference Room Areas in accordance with the conceptual plans attached hereto as Exhibit H; and (iii) Landlord’s agreement to extend the Landlord’s waiver of subrogation under Section 10.5 of the Master Lease to include Sublessee (collectively, “Sublessee’s Conditions”). If Landlord refuses to consent to this Sublease, or if Landlord does not consent to all of the Sublessee Conditions, or if Landlord consents to this Sublease and all of the Sublessee’s Conditions but such consents are not received within the time periods provided in Section 1.1, this Sublease shall be cancelled and neither party shall have any continuing obligation to the other with respect to the Sublease Premises; provided that Sublessor shall return the Letter of Credit to Sublessee, if previously delivered to Sublessor and the first month’s prepayment of Base Rent, to Sublessee. With respect to the conceptual plans attached hereto as Exhibit H, any changes to such plans shall be reasonably acceptable to both Sublessor and Sublessee.

21.15    Surrender.    Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessee’s obligation to surrender the Sublease Premises shall be fulfilled if Sublessee surrenders possession of the Sublease Premises in the condition existing at the Commencement Date, ordinary wear and tear, acts of God, casualties, Hazardous Materials not placed on or about the Sublease Premises by Sublessee, its agents, employees, contractors, sublessee, assignees or invitees, condemnation, Alterations or Tenant Improvements (other than the Tenant Improvements which are Sublessee’s obligation to remove under Section 7.2.2 above) which Master Lessor states in writing may be surrendered at the termination of this Sublease and any additions, alterations or improvements made to the Sublease Premises by Sublessor or any predecessor in interest of Sublessor prior to the Commencement Date excepted.

21.16    Quiet Enjoyment; Right to Cure.    Sublessee shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent and performs all of Sublessee’s covenants and agreements contained herein. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor’s Remaining Obligations or fails to perform Sublessor’s stated obligations under this Sublease to enforce, for Sublessee’s benefit, Landlord’s obligations under the Master Lease, then Sublessee may give Sublessor notice specifying in what manner Sublessor has defaulted, and (i) if such default involves the failure to pay Rent due under the Master Lease, and such default shall not be cured within five (5) days thereafter, or (ii) if such default involves any other of Sublessor’s Remaining Obligations and such default is not cured by Sublessor within twenty (20) days thereafter (except that if such default cannot be cured within said twenty (20)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such twenty (20)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Sublessee, without releasing Sublessor from any obligations of Sublessor hereunder, shall be entitled, at Sublessee’s option, to cure such default and promptly collect from Sublessor Sublessee’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs). Sublessee shall not be required, however, to wait the entire cure period described herein if earlier action is required to comply with the Master Lease or with any applicable governmental law, regulation or order. Sublessor shall provide to Sublessee, within twenty-four (24) hours after receipt by Sublessor, copies of all notices, including, without limitation, notices of default, received by Sublessor from Landlord.

21.17    Amendment or Modification.    Sublessor and Landlord shall not amend or modify the Master Lease in any way so as to materially or adversely affect Sublessee or its interest hereunder, materially increase Sublessee’s obligations hereunder or materially restrict Sublessee’s rights hereunder, without the prior written consent of Sublessee, which consent may be withheld in Sublessee’s sole and absolute discretion.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

“Sublessor”:		“Sublessee”:

CISCO SYSTEMS, INC., a California corporation		PALM, INC., a Delaware corporation

By:	/s/ Mark Golan	By:	/s/ Judy Bruner
Name:	Mark Golan	Name:	Judy Bruner
Its:	VP, Worldwide Real Estate & Workplace Resources	Its:	Sr VP & CFO

Exhibit A

LEASE AGREEMENT

BETWEEN

IRVINE COMMUNITY DEVELOPMENT COMPANY

AND

CISCO SYSTEMS, INC.

INDEX TO LEASE AGREEMENT

(i)

(ii)

LEASE AGREEMENT

THIS LEASE is made as of the 27th day of March, 2000, by and between IRVINE COMMUNITY DEVELOPMENT COMPANY, a Delaware corporation, hereafter called “Landlord,” and CISCO SYSTEMS, INC., a California corporation, hereinafter called “Tenant.”

ARTICLE I.    BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: the Premises are more particularly described in Section 2.1.

2.	Project Description: McCarthy Center

3.
Use of Premises: General administrative office, research and development, computer lab and any other uses allowable under applicable zoning ordinances, provided that in no event shall the sale of any products or services on a retail basis be permitted (except for cafeterias or stores for the exclusive use of Tenant’s employees which are permitted).

4.	Commencement Date: See Section 3.1.

5.	Lease Term: See Section 3.1.

6.	Basic Rent:

(a)
The Basic Rent for the Phase I Premises shall be [*] Dollars ($[*]) per month, based on $[*] per square foot. The Basic Rent for the Phase I Premises shall increase by [*] percent ([*]%), on a cumulative compound basis, on each yearly anniversary of the Phase I Commencement Date.

(b)
The Basic Rent for the Phase II Premises shall be [*] Dollars ($[*]) per month, based on $[*] per square foot. The Basic Rent for the Phase II Premises shall increase by [*] percent ([*]%), on a cumulative compound basis, on each yearly anniversary of the Phase II Commencement Date.

(c)
The Basic Rent for the Phase III Premises shall be [*] Dollars ($[*]) per month, based on $[*] per square foot. The Basic Rent for the Phase III Premises shall increase by [*] percent ([*]%), on a cumulative compound basis, on each yearly anniversary of the Phase III Commencement Date.

7.	Guarantor(s): None

8.
Floor Area of Premises: The floor area of the Phase I Premises is approximately [*] square feet; the floor area of the Phase II Premises is approximately [*] square feet; and the floor area of the Phase III Premises is approximately [*] square feet.

9.	Security Deposit: N/A

10.	Broker(s): CPS Brokerage

11.	Additional Insureds: Insignia/ESG of California, Inc.

[*] =	information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1

12.	Address for Payments and Notices:

LANDLORD	TENANT

INSIGNIA\ESG OF CALIFORNIA, INC.	CISCO SYSTEMS, INC.
160 West Santa Clara Street	170 West Tasman Avenue
Suite 1350	San Jose, CA 95134-1706
San Jose, CA 95113	Attn: Director of Real Estate, Worldwide
Irvine, CA 92618

with a copy of all notices to:	with a copy of all notices regarding
IRVINE COMMUNITY DEVELOPMENT COMPANY	payments to:
c/o THE IRVINE COMPANY	CISCO SYSTEMS, INC.
P.O. Box 6370	Work Place Resources
Newport Beach, CA 92658-6370	P.O. Box 6411837
Attn: Vice President, Operations—Office Property	San Jose, CA 95164-1837

13.	Tenant’s Liability Insurance Requirement: $2,000,000.00

14.	Vehicle Parking Spaces: 3.7 unreserved parking spaces for every 1,000 square feet then being leased hereunder by Tenant.

2

ARTICLE II.    PREMISES

        SECTION 2.1.    LEASED PREMISES

(a)    Landlord leases to Tenant and Tenant leases from Landlord the premises consisting of all space within the following buildings (“Buildings”): the four (4) existing buildings depicted as the “Phase I Buildings” as shown on the site plan (“Site Plan”) attached hereto as Exhibit A (“Phase I Premises”), the three (3) buildings to be constructed by Landlord and depicted as the “Phase II Buildings” in the Site Plan (“Phase II Premises”), and the three (3) buildings to be constructed by Landlord and depicted as the “Phase III Buildings” in the Site Plan (“Phase III Premises”). The Phase I Premises, Phase II Premises and Phase III Premises shall be referred to collectively herein as the “Premises”. Tenant shall have, as appurtenant to the Premises and at no additional cost to Tenant, use of the roof of each Building (as set forth in more detail in Section 22.8 below) and all conduits, risers, fiber entrances and copper entrances within each Building.

(b)    The Premises contains approximately the floor area set forth in Item 8 of the Basic Lease Provisions, and is a portion of the project identified in Item 2 of the Basic Lease Provisions (the “Project”). Tenant understands that the floor area of the Premises has been calculated as the gross area of the Buildings, which area is determined by measuring to the predominant outside finished surface of outer building walls of each enclosed floor. If upon shell completion of the Phase II Premises or Phase III Premises, Landlord determines that the floor area of the Phase II Premises or Phase III Premises, respectively, differs from that set forth in Item 8 of the Basic Lease Provisions, then Landlord shall so notify Tenant and the Basic Rent (as shown in Item 6 of the Basic Lease Provisions) and all other items which are based upon the square footage of the applicable portion of the Premises shall be promptly adjusted in proportion to the change in square footage. The parties shall promptly memorialize any adjustments by executing an amendment to this Lease prepared by Landlord confirming such adjustments, provided that the failure or refusal by either party to execute the amendment shall not affect its validity. Tenant reserves the right to have its architect measure the Phase I Premises, Phase II Premises and/or Phase III Premises to confirm that the measurement provided by Landlord is accurate and conforms to the gross floor area measurement standard set forth above, which measurement shall be performed by Tenant and the results provided to Landlord not later than five (5) business days after the applicable Phase is delivered to Tenant for the commencement of Tenant Improvement construction. Any dispute relating to the measurement of the Phase II Premises or Phase III Premises in accordance with the foregoing shall be submitted to and resolved by JAMS in accordance with Section 22.7 of this Lease. Landlord shall have no right to relocate Tenant from the Premises, or any portion thereof, at any time during the Term of this Lease or any extension.

SECTION 2.2.    ACCEPTANCE OF PREMISES.    Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Buildings or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Buildings and the Project, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. The taking of possession or use of any Phase of the Premises by Tenant for any purpose other than construction shall conclusively establish that such Phase and the Buildings therein were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for (i) those matters which Tenant shall have brought to Landlord’s attention on a written punch list, which list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and (ii) Landlord’s other obligations specifically provided in this Lease, including without limitation, the responsibilities contained in Section 2.4 hereof.

SECTION 2.3.    BUILDING NAME AND ADDRESS.    Tenant shall not utilize any name selected by Landlord from time to time for the Buildings and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, address, number or designation of any Building or the Project without liability to Tenant; provided, however, if the address of any Building and/or the Project is changed by Landlord, Landlord agrees to provide Tenant with no less than sixty (60) days prior written notice and to reimburse Tenant for all expenses reasonably incurred by Tenant in conjunction with such address change (including, without limitation, the cost of changing Tenant’s stationery and of notifying Tenant’s clients and customers of Tenant’s new address of the Building and/or the Project), not to exceed Five Thousand Dollars ($5,000.00) in the aggregate.

        SECTION 2.4.    LANDLORD’S RESPONSIBILITIES.

(a)    Landlord shall correct, repair or replace, at Landlord’s sole cost and expense and not as a Building Cost, any failure of the structural components of the roof, foundations, footings and load-bearing walls of any Building. The foregoing obligation, however, shall not apply to the extent any such failure is caused by the negligence or improper use of such structural components by Tenant, its employees, agents, contractors, licensees or invitees, in which case Tenant shall be responsible for the reasonable costs of such corrections, repairs and/or replacements. The corrections, repairs or replacements required of Landlord or of Tenant in the preceding sentences of this Section 2.4(a) shall be made promptly following notice from the other party.

3

(b)    Landlord shall correct, repair or replace, at Landlord’s sole cost and expense and not as a Building Cost, any non-compliance of Landlord’s Shell Building Work (as defined in the Work Letter hereto) and the Common Areas with all applicable laws, regulations, ordinances, building permits and building codes, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”), in effect as of the Commencement Date of the applicable Phase of the Premises. Said costs of compliance shall be Landlord’s sole cost and shall not be part of Building Costs. Landlord shall correct, repair or replace any non-compliance of the Shell Building Work and the Common Areas with any revisions or amendments to the ADA which become effective after the Commencement Date of the applicable Phase, provided that the amortized cost of such repairs or replacements (amortized over the useful life thereof using a market cost of funds reasonably determined by Landlord) shall be included as Building Costs payable by Tenant. All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense. The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Section 2.4(b) shall be made promptly following notice of non-compliance from any applicable governmental agency.

(c)    Landlord warrants to Tenant that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems in each Phase of the Premises shall be in good operating condition on the Commencement Date of such Phase and thereafter during the initial twelve (12) months of the Term of each Phase. In the event any non-compliance with such warranty exists, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s cost and expense. Further, in connection with the construction of the Shell Building Work pursuant to the Work Letter, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties. If Tenant is required to make repairs to any component of the Premises or any of its systems not covered by the Landlord’s warranty contained in this Section 2.4 but for which Landlord has obtained a contractor’s or manufacturer’s warranty, then Landlord shall, upon request by Tenant, use its good faith efforts to pursue its rights under any such warranties for the benefit of Tenant.

ARTICLE III.    TERM

SECTION 3.1.    GENERAL.    The term of this Lease (“Term”) shall be staggered, with each of the Phase I Premises, Phase II Premises, and Phase III Premises having a separate lease term. The term for the Phase I Premises (“Phase I Term”) shall commence (“Phase I Commencement Date”) on the earlier of (i) one hundred fifty (150) days following the date this Lease is fully executed by all parties or (ii) the date Tenant commences its business operations in any portion of the Phase I Premises. Because the Phase I Premises shall be the initial space leased hereunder by Tenant, the Phase I Commencement Date shall also be referred to herein as the “Commencement Date” of this Lease. The Phase I Term shall continue for five (5) years following the Phase I Commencement Date, plus such additional days as may be required to cause the Phase I Term to expire on the final day of the calendar month. The term for the Phase II Premises (“Phase II Term”) shall commence (“Phase II Commencement Date”) on the earlier of (i) one hundred twenty (120) days after Landlord tenders the Phase II Premises to Tenant in a condition ready for Tenant to begin construction of its Tenant Improvements therein pursuant to the Work Letter attached hereto as Exhibit X or (ii) the date Tenant commences its business operations in any portion of the Phase II Premises. The Phase II Term shall continue for five (5) years following the Phase II Commencement Date, plus such additional days as may be required to cause the Phase II Term to expire on the final day of the calendar month. The term for the Phase III Premises (“Phase III Term”) shall commence (“Phase III Commencement Date”) on the earlier of (i) one hundred twenty (120) days after Landlord tenders the Phase III Premises to Tenant in a condition ready for Tenant to begin construction of its Tenant Improvements therein pursuant to the Work Letter attached hereto as Exhibit X or (ii) the date Tenant commences its business operations in any portion of the Phase III Premises. The Phase III Term shall continue for six (6) years following the Phase III Commencement Date, plus such additional days as may be required to cause the Phase III Term to expire on the final day of the calendar month. It is understood that substantial completion of the Shell Building Work shall not be a prerequisite to Landlord’s tender of either the Phase II Premises or the Phase III Premises so long as any remaining construction activity by Landlord does not unreasonably interfere with the prosecution or delay the construction of the Tenant Improvement work by Tenant. Landlord shall use its diligent efforts to tender both the Phase II Premises and the Phase III Premises to Tenant, ready for the commencement of Tenant Improvement construction therein, by not later than December 1, 2000 and February l, 2001, respectively (the “Target Dates”), it being understood that Landlord’s delivery of either Phase may occur prior to those Target Dates.

Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date (“Expiration Date”) of each Phase of the Premises. Tenant’s failure to execute any such form shall not affect the validity of Landlord’s determination of those dates in accordance with this Section 3.1.

        SECTION 3.2.    DELAY IN POSSESSION.    If Landlord, for any reason whatsoever, cannot deliver possession of Phase II and/or Phase III of the Premises to Tenant, ready for Tenant to begin Tenant Improvement construction, on or before the applicable Target Date, then except as specifically provided below, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, if for reasons other

4

than matters beyond Landlord’s reasonable control as described in Section 20.9 below, Landlord is unable to so deliver the Phase II Premises and/or Phase III Premises, or any Building(s) therein, by April 1, 2000 and June 1, 2001, respectively (“Outside Dates”), then Tenant shall have the right to terminate this Lease as to the Building(s) not so timely delivered upon ten (10) days prior written notice to Landlord delivered at any time following the applicable Outside Date(s) and prior to Landlord’s delivery of the applicable Building(s), and this Lease shall terminate as to the applicable Building(s) ten (10) days after such notice unless Landlord shall deliver same within said ten (10) days. Notwithstanding the foregoing, if from time to time (but not more often than three times) Landlord determines that it will not be able to deliver the Phase II Premises and/or Phase III Premises, ready for Tenant Improvement construction, by the applicable Outside Date, Landlord shall deliver to Tenant a written notice setting forth Landlord’s opinion as to the revised date(s) by which it shall be able to so deliver the applicable Phase(s) to Tenant. Within five (5) business days following delivery of that notice, Tenant may elect by written notice to Landlord to terminate this Lease as to the applicable Phase(s); otherwise, the Outside Date(s) for such Phase(s) shall be deemed extended to the revised date(s) set forth in Landlord’s notice.

SECTION 3.3.    RIGHT TO EXTEND.    Provided that Tenant is not then in default under any provision of this Lease, Tenant shall have the right to extend the Phase I Term, Phase II Term, and/or the Phase III Term for one (1) period of sixty (60) months each (collectively, “Phase Extension Term”). Tenant shall exercise such rights to extend by and only by delivering to Landlord, not less than twelve (12) months or more than fourteen (14) months prior to the scheduled expiration date of the Phase I Term, Phase II Term, and Phase III Term, as applicable, Tenant’s written notice of its irrevocable election to extend the applicable Phase (the “Exercise Notice”). It is understood that should Tenant fail timely to exercise its extension right as to any Phase, then Tenant’s rights under this Section with respect to that Phase shall lapse and Tenant shall have no further right to extend the Term of that Phase or of any subsequent Phase.

The Basic Rent payable under the Lease during each Phase Extension Term shall be at the prevailing rental rate and other economic terms for commercial space being leased in the Project and in other comparable projects in the vicinity with a term commencing at or about the commencement of the applicable extension period (the “Prevailing Rate”); provided that greatest weight shall be given to transaction within the Project. In determining the Prevailing Rate, consideration shall be given to recent new and renewal leases with non-equity tenants. The Prevailing Rate shall reflect the rental rate and terms payable in those third party transactions, taking into account pertinent economic concessions then generally being granted by landlords such as “free rent,” parking charge limitations, and the like. It is understood, however, that no consideration shall be given to brokerage commissions, lease “takeover” payments, moving allowances, or tenant improvement allowances (other than retrofit allowances granted to renewal tenants). The rental rates payable in any third party transactions executed more than six (6) months prior to the commencement of the extension period shall be reasonably extrapolated; if applicable, to reflect anticipated changes in the Prevailing Rate based on current rental trends.

Following Tenant’s delivery of each Exercise Notice, but not later than nine (9) months prior to the Expiration Date of the Phase I, Phase II, or Phase III Term, as applicable, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s calculation of the Prevailing Rate for the applicable Phase Extension Term based on the foregoing criteria. Should Tenant dispute Landlord’s calculation, then Tenant may, by written notice to Landlord within thirty (30) days following Landlord’s Notice, submit the reasonableness of Landlord’s calculation of the Prevailing Rate to arbitration in accordance with Section 22.7 of the Lease (the “Arbitration Election”). Should Tenant fail timely to make the Arbitration Election, then Landlord’s determination of the Prevailing Rate shall be conclusive.

Within twenty (20) days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the applicable Phase Extension Term and Tenant shall execute and return same to Landlord within ten (10) days. Should the Prevailing Rate not be established by the commencement of any Phase Extension Term, then Tenant shall continue paying rent at the rate in effect during the month preceding such commencement, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

The right to extend granted in this Section shall be personal to Cisco Systems, Inc., a California corporation, or any Tenant Affiliate to which this Lease may be assigned. Any other attempt to assign or transfer such right shall be void from its inception. Time is specifically made of the essence in this Section.

ARTICLE IV.    RENT AND OPERATING EXPENSES

SECTION 4.1.    BASIC RENT.    From and after the Commencement Date of each Phase of the Premises, Tenant shall pay to Landlord, without deduction or offset (except as otherwise expressly provided in this Lease), Basic Rent for such Phase in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the applicable Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date of the applicable Phase (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term of such Phase. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month’s Basic Rent for the Phase I Premises at the initial rate specified in Item 6 of the Basic Lease Provisions

5

shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due for the Phase I Premises. Installments of rent in the amount of one (1) full month’s Basic Rent for each of the Phase II Premises and the Phase III Premises, at the initial rates specified in Item 6 of the Basic Lease Provisions, shall be delivered to Landlord concurrently with Landlord’s delivery of the Phase II Premises and the Phase III Premises, respectively, to Tenant for the commencement of Tenant Improvement construction, which installments shall be applied against the Basic Rent first due for the respective Phase of the Premises.

SECTION 4.2.    OPERATING EXPENSES.

(a)    Tenant shall pay to Landlord, as additional rent, “Tenant’s Share” of “Building Costs” and of “Property Taxes,” as those terms are defined below, incurred by Landlord in the operation of the Buildings and Project. For convenience of reference, Property Taxes and Building Costs shall be referred to collectively as “Operating Expenses.” The term “Tenant’s Share” means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the floor area of the Premises then being leased by Tenant and the denominator of which is the total square footage of the floor area within all buildings in the Project to which such Operating Expenses relate, as of the date on which the computation is made. The rentable square footage of the Project may be adjusted from time to time in the event new buildings are constructed within or incorporated within the Project.

(b)    Commencing prior to the start of the fast full “Expense Recovery Period” (as defined below) of the Lease, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Operating Expenses for the Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30; provided that Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)    Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s actual owed amounts as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord’s right to require Tenant to pay Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within one hundred eighty (180) days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties and any future claims to the contrary shall be barred.

        Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements paid or incurred by Landlord, its employees, agents and/or contractors, with respect to the Operating Expenses in accordance with generally accepted accounting principles, consistently applied. Such records shall be kept at least until the expiration of any period granted herein to Tenant to contest or audit Landlord’s expense calculations for the applicable Expense Recovery Period. Landlord shall provide in reasonable detail the calculation of Tenant’s Share of the Operating Expenses. Provided Tenant is not then in default of any monetary covenant of this Lease (including, without limitation, the obligation to pay Basic Rent and/or Tenant’s Share of Operating Expenses), or any material non-monetary covenant, following written notice and the expiration of the applicable cure period, then Tenant shall have the right to have Tenant’s financial officer or a certified public accountant audit Landlord’s Operating Expenses, subject to the terms and conditions hereof. In no event, however, shall such auditor be compensated by Tenant on a “contingency” basis, or on any other basis tied to the results of said audit. Tenant shall give notice to Landlord of Tenant’s intent to audit within one hundred twenty (120) days following delivery of Landlord’s expense statement for each of the Expense Recovery Periods. Following at least ten (10) business days notice to Landlord, such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where the records are maintained in the San Jose area. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant’s employees and agents, to conduct such audit. Landlord shall make such records available to Tenant’s employees and agents, for inspection during normal business hours. Tenant’s employees and agents shall be entitled to make photostatic copies of such records, provided Tenant bears the expense of such copying, and further provided that Tenant keeps such copies in a confidential manner and does not discuss, display or distribute such copies to any other third party. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than four percent (4%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s Basic Rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding the results of such audit, such dispute shall be submitted to and resolved by JAMS as provided in Section 22.7 of this Lease.

All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be

6

held in strict confidence and, except as may be required pursuant to litigation and except for inadvertent disclosures despite Tenant’s reasonable efforts to keep the disclosed information confidential, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

(d)    Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Operating Expenses for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant within ten (10) days of Landlord’s determination of such overpayment.

(e)    If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then the estimate of Operating Expenses shall be increased for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, and the month for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f)    The term “Building Costs” shall include all expenses of operation and maintenance of the Buildings and of the Buildings’ proportionate share of the Project, if applicable (determined as the square footage of the Building divided by the square footage of all space in the Project), to the extent such expenses are not billed to and paid directly by Tenant, and shall include the following charges by way of illustration but not limitation: (1) water and sewer charges; (2) insurance premiums or premium equivalents for the reasonable costs of administering a self-insurance program should Landlord elect to self-insure any risk that Landlord has the right and/or may elect to insure pursuant to Section 10.2 hereof (provided that: (i) in no event shall Tenant be responsible for deductibles associated with earthquake or flood insurance premiums in excess of Ten Thousand Dollars ($10,000.00) per Building per year on an amortized basis over the useful life of the “capitalized” repairs or replacements resulting from the casualty giving rise to the payment of said deductibles [calculated at a market cost of funds, all as reasonably determined by Landlord using generally accepted accounting principles consistently applied] for each remaining year of useful life during the Term, and (ii) in the event that Landlord shall spread the cost of premiums or premium equivalents for earthquake and/or flood insurance other than on a straight per square foot basis over its leased portfolio throughout the State of California, then Landlord shall reasonably determine the geographic risks of its leased portfolio for insurance and flood insurance purposes and shall spread the costs of such coverage accordingly); (3) license, permit, and inspection fees (except for any such fees incurred for the construction of a building within the Project); (4) heat, light, and power; (5) air conditioning; (6) supplies; (7) materials; (8) equipment and tools (to the extent they do not constitute capital equipment); (9) the reasonable cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Buildings and/or Project (but not in connection with the development or redevelopment of the Project); (10) costs of repairs except to the extent provided below; (11) costs incurred in connection with compliance of any laws or changes in laws applicable to any then-existing building in the Project or the Common Areas (provided that, except for laws or changes in laws that pertain particularly to Tenant or to Tenant’s particular use of the Premises and/or only to the interior of the Premises [which shall be the sole responsibility of Tenant at its cost], to the extent such laws or change in laws require expenditures of a “capital” nature [as determined by generally accepted accounting principles, consistently applied], then such “capital” expenditure shall be amortized [using a market cost of funds as reasonably determined by Landlord] over the useful life of such asset and only the amortized cost thereof shall be includable in Building Costs during the remaining Term of the Lease); (12) the cost of any capital investments (other than tenant improvements for specific tenants) not excluded below to the extent of the amortized amount thereof over the useful life of such capital investments calculated at a market cost of funds, all as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, for each such year of useful life during the Term; (13) costs associated with the procurement and maintenance of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project provided such lines service and benefit any of the Buildings, and any other installation, maintenance, repair and replacement costs associated with such lines; (14) reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Buildings and/or Project, including both Landlord’s personnel and outside personnel; (15) any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and (16) a reasonable overhead/management fee for the professional operation of the Buildings and Project consistent with management fees for similar projects in the vicinity. Any such overhead management fee charged to Tenant shall not be in excess of those being charged for other comparable first-class business projects, including those owned by landlords other than Landlord, in the vicinity of the Project. It is understood that Building Costs may include competitive charges for direct services provided by any subsidiary or division of Landlord. In addition, except as otherwise expressly provided in the foregoing provisions of Section 4.2(f) of this Lease, Landlord agrees that Building Costs shall specifically exclude costs of a “capital” nature (other than repairs and replacements), including without limitation, capital improvements, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles consistently applied, except that: (i) the provisions of this Section 4.2(f) governing Tenant’s responsibility for laws and changes in laws shall be controlling as to the party’s responsibility for “capital” expenditures, and (ii) “capital” expenditures made to the Building or the Project which are reasonably intended to reduce Building Costs, but only to the extent of the actual savings realized.

7

Notwithstanding the provisions of this Section 4.2 to the contrary, Operating Expenses shall not include any cost or expense identified as the responsibility of Landlord and not an Operating Expense by the express terms of this Lease, and shall not include any of the following:

(1)    Leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Project, and similar costs incurred in connection with disputes with and/or enforcement of any lease with tenants, other occupants, or prospective tenants or other occupants of the Project;

(2)    “Tenant allowances”, “tenant concessions”, work letter payments, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for other tenants or occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for same;

(3)    Depreciation and other “non-cash” expense items;

(4)    Services, items and benefits for which Tenant or any other tenant or occupant of the Project specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Project pays third persons or services, items or benefits which are not generally made available to Tenant as an occupant of the Project;

(5)    Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Project, that would not have incurred but for such violation by Landlord;

(6)    Penalties for late payment of any Operating Expenses by Landlord, including, without limitation, with respect to taxes, equipment leases, etc.;

(7)    Payments in respect of overhead and/or profit to any subsidiary or Affiliate (hereinafter defined) of Landlord, as a result of a non-competitive selection process for services (other than the management fee) on or to the Project, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the costs that would have been paid if the services, goods, supplies or materials had been provided by parties unaffiliated with Landlord, of similar skill, competence and experience, on a competitive basis;

(8)    Payments of principal, finance charges or interest on debt or amortization on any deed of trust or other debt encumbering the Project, and rental payments (or increases in same) under any ground or underlying lease or leases encumbering the Project (except to the extent the same may be made to pay or reimburse, or may be measured by Property Taxes);

(9)    Except for a management fee which is reasonable and commercially competitive for similar projects in the area of the Project, costs of Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be) and wages, salaries and other compensation and benefits (as well as adjustments thereto) for all employees and personnel of Landlord above the level of manager for the Project, which costs would not be chargeable to Operating Expenses in accordance with generally accepted accounting principles, consistently applied;

(10)    Rentals and other related expenses, if any, incurred in leasing air conditioning systems or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Project and equipment which is leased on a temporary basis in emergency situations;

(11)    Advertising and promotional expenses;

(12)    Costs or expenses for the acquisition of sculpture, paintings or other works of art, but not the reasonable expenses of maintaining, repairing and insuring same;

(13)    Costs for which Landlord is compensated through or reimbursed by insurance;

(14)    Contributions to operating expense reserves (including tax reserves);

(15)    Contributions to political or charitable organizations;

(16)    Costs incurred in removing the property of former tenants and/or other occupants of the Project;

(17)    The costs of any “tap fees” or one-time lump sum sewer, water or other utility connection fees for the Project;

8

(18)    Costs or fees relating to the defense of Landlord’s title to or interest in the Buildings and/or the Project, or any part thereof;

(19)    Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Buildings and/or the Project;

(20)    All costs of the Shell Building Work including without limitation, initial construction costs of parking lots and landscaping within the Common Areas;

(21)    Capital repairs, alterations, additions, improvements or replacements connected with or arising from the renovation of the Project or any repairs or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Project or Common Areas;

(22)    Costs associated with damage or repairs to the Project or the Common Areas necessitated by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors; and

(23)    Executive salaries or salaries of service personnel to the extent (i.e., in the proportion, as reasonably calculated by Landlord) that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Project or Common Areas.

As used herein, the term “Affiliate” shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. “Control”, as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term “Affiliate” shall include any person or entity controlling or controlled by or under common control with any general partner of Landlord or any general partner of Landlord’s general partner.

(g)    The term “Property Taxes” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Buildings and/or the Project, and any improvements or fixtures located in any Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) reasonable costs and expenses incurred in contesting in good faith the amount or validity of any Property Tax by appropriate proceedings. Tenant’s Share of Property Taxes shall be reduced pro rata in the event of any Proposition 8 reassessment. In the event that current or future laws or regulations require that taxes be contested on an annual basis to continue to secure reductions in Property Taxes, then if such reduction would reasonably be available, Landlord agrees to contest the Property Taxes each year that the Property Taxes would increase by more than two percent (2%) per year but for such contest.

(h)    The term “Property Taxes” shall not include (1) personal property taxes of any kind, (2) any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, (3) any item to the extent included in Building Costs, or (4) reserves for future Property Taxes. If any Property Taxes are payable in installments over a period of time, Landlord shall not prepay same if such prepayment would increase the Property Taxes (taking into account the time value of money) otherwise payable hereunder by Tenant.

(j)    If Tenant reasonably believes that the amount of any Property Tax is improper for any reason, Tenant may notify Landlord in writing of Tenant’s desire that such Property Taxes be contested or challenged by Landlord with the applicable taxing authority. Tenant shall indicate the basis for Tenant’s contention that such taxes are improper in Tenant’s notice to Landlord. Upon receipt of any such request from Tenant, Landlord shall promptly meet with Tenant to discuss whether or not it is appropriate to initiate a challenge or contest of such taxes or to take no action with respect thereto. Landlord agrees that if Landlord is pursuing tax contests for other buildings within the Project, Landlord will also pursue such a contest for the Buildings if so requested by Tenant.

(k)    Any assessment of Property Taxes shall be deemed imposed in the maximum number of installments permitted by applicable laws, whether or not actually paid. In no event, however, shall Landlord impute any interest not actually incurred by Landlord, or any interest incurred due to a payment delinquency, in its computation of Property Taxes.

9

ARTICLE V.    USES

SECTION 5.1.    USE.    Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights of other occupants of the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or knowingly permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Buildings, the Project and/or their contents, and shall comply with all applicable and reasonable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function (to the extent such rules and regulations are provided to Tenant). Tenant shall comply at its expense with all present laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Buildings and/or Project, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof, and any amendments or modifications thereto which do not materially derogate the rights of Tenant or materially increase the obligations of Tenant hereunder. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant’s noncompliance.

SECTION 5.2.     SIGNS.    Tenant shall have the exclusive right to exterior signage for each Building leased in its entirety by Tenant, subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below). Except as provided in the foregoing or as otherwise approved in writing by Landlord, in its sole discretion, Tenant shall have no right to maintain identification signs in any location in, on or about the Premises, the Buildings or the Project and shall not place or erect any signs, displays or other advertising materials that are visible from the exterior of any Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written approval prior to installation (which approval may not be unreasonably withheld, conditioned or delayed), any covenants, conditions or restrictions encumbering the Premises, Landlord’s signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located (“Signage Criteria”), and any applicable municipal or other governmental permits and approvals. A copy of the current Signage Criteria for the Project is attached herein as Exhibit F. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof. If Tenant fails to maintain its sign, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, Landlord may do so at Tenant’s expense. Such signage rights may be transferred by Tenant to its subtenants and assigns, provided that any name proposed for exterior signage would not materially devalue the Project in Landlord’s reasonable determination.

        SECTION 5.3.    HAZARDOUS MATERIALS.

(a)    For purposes of this Lease, the term “Hazardous Materials” includes (i) any “hazardous materials” as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

        (b)    Except for Hazardous Materials reasonably required to conduct Tenant’s business in the Premises and disclosed to Landlord as provided in Section 5.3(c) below, Tenant shall not cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, generated, released, or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as cleaning supplies, photocopy toner, “White Out”, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of all such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products. Landlord may require that Tenant demonstrate that any such Hazardous Materials will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize any environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection

10

therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand; however, Tenant shall have no obligation to reimburse Landlord for any costs incurred in connection with any environmental consultant retained by Landlord pursuant to this Section unless Tenant shall be in default under this Section 5.3 and such costs are covered by Tenant’s indemnity contained in this Section 5.3.

(c)    Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Promptly following request by Landlord (but not more often than annually during the Lease Term), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, if any, which were stored, generated, used, released and/or disposed of on, under or about the Premises since the last such disclosure, as well as those items which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto to reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage, release and/or disposal of Hazardous Materials.

(d)    Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 5.3 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall use commercially reasonable efforts to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference absent Landlord’s willful misconduct. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

        (e)    If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to substantially the same condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation reasonable attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Buildings and the Project and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Buildings and the Project and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or knowingly permitted the release of Hazardous Materials on, under from or about the Premises or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s reasonable approval, specifying the actions to be taken by Tenant to return the Premises or the Project or any other real or personal property owned by Landlord to

11

the “Condition Substantially Existing” (as hereinafter defined) prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and to return the Premises, Project and/or other real or personal property owned by Landlord, as applicable, to the Condition Substantially Existing prior to the introduction of such Hazardous Materials, as required by such plan and this Lease. As used herein, the term “Condition Substantially Existing” shall mean that condition of the Project, Premises and/or other real or personal property owned by Landlord, as applicable, which is both: (i) in compliance with all applicable laws, rules, regulations and/or the agreement, consent, decree or other compromise of, or with, a governmental agency having jurisdiction with respect to such Hazardous Materials, and (ii) allows Landlord to market, release, sell and/or finance and refinance the Project, Premises and/or such real or personal property owned by Landlord, as applicable, without a material devaluation thereof as, and assuming no substantial change in use thereof from, a first-class business project. The provisions of this subsection (e) shall expressly survive the expiration or sooner termination of this Lease.

(f)    If the release of any Hazardous Materials on, under, from or about the Premises or the Project caused by Landlord, its authorized agents or employees, and not introduced by Tenant, its agents, employees, contractors, licensees, or invitees results in (i) injury to any person, or (ii) injury to or any contamination of the Premises or the Project at levels which require clean-up or remediation under applicable laws, Landlord, at its expense (which shall not be included in Operating Expenses), shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials, or to such condition as is satisfactory to all governmental agencies asserting jurisdiction, and to remedy or repair any such injury or contamination, including, without limitation, any clean-up, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.

(g)    If the release of Hazardous Materials caused by Landlord, its authorized agents or employees, renders the Premises untenantable in whole or in part or results in Tenant being required to vacate the Premises in whole or in part pursuant to an order or requirement of any governmental agency or authority, then the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Tenant hereunder for the period during which the Premises (or a portion thereof) remain so impaired shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired and for the period of such impairment. If the period of such impairment shall exceed seven (7) months, Tenant shall have the right to terminate this Lease as to the Building(s) so affected (or in its entirety if all Buildings are affected) upon written notice to Landlord given within ten (10) days following the passage of such seven (7) month period. Such termination pursuant to this Section 5.3(g) shall be effective as of the date of such notice, and Tenant’s rent hereunder shall, if applicable, thereupon be appropriately modified to reflect the reduction in size of the Premises.

(h)    Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials that may exist in or about the Project as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which were not caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees. Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions described in this Section 5.3(h). The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant (with attorneys reasonably acceptable to Tenant) from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

(i)    The obligations on the part of Landlord contained in Section 5.3(f) and 5.3(h) above shall not be binding on, or inure against, any lender acquiring the Premises by foreclosure of its mortgage or deed of trust or deed in lieu of foreclosure.

(j)    Except as disclosed in Section 5.3(h) above (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that, to the best of its actual knowledge without duty of inquiry or investigation whatsoever, there are no Hazardous Materials in or about the Premises which are in violation of any applicable federal, state or local law, ordinance or regulation.

ARTICLE VI.    COMMON AREAS; SERVICES

SECTION 6.1.    UTILITIES AND SERVICES.    Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon; provided, however, Tenant shall not be obligated to pay directly for any utilities, water, gas, electricity, sewer, heat, light, power, janitorial service, landscape maintenance, etc., to the extent such costs are billed to Tenant as Operating Expenses for the Project. Landlord shall not be liable for damages or otherwise for any failure or interruption

12

of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

Notwithstanding the foregoing, if as a result of the negligent actions or omissions of Landlord, its authorized agents or employees, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. Any disputes concerning the foregoing shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. The foregoing provisions shall not apply in case of damage to, or destruction of, the Premises, which shall he governed by the provisions of Article XI of the Lease.

SECTION 6.2.    OPERATION AND MAINTENANCE OF COMMON AREAS.    During the Term, Landlord shall operate, repair and maintain all Common Areas within the Project. The term “Common Areas” shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, and areas within multi-tenant buildings of the Project that are not part of any tenant suite and are accessible to multiple tenants (e.g., hallways and interior stairwells, common electrical rooms and roof access entries, common entrances and lobbies, and elevators and restrooms). Subject to the express provisions of this Lease, Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year and, subject to Landlord’s assessment of a reasonable charge therefor (which shall not include any profit) which takes into consideration factors such as, but not limited to, the increased wear and tear or the HVAC equipment itself, HVAC service in the Building shall be available to Tenant twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Any disputes concerning the foregoing shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease. Landlord’s operation, maintenance and repair of the Common Areas shall not unreasonably interfere with Tenant’s use and enjoyment of the Premises.

SECTION 6.3.    USE OF COMMON AREAS.    The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable and non-discriminatory rules and regulations as are prescribed from time to time by Landlord (“Rules and Regulations”), provided that any such Rules and Regulations not otherwise contained herein shall not increase Tenant’s liabilities or financial obligations under this Lease or materially adversely affect Tenant’s use of the Premises. Landlord shall operate and maintain the Common Areas, consistent with other first-class business projects in the area of the Project. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Building Costs unless excluded under Section 4.2 of this Lease or unless any particular cost incurred can be charged to a specific tenant of the Project. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by the Rules and Regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord in the exercise of its reasonable discretion, without liability to Tenant so long as Landlrod uses commercially reasonable efforts to minimize the impact such closure will have on Tenant’s use and occupancy of, and access to, the Premises and the parking areas associated with the Premises. Landlord’s exclusive control, operation, maintenance and repair of the Common Area shall be subject to Tenant’s parking rights contained in Section 6.4 below and to all other limitations contained in this Lease.

        SECTION 6.4.    PARKING.    Tenant shall be entitled, at no additional cost except as otherwise provided in this Section 6.4, to the use of the number of vehicle parking spaces set forth in Item 14 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles, sport utility vehicles, or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord (provided that periodic, temporary overnight parking of employee vehicles and vehicles used in the ordinary course of Tenant’s business shall be permitted), and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord, its agents, servants and employees.

13

Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial Term of each Phase of the Premises, to enforce parking charges with respect to such Phase (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by this Lease or by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Landlord agrees not to cause or permit the towing of any vehicle from parking within the Common Area without first attempting to contact Tenant to identify the owner of the vehicle in question. Landlord agrees to enforce all parking rights and restrictions and rules and regulations for the Project on an equal and non-discriminatory basis. Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in the Lease, Landlord shall not (without the written consent of Tenant not to be unreasonably withheld) restrict the use of or otherwise designate as reserved exclusively for the use of some other tenant of the Project that portion of the parking area allocated to Phases I, II and III of the Project.

SECTION 6.5.    CHANGES AND ADDITIONS BY LANDLORD.    Landlord reserves the right to make alterations or additions to the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings (other than the Buildings), parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises. No change by Landlord to the Common Areas shall: (i) materially impair access to and from the Premises from the parking areas, (ii) reduce the number or size of Tenant’s parking spaces granted under this Lease, or (iii) otherwise unreasonably interfere with Tenant’s access to and use of the Premises, the parking areas and the Common Areas adjacent to any Building in any material manner without Tenant’s prior written consent, which shall not be unreasonably withheld.

ARTICLE VII.    MAINTAINING THE PREMISES

SECTION 7.1.    TENANT’S MAINTENANCE AND REPAIR.    Tenant at its sole expense shall make all repairs necessary to keep the Premises and Buildings in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear or condemnation, including without limitation the electrical and mechanical systems within the Buildings, any air conditioning, ventilating or heating equipment which serves the Premises, all walls, roofing, exterior and interior surfaces, glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment; provided, however, Tenant shall have no obligation to repair, maintain or replace the foundations, footings, or structural elements or systems of any Building, the electrical, plumbing, sewer and other utility lines outside any Building, and any exterior landscaping, walkways, fencing, parking areas, and other Common Areas, all of which obligations shall be the sole responsibility of Landlord as provided in Section 7.2 below, subject to the terms of said Section 7.2 (including, without limitation, the provisions for “pass through” of such expenses as Building Costs as therein provided). As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. Tenant shall obtain preventive maintenance contracts from a licensed heating and air conditioning contractor to provide for regular inspection and maintenance of the heating, ventilating and air conditioning systems servicing the Premises, all subject to Landlord’s reasonable approval. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time, provided such standards are commercially reasonable. Landlord shall have the right at all times to inspect Tenant’s maintenance of all equipment (including without limitation air conditioning, ventilating and heating equipment), and may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. If Tenant fails to maintain or repair any portion of the Premises as required by this Section within thirty (30) days following written notice to Tenant, then Landlord may elect to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall promptly reimburse Landlord for all reasonable costs incurred upon submission of an invoice. Landlord agrees not to unreasonably withhold, condition or delay its approval of any preventive maintenance contracts, licensed contractors selected by Tenant with respect to Tenant’s maintenance and repair obligations, or the scheduling of any maintenance or repair by Tenant’s contractors.

        SECTION 7.2.    LANDLORD’S MAINTENANCE AND REPAIR.    Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair (in a manner consistent with the service, repair and maintenance of comparable first-class business projects in the vicinity of the Project) with respect to the foundations, footings and structural elements of the roof and shell of the Building, together with all landscaping, walkways, parking areas, Common Areas, exterior lighting, and electrical, plumbing, sewer and other utilities outside of the Buildings, except that Tenant (subject to the waiver of subrogation provisions contained in Section 10.5 of this Lease) at its expense shall make all

14

repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Except as expressly provided in the next succeeding paragraph, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations or footings unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Except as expressly otherwise provided in Section 2.4 of this Lease and subject to the exclusions from Operating Expenses contained in Section 4.2 of this Lease, all costs of any maintenance and repairs on the part of Landlord provided hereunder shall be considered part of Building Costs.

If Landlord shall fail to perform any repair obligations required under this Lease within thirty (30) days following Tenant’s written request for such repairs, or if Landlord shall fail to perform any repairs required under this Lease of an emergency condition within forty-eight (48) hours’ written notice from Tenant, then Tenant may elect to make such repairs at Landlord’s expense by complying with the following provisions. Before making any such repair, Tenant shall deliver to Landlord a notice for the need for such repair (“Self-Help Notice”), which notice shall specifically advise Landlord that Tenant intends to exercise its self-help right hereunder. Should Landlord fail, within ten (10) days following receipt of the Self-Help Notice (or within twenty-four (24) hours following notice in the event of necessary emergency repairs), to commence the necessary repair or to make other arrangements reasonably satisfactory to Tenant, then Tenant shall have the right to make such repair on behalf of Landlord. Landlord shall reimburse Tenant for the reasonable costs of such repairs within thirty (30) days following receipt of Tenant’s invoice for such costs, provided that in no event shall Tenant have the right to offset Basic Rent or any other charges payable by Tenant hereunder against such costs. It is understood that such reimbursement obligation shall be personal to Landlord, its successors and assigns, provided that no lender or other deed of trust holder succeeding to Landlord be liable for payment of any such amount. In the event that the work could affect the Building’s structural, mechanical, electrical, heating, ventilating, air conditioning, life safety or plumbing components or systems, then Tenant shall use only those contractors whose names are furnished by Landlord for such work. If those contractors are unwilling or unable to perform the work, or if Landlord fails to furnish the names of its contractors to Tenant prior to the commencement of the work by Tenant, Tenant shall retain the services of qualified, reputable and licensed, bonded contractors with like experience in similar building systems. Tenant shall be responsible for obtaining any necessary governmental permits before commencing the repair work. Tenant shall be liable for any damage, loss or injury resulting from said work to the extent of Tenant’s or its agent’s, employee’s or contractor’s negligence. Any disputes regarding these self-help provisions shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

        SECTION 7.3.    ALTERATIONS.    Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, but subject to the provision of the next succeeding sentence, Landlord’s consent shall not be required (but prior notice shall be given to Landlord) for alterations, additions or improvements to any individual Building during the Term which cost less than Two Hundred Thousand Dollars ($200,000.00) in the aggregate. Notwithstanding anything to the contrary contained in the preceding two (2) sentences, without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion, in no event shall any alteration, addition or improvement (i) affect the exterior of the applicable Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the applicable Building, including but not limited to the roof, or (iii) require any change to the floor plan of the Premises, any change to any structural or mechanical systems of the Premises, or any governmental permit as a prerequisite to the construction thereof, or (iv) interfere in any manner with the proper functioning of or Landlord’s access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the applicable Building, (v) utilize other than building standard materials as set forth in Exhibit X-1, or (vi) diminish the value of the Premises. Landlord may impose, as a condition to its consent, any requirements that Landlord in its reasonable discretion may deem reasonable or desirable, including but not limited to requirements as to the manner, time, and contractor for performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, all covenants, conditions and restrictions affecting the Project, and the Rules and Regulations. Tenant understands and agrees that Landlord shall be entitled to a supervision fee for any alterations work for which Landlord’s consent is required herein. Such supervision fee shall be in amount equal to two percent (2%) of the cost of any such work, not to exceed Two Thousand Dollars ($2,000.00). If any governmental entity requires, as a condition to any proposed alterations, additions or improvements to the Premises by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas, then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors (including, if required by Landlord, Landlord’s contractors) as Landlord may require in its sole discretion. Under no circumstances shall tenant make any improvement which incorporates any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, as provided in the next succeeding paragraph of this Section 7.3, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant’s request and to repair any damage to the Premises arising from that removal. Except as otherwise

15

provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all reasonable costs incurred.

As of the expiration or earlier termination of the Term, Landlord shall have the right to require Tenant to remove (i) any of the components of the initial Tenant Improvements to the Premises but only if Landlord notifies Tenant that such removal will be required at the time of Landlord’s approval of the plans therefor following a written request by Tenant as to whether or not Landlord will require such removal, and (ii) any subsequent alterations, additions or improvements, whether or not Landlord’s consent was required, but only if Tenant asked Landlord in writing before making such subsequent alterations, additions or improvements whether or not Landlord would require such removal and Landlord notified Tenant in writing within five (5) business days of its receipt of Tenant’s request that Tenant would have to remove such items upon the expiration of the Lease Term. If Landlord fails to respond to Tenant’s notice within the time required, Landlord shall be deemed to have not required the removal of the proposed alterations, additions or improvements. Landlord and Tenant agree that Tenant shall have the right, upon expiration or termination of this Lease, to remove any and all phone systems, furniture, fixtures and other personal property which are not permanently affixed to the Premises or which may be removed without significant change to the Premises (including floor coverings, draperies, and/or removable shelves) that are installed in the Premises at Tenant’s sole expense; provided, however, that Tenant shall, at its sole cost, repair any damage caused by such removal, reasonable wear and tear excepted.

SECTION 7.4.    MECHANIC’S LIENS.    Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any reasonable means, including payment of or defense against the claim giving rise to the lien. All reasonable and actual expenses so incurred by Landlord, including Landlord’s reasonable attorneys’ fees, and any foreseeable consequential or other damages proximately caused by such lien, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the Interest Rate set forth in Section 14.3 below until paid. Tenant shall give Landlord no less than ten (10) days’ prior notice in writing before commencing construction of any kind on the Premises (except for the Tenant Improvements) so that Landlord may post and maintain notices of nonresponsibility on the Premises.

SECTION 7.5.    ENTRY AND INSPECTION.    Landlord shall at all reasonable times, upon at least 24 hours’ written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Except in cases of emergency, Tenant may require that any such entry by Landlord and its representatives be accompanied by Tenant’s representatives for security and confidentiality purposes. Landlord shall have the right to use any and all reasonable means unless the circumstances to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Subject to the limitations on liability contained in Section 10.4 of this Lease, nothing contained in this Section 7.5 shall be deemed to relieve Landlord from any liability for damage to Tenant’s property arising as the result of the negligence or willful misconduct of Landlord, its employees or authorized agents.

ARTICLE VIII.    TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

During the Term, Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and against any alterations, additions or like improvements made to the Premises by or on behalf of Tenant. When possible Tenant shall cause its personal property and alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant’s personal property, and/or alterations are levied against Landlord or Landlord’s property and if Landlord pays the same, or if the assessed value of Landlord’s property is increased by the inclusion of a value placed upon the personal property and/or alterations of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

ARTICLE IX.    ASSIGNMENT AND SUBLETTING

        SECTION 9.1.    RIGHTS OF PARTIES.

(a)    Notwithstanding any provision of this Lease to the contrary, except for “Permitted Transfers” as provided below, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord’s prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed, all in accordance with the provisions of Section 9.1(b) below. Except for Permitted Transfers, no assignment

16

(whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such assignment or subletting or attempted assignment or subletting shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord’s standard for consent as set forth in Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

(b)    If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment, including a copy of the proposed assignment or sublease form; (iv) evidence of insurance of the proposed assignee or subtenant complying with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee or subtenant; and (vi) any other information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (e) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Project; (2) the proposed assignee or subtenant has not been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property arising out of the proposed assignee’s or subtenant’s actions or use of the property in question and is not subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material; (3) at Landlord’s election, insurance requirements shall be brought into conformity with Landlord’s then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days (or such longer period as is reasonably required if the proposed subtenant or assignee is not a public company) of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent, and/or a certification signed by the proposed subtenant or assignee that it has not been evicted or been in arrears in rent at any other leased premises for the 3-year period preceding the request for Landlord’s consent; (5) any proposed subtenant or assignee demonstrates to Landlord’s reasonable satisfaction a record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Project or a prospect with whom Landlord is actively negotiating to become a tenant at the Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord.

If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) business days following receipt of Tenant’s written request, the information set forth above, and the fee set forth below.

Tenant’s exterior signage rights described in Section 5.2 of this Lease may be assigned in connection with an assignment of the Lease, subject to the restrictions set forth in that Section 5.2.

        (c)    Notwithstanding the provisions of Subsection (b) above, in lieu of consenting to a proposed assignment of this Lease, or a subletting of more than fifty percent (50%) of the floor area of any Building (but exclusive of any such sublease which would expire, after exercise of any renewal option therein, earlier than six (6) months prior to the applicable Expiration Date hereof), Landlord may elect to (i) sublease the portion of the Premises proposed to be subleased, or take an assignment of Tenant’s interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant’s name or the continuation of Tenant’s business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant. If Landlord elects to exercise its recapture rights herein provided, Landlord shall first notify Tenant of such election in writing. Tenant shall have five (5) business days thereafter to notify Landlord that it desires to revoke its proposed subletting or assignment, and if Tenant so notifies Landlord, Landlord’s recapture rights as to such proposed subletting or assignment shall thereupon terminate. If Tenant fails to so notify Landlord within said 5 business days, Tenant’s right to revoke said subletting or assignment shall thereupon terminate. The provisions of this Section 9.1(c) shall not apply to any Permitted Transfer.

        (d)    Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion, plus (ii) Tenant’s direct out-of-pocket costs such as legal fees, tenant improvement or brokerage commissions costs which Tenant certifies to Landlord have

17

been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord’s option, by Tenant. At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this subsection.

(e)    Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) if and when any transfer hereunder is requested by Tenant. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed assignee/sublessee, and Landlord shall not be obligated to commence such review and evaluation unless and until such fee is paid.

SECTION 9.2.    EFFECT OF TRANSFER.    No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article and in a commercially reasonable form. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

SECTION 9.3.    SUBLEASE REQUIREMENTS.    The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

(a)    Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a pact of such sublease, with “Landlord” hereunder meaning the sublandlord therein and “Tenant” hereunder meaning the subtenant therein.

(b)    Tenant hereby irrevocably assigns to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

(c)    Except for any sublease(s) to any “Tenant Affiliate(s),” in the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant’s entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord’s consent or for any advance rental payment by the subtenant in excess of one month’s rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

        SECTION 9.4.    CERTAIN TRANSFERS.    Notwithstanding anything to the contrary in this Article IX, Landlord’s consent shall not be required in connection with a transfer of Tenant’s interest in the Lease, or any portion thereof, to any of the following persons or entities: (a) any person(s) or entity who controls, is controlled by or is under common control with Tenant, (b) any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity or (c) any person or legal entity which acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as a “Tenant Affiliate” and any transfer to a Tenant Affiliate is referred to as a “Permitted Transfer”); provided that before such transfer shall be effective, (x) the Tenant Affiliate shall, in the case of an assignment, assume in full the obligations of Tenant under this Lease, (y) Landlord shall be given written notice of the transfer and (z) the use of the Premises or portion thereof by the Tenant Affiliate shall be as set forth in Item 3 of the Basic Lease Provisions. For purposes of this paragraph, a public or private offering of Tenant stock is a Permitted Transfer and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The “recapture” provisions of Section 9.1(c) and the bonus rental provisions of Section 9.1(d) of this Lease shall not apply to any Permitted Transfers. For purposes of this Section 9.4, the co-location by any third parties of computer or telecommunications equipment within any Building shall constitute a Permitted Transfer if such co-location is related to Tenant’s business operations in the Premises.

18

ARTICLE X.    INSURANCE AND INDEMNITY

SECTION 10.1.    TENANT’S INSURANCE.    Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

SECTION 10.2.    LANDLORD’S INSURANCE.    Landlord shall provide the following types of insurance, in amounts and coverages as may be determined by Landlord in its reasonable discretion provided such amounts, coverages and deductibles are reasonable and comparable to coverages maintained on comparable business projects in the area: “all risk” property insurance, subject to standard exclusions covering the Building and the Project, and commercial general liability coverage in amounts of not less than Two Million Dollars ($2,000,000.00) on an “occurrence” basis. Further, Landlord may, in its sole and absolute discretion, obtain coverage for such other risks as Landlord or its mortgagees may from time to time deem appropriate, including without limitation, coverage for leasehold improvements and/or earthquake and flood (provided, however, that the cost of earthquake and flood insurance shall not be included as an Operating Expense unless Landlord elects or is required to carry such coverage on the entire Project). Landlord shall not be required to carry insurance of any kind on Tenant’s property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord elects or is required to provide insurance hereunder; provided, however, that in the event that Landlord transfers its fee interest in the Project including the Premises (other than to an entity affiliated with, controlled, controlling or under common control with Landlord, or in which Landlord retains an interest), such transferee shall demonstrate a financial net worth of at least One Hundred Million Dollars ($100,000,000.00), and in the absence of such financial net worth, such transferee shall instead maintain insurance coverage as required by this Section 10.2 from third-party insurance carrier(s).

SECTION 10.3.    JOINT INDEMNITY.

(a)    To the fullest extent permitted by law, but subject to the express limitations on liability contained in Section 10.5 of this Lease, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, or from any negligence or willful misconduct of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant’s, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant’s part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord (but subject to the reimbursement provisions hereinafter provided), defend Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys’ fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney’s fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord’s request, Tenant shall at Tenant’s sole cost and expense, retain a separate attorney selected by Landlord and reasonably acceptable to Tenant to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this Subsection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

        (b)    To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the operation, maintenance or repair of the Common Areas, the Project and/or the Buildings by Landlord or its employees or authorized agents. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, the Project or the Buildings by Landlord or its authorized agents or employees, Landlord shall accept any tender of defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant (but subject to the reimbursement provisions hereinafter provided), defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys’ fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney’s fees and costs

19

for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant’s request, Landlord shall at Landlord’s sole cost and expense, retain a separate attorney selected by Tenant and reasonably acceptable to Landlord to represent Tenant in any such suit if Tenant reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct or Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

SECTION 10.4.    LANDLORD’S NONLIABILITY.    Subject to the express indemnity obligations contained in Section 10.3(b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord for loss of or damage to any property or personal injury, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in any Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant’s business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God (except with respect to restoration obligations pursuant to Article XI below), acts of civil disobedience or insurrection, acts or omissions (criminal or otherwise) of any third parties (other than Landlord’s employees or authorized agents), including without limitation, any other tenants within the Project or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the applicable Building. Except as expressly otherwise provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of a Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, any Building or the Project and of defects in any improvements or equipment.

SECTION 10.5.    WAIVER OF SUBROGATION.    Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage would be covered under any “all risk” property insurance policies required by this Article X; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any “all-risk” property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. The provisions of this Section shall not limit any indemnification provisions contained in this Lease.

ARTICLE XI.    DAMAGE OR DESTRUCTION

SECTION 11.1.    RESTORATION.

(a)    If any Building is damaged (each a “Damaged Building” and collectively the “Damaged Buildings”), Landlord shall diligently repair that damage as soon as reasonably possible, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is not covered by Landlord’s fire and extended coverage insurance (or, if Landlord is self-insuring, would not be covered by a standard “all-risk” policy, subject to standard exclusions), plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant’s Share); or (ii) Landlord reasonably determines that the Damaged Building(s) cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; or (iii) the damage occurs during the final twelve (12) months of the Term with respect to the Damaged Building(s). Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate with respect to the Damaged Building(s) only as of the date of that notice.

        (b)    Unless Landlord elects to terminate this Lease with respect to the Damaged Building(s) in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term with respect to the Damaged Building(s) and Landlord shall promptly notify Tenant in writing of Landlord’s election to restore the Damaged Building(s) and of the time Landlord estimates to complete such restoration; provided that so long as Tenant is not in default under this Lease beyond any applicable cure period, if the damage is so extensive that Landlord

20

reasonably determines that the Damaged Building(s) cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant’s substantial use and enjoyment of the Premises within two hundred seventy (270) days after the date of damage, then Tenant may elect to terminate this Lease with respect to the Damaged Building(s) by written notice to Landlord within the sixty (60) day period stated in subsection (a). To the extent space is available in Landlord’s portfolio to satisfy Tenant’s temporary space requirements during any period of restoration of any Damaged Building(s), Landlord shall make such space available to Tenant at a fair market rental rate.

(c)    Commencing three (3) business days following the date of any damage to any of the Buildings, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Damaged Building that is rendered unusable by the damage from time to time bears to the total floor area of the Damaged Building.

(d)    Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, and subject to the provisions of Section 10.5 above, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, but only to the extent such damage is not covered by a standard policy of “all risk” insurance (whether or not Landlord is self-insuring). In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

(e)    Tenant shall fully cooperate with Landlord in removing Tenant’s personal property and any non-structured debris from the Damaged Building(s) to facilitate all inspections of the Damaged Building(s) and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the applicable Building following any damage or destruction thereto, Landlord may restrict entry into the Building by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant’s rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Building. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require. If damage or destruction rendering any Building unusable occurs during the final twelve (12) months of the Term of the Phase of which such Building is a part, or during the final twelve (12) months of any extension period thereof, which cannot be repaired within one hundred twenty (120) days following such damage or destruction, Tenant shall have the option to terminate the Lease as to the applicable Building by providing Landlord written notification of Tenant’s election to terminate within thirty (30) days after the damage occurs. For all purposes of this Section 11.1, damage to the parking areas and access to any Building shall be deemed damage to the Building.

(f)    In the event this Lease is terminated pursuant to Section 11.l with respect to one or more Buildings only, Tenant’s obligation to pay Basic Rent shall decrease by the amount of Basic Rent payable with respect to such Building(s). This amount shall be equal to the product of the Basic Rent for the Phase in which such Building(s) exists multiplied by a fraction, the numerator of which is the floor area of the Building(s) for which the Lease has terminated and the denominator of which is the floor area of the Phase.

SECTION 11.2.    LEASE GOVERNS.    Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE XII.    EMINENT DOMAIN

SECTION 12.1    TOTAL OR PARTIAL TAKING.    If all or a material portion of any Building which materially impairs Tenant’s ability to conduct business from such Building is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease as to such Building effective as of the date possession is required to be surrendered to the authority. In the event title to any Building is taken or sold in lieu of taking, and if Landlord elects to restore that Building in such a way as to materially alter the Building, either party may terminate this Lease as to such Building, by written notice to the other party, effective on the date of vesting of title. Should either party so elect to terminate, the Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to reflect the square footage reduction. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Building to substantially its condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Building of which, Tenant is deprived on account of the taking and restoration. In addition, Tenant’s Share of Operating Expenses shall be adjusted to reflect the taking. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

21

SECTION 12.2.    TEMPORARY TAKING.    No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

SECTION 12.3.    TAKING OF PARKING AREA.    In the event there shall be a taking of the parking area associated with any Building such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may (after consultation with Tenant as to the location of such substitute parking) substitute reasonably equivalent parking in a location reasonably close to the applicable Building; provided that if Landlord fails to make that substitution within thirty (30) days following the taking and if the taking materially impairs Tenant’s use and enjoyment of the applicable Premises, Tenant may, at its option, terminate this Lease as to such Building by written notice to Landlord. Absent such termination by Tenant, there shall be no abatement of rent and this Lease shall continue in effect. Any dispute regarding the substitution of parking spaces under this Section 12.3 shall be submitted to and resolved by JAMS arbitration pursuant to Section 22.7 of this Lease.

ARTICLE XIII.    SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1.    SUBORDINATION.    At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease beyond any applicable cure period, this Lease shall not be terminated or Tenant’s quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. Any such subordination instrument presented for Tenant’s signature shall be in form reasonably acceptable to Tenant and shall contain nondisturbance provisions for Tenant’s benefit substantially in accordance with the provisions set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord’s successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Landlord represents and warrants to Tenant that, as of the execution of this Lease by Landlord, there is no ground or underlying lease or mortgage lien or deed of trust encumbering the Premises.

SECTION 13.2.    ESTOPPEL CERTIFICATE.    Tenant shall execute, acknowledge and deliver to Landlord an Estoppel Certificate (as defined below) within ten (10) business days of its receipt from Landlord of a form of Estoppel Certificate that is fully completed and factually accurate. For purposes of this Section 13.2, an “Estoppel Certificate” shall mean a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of the Premises.

SECTION 13.3.    FINANCIALS

(a)    Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time within ten (10) business days following Landlord’s written request (but not more often than twice in any calendar year), Tenant’s current financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser or encumbrancer of the Premises. Notwithstanding the foregoing, so long as Tenant is a publicly-traded corporation whose stock is traded on a nationally recognized exchange or NASDAQ, the “Statements” shall consist of Tenant’s most recently publicly disclosed financial statements.

(b)    Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission by any Statements to Landlord.

22

ARTICLE XIV.    DEFAULTS AND REMEDIES

SECTION 14.1.    TENANT’S DEFAULTS.    In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

(a)    The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of seven (7) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b)    Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord, except as permitted under Article IX above.

(c)    The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d)    The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

(e)    The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(f)    (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within sixty (60) days; or (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

SECTION 14.2.    LANDLORD’S REMEDIES
.
(a)    In the event of any default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)    Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1)    The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

(2)    The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)    The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises to the condition required upon surrender under this Lease, marketing costs,

23

commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and

(5)    At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii)    Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b)    The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c)    No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

SECTION 14.3.    LATE PAYMENTS.    Any rent due under this Lease that is not received by Landlord within ten (10) days of the date when due shall bear interest at the per annum rate of ten percent (10%), but not be exceed the maximum rate permitted by law (the “Interest Rate”), from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to five percent (5%) of the amount overdue (not to exceed Five Thousand Dollars ($5,000.00)) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

        SECTION 14.4.    RIGHT OF LANDLORD TO PERFORM.    All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part. Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent. Landlord shall provide Tenant with written notice and the appropriate cure period provided in the Lease before performing any act on behalf of Tenant and will provide Tenant with written request for any reimbursement payable under this Section 14.4.

24

SECTION 14.5.    DEFAULT BY LANDLORD.    Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. If Landlord shall default in the performance of any of its obligations under the Lease (after notice and an opportunity to cure as provided herein), Tenant shall have the right to pursue any and all remedies available to it as set forth in this Lease, at law, or in equity, subject to the express limitations contained in this Lease.

SECTION 14.6.    EXPENSES AND LEGAL FEES.    All sums reasonably incurred by Landlord in connection with any event of default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Interest Rate specified in Section 14.3 of this Lease. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

SECTION 14.7.    WAIVER OF JURY TRIAL.    LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

SECTION 14.8.    SATISFACTION OF JUDGMENT.    The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of the rent, insurance proceeds or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

SECTION 14.9.    LIMITATION OF ACTIONS AGAINST LANDLORD.    Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred. The foregoing provisions, however, shall not be applicable to any claim, demand or right of Tenant arising from or related to any obligations on Landlord’s part contained in Sections 5.3 and/or 10.3(b) of this Lease.

ARTICLE XV.    END OF TERM

SECTION 15.1.    HOLDING OVER.    This Lease shall terminate as to each Phase of the Premises without further notice upon the expiration of the Term of such Phase, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease as to that Phase, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over in any Building in any Phase for any period after the expiration (or earlier termination) of the Term of such Phase without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease as to the applicable Building(s) in the Phase. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent for the applicable Building(s) in the Phase shall be the greater of (a) one hundred fifty percent (150%) of the Basic Rent for such Building(s) in the Phase (which is equal to the product of the Basic Rent for the Phase multiplied by a fraction, the numerator of which is the floor area of the applicable Building(s) and the denominator of which is the floor area of the Phase) for the month immediately preceding the date of termination for the initial month of holdover, and one hundred seventy-five percent (175%) of the Basic Rent for such Building(s) in the Phase for the month immediately preceding the date of termination for each month of holdover thereafter, or (b) the then currently scheduled Basic Rent for comparable space in the Project. If Tenant fails to surrender any portion of the Premises upon the expiration of the Term thereof despite Landlord’s written demand to do so (which demand shall include notice to Tenant of a succeeding tenant and the need for Tenant’s immediate surrender), then Tenant shall be liable for Landlord’s foreseeable consequential and other damages (including, without limitation, reasonable attorney’s fees) proximately caused by such failure to surrender. Acceptance by Landlord of rent after the expiration or termination of the Term with respect to any Phase shall not constitute a consent to a holdover or result in a renewal of this Lease as to any Building(s) in such Phase. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

25

SECTION 15.2.    MERGER ON TERMINATION.    The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY.    Upon the Expiration Date of any Phase of the Premises or upon any earlier termination thereof, Tenant shall quit and surrender possession of that Phase of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, condemnation, and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the applicable portion of the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section following ten (10) days’ written notice from Landlord and failure to cure, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by “tenant upon demand. If Tenant fails to remove Tenant’s personal property from any Phase of the Premises upon the expiration of the Term thereof, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, following expiration or sooner termination of the Term of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE XVI.    PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset (except as otherwise expressly provided in this Lease), in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within ten (10) business days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the applicable calendar month and a three hundred sixty-five (365) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The date of giving of any notice shall be deemed to be the date upon which delivery is actually made (or attempted if said delivery is refused to rejected). If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. A copy of each notice to Tenant regarding payment of any amounts due to Landlord under this Lease and a copy of any notice of nonpayment required to be given to Tenant shall be mailed to the following address without the requirement of a return receipt for such notice:

Cisco Systems, Inc.
Work Place Resources
P.O. Box 6411837
San Jose, CA 95164-1837

ARTICLE XVII.    RULES AND REGULATIONS

Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, and Project and Common Areas (if applicable). Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, quests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Tenant’s agreement to abide by, keep and observe all reasonable rules and regulations which Landlord may make shall be limited to those rules and restrictions which are consistently applied by Landlord to all tenants of the Project in a non-discriminatory manner.

ARTICLE XVIII.    BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is(are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify

26

and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of any Phase of the Premises or if this Lease otherwise terminates prior to the Expiration Date of such Phase as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

ARTICLE XIX.    TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer (but shall not be relieved of all such obligations occurring during its period of ownership of the Premises), provided that (i) any funds held by the transferor in which Tenant has an interest (including, without limitation, the Security Deposit) shall be turned over by credit to the purchase price or otherwise, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law, and (ii) any such transferee shall assume, in writing, all non-accrued obligations of Landlord under this Lease, including the obligation to pay any portion of the Landlord’s Contribution (as defined in the Work Letter) that has not been funded. Notwithstanding the foregoing, no holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust actually receives the Security Deposit, nor shall the mortgagee or holder of the deed of trust be responsible for the Landlord’s Contribution. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE XX.    INTERPRETATION

SECTION 20.1.    GENDER AND NUMBER.    Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2.    HEADINGS.    The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3.    JOINT AND SEVERAL LIABILITY.    If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4.    SUCCESSORS.    Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5.    TIME OF ESSENCE.    Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6.    CONTROLLING LAW.    This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

SECTION 20.7.    SEVERABILITY.    If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall he valid and enforceable to the fullest extent permitted by law.

SECTION 20.8.    WAIVER AND CUMULATIVE REMEDIES.    One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach by Tenant of this lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have. The failure of Tenant or Landlord to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition of the Lease shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of a party to insist upon the performance by the other party of its obligations in strict accordance with said terms. Any payment of rents or other sums hereunder by

27

Tenant shall not, in and of itself, be deemed a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant’s knowledge of such preceding breach at the time of payment of such rent or other sums.

SECTION 20.9.    INABILITY TO PERFORM.    In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant’s reasonable control; provided, however, that if any matter beyond Tenant’s reasonable control delays Tenant’s substantial completion of the Tenant Improvements for any Phase or portion thereof, then unless and until Tenant takes occupancy of the Phase or any portion thereof, the Commencement Date for such Phase, and Tenant’s obligation to commence the payment of rent, shall be extended for the period of any such caused delay.

SECTION 20.10.    ENTIRE AGREEMENT.    This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11.    QUIET ENJOYMENT.    Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12.    SURVIVAL.    All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE XXI.    EXECUTION AND RECORDING

SECTION 21.1.    COUNTERPARTS.    This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2.    CORPORATE AUTHORITY.    Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon the Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of its board of directors’ resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER.    The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

SECTION 21.4.    RECORDING.    Tenant shall not record this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

SECTION 21.5.    AMENDMENTS.    No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

SECTION 21.6.    EXECUTED COPY.    Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

SECTION 21.7.    ATTACHMENTS.    All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

28

ARTICLE XXII.    MISCELLANEOUS

SECTION 22.1.    NONDISCLOSURE OF LEASE TERMS.    Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not, unless required or compelled by law, intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

SECTION 22.2.    GUARANTY.    As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor(s) listed in Item 7 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

SECTION 22.3.    CHANGES REQUESTED BY LENDER.    If, in connection with obtaining financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations or liabilities of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.4.    MORTGAGEE PROTECTION.    No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether an event of default exists under such beneficiary’s deed of trust.

SECTION 22.5.    COVENANTS AND CONDITIONS.    All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.6.    SECURITY MEASURES.    Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Building Costs.

SECTION 22.7.    JAMS

(a)    All claims or disputes between Landlord and Tenant arising out of or relating to the Lease, which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE or its successor (“JAMS”) in San Jose, California (or in San Francisco should JAMS no longer maintain an office in San Jose), unless the parties mutually agree otherwise; provided that should JAMS cease to exist or otherwise fail to maintain an office in the San Jose/San Francisco area, and should the parties be unable to agree on another arbitration service, then any arbitration hereunder shall be submitted to the American Arbitration Association pursuant to its Commercial Arbitration Rules. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this Section 22.7 shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

        (b)    Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

(c)    The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.
29

SECTION 22.8.    ROOF RIGHTS.    Tenant shall have the right to reasonably access and use each Building’s (a) roof to install, repair and maintain upon such roof telecommunication devices, such as satellite dishes and antennae or other similar devices, for the purpose of receiving and sending radio, television, computer, telephone or other communications signals for Tenant’s business operations and (b) internal passageways, shafts, utility connections, risers and conduits in order to connect such telecommunication devices to the Premises in the applicable Building. Tenant shall advise Landlord at least ten (10) days in advance of the planned installation of such devices and shall submit to Landlord for approval the specifications and manner of installation of the devices, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall Landlord be required to approve the installation of any device that would be visible from the exterior of the applicable Building. Tenant shall remove any device upon the expiration or sooner termination of the Term of the Phase of which such Building is a part, or sooner upon demand by Landlord if such device is interfering with third party transmissions or is otherwise creating a nuisance. Conversely, Landlord will use commercially reasonable efforts to resolve any interference with Tenant’s signals caused by another source in the Project. Tenant will be responsible for any damage caused by installing, maintaining or removing such devices.

SECTION 22.9.    CONTINGENCY.    It is understood that this Lease shall not be binding on Tenant unless and until Tenant receives the approval of its Board of Directors, or Executive Committee thereof if applicable, to the execution of this Lease. Tenant shall diligently and in good faith attempt to secure the requisite approval. In the event that such approval has not been obtained, and notification thereof delivered to Landlord, by 10:00 A.M. P.S.T. on March 31, 2000 (which notification shall include a verification reasonably acceptable to Landlord that the individual executing this Lease on behalf of Tenant was empowered to do so acting alone), then Landlord may at any time thereafter, but prior to its receipt of that notification, elect to terminate this Lease by written notice to Tenant. In no event shall any period required by Tenant to satisfy the condition subsequent set forth in this Section 22.9 extend the Commencement Date of this Lease.

LANDLORD:		TENANT:

IRVINE COMMUNITY DEVELOPMENT COMPANY, a Delaware corporation		CISCO SYSTEMS, INC., a California corporation

By:	THE IRVINE COMPANY, its authorized signatory

By:	/S/ RICHARD G. SIM	By:	/S/ CHRISTINE GARVEY
	Richard G. Sim, Group President Investment Properties,	Its:	VP

By:	/S/ WILLIAM R. HALFORD	By:
	William R. Halford, President, Irvine Office Company, a division of The Irvine Company	Its:

30

EXHIBIT A

SITE PLAN

[DIAGRAM]

EXHIBIT B

IRVINE COMMUNITY DEVELOPMENT COMPANY (“ICDC”)

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on the property of ICDC. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

INSIGNIA/ESG OF CALIFORNIA, INC.
160 West Santa Clara Street, Suite 1350
San Jose, CA 95113

Your cooperation in this matter is appreciated. If you have any questions, please call your property manager at (408) 288-2900 for assistance.

1.	GENERAL INFORMATION

Name of Responding Company:
Check all that apply:	Tenant	☐	Contractor	☐
	Prospective	☐	Existing	☐

Mailing Address:
Contact Person & Title:
Telephone Number: (      )              -

Current TIC Tenant(s):

Address of Lease Premises:
Length of Lease or Contract Term:

Prospective TIC Tenant(s):

Address of Proposed Lease Premises:
Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.
HAZARDOUS MATERIALS.    For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products	Yes	☐	No	☒
Biological Hazards/
Infectious Wastes	Yes	☐	No	☒
Radioactive Materials	Yes	☐	No	☒
Petroleum Products	Yes	☐	No	☒

2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity

N/A	N/A	N/A

1

2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ☐ No ☒

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.
HAZARDOUS WASTE.    For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Waste	Location and Method of Storage Prior to Disposal	Quantity

None	None	None

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location of Disposal Site	Disposal Method

N/A	N/A	N/A

3.3	Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the premises? Yes ☐ No ☒

If yes, please describe any existing or proposed treatment methods.

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ☐ No ☒

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills? Yes ☐ No ☒

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any clean-up actions undertaken in connection with the spills? Yes ☐ No ☐ N/A.

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.	WASTEWATER TREATMENT/DISCHARGE

5.1	Do you discharge industrial wastewater to:

☐    storm drain?            ☐ sewer?

2

☐ surface water?            ☒ no industrial discharge?

5.2	Is your industrial wastewater treated before discharge? Yes ☐ No ☐ N/A

If yes, describe the type of treatment conducted.

5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES

6.1	Do you have any air filtration systems or stacks that discharge into the air?

Yes ☐    No ☒

6.2	Do you operate any equipment that requires air emissions permits?

Yes ☐    No ☒

6.3	Attach copies of any air discharge permits pertaining to these operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous material at any given time? Yes ☐ No ☒

7.2	Has your company prepared a Hazardous Materials Disclosure – Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ☐ No ☒

If so, attach a copy.

7.3	Are any of the chemicals used in your operations regulated under Proposition 65? No

If so, describe the procedures followed to comply with these requirements.

7.4	Is your company subject to OSHA Hazard Communication Standard Requirements?

    Yes ☒    No ☐

If so, describe the procedures followed to comply with these requirements. See attachment

8.	ANIMAL TESTING

8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ☐ No ☒

If so, describe the activity.

8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ☐ No ☒

If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ☐ No ☒

If so, describe the actions and any continuing obligations imposed as a result of these actions.

3

9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ☐ No ☒

9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ☐ No ☒

9.4	If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:	/s/ Christine Garvey
Name:	Christine Garvey
Title:	V.P.
Date:	3/27/00

4

ATTACHMENT

The hazard communication standard is different from most OSHA standards. The principle purpose is to require employers to inform employees of the hazards associated with the use of chemicals in the workplace.

Scope

The Hazard Communication standard covers all potential workplace exposures involving hazardous substances as defined by Federal, State and local regulations.

Hazard Determination

Cisco Systems will not independently evaluate any of the hazardous substances purchased from suppliers and/or manufacturers. Rely upon the evaluation performed by the suppliers or by the manufacturers of the substances to satisfy the requirements for hazard determination.

Container Labeling

No container or hazardous substances should be released for use unless the container is correctly labeled and the label is legible.

All chemicals in bags, drums, barrels, boxes, cans, cylinders must be checked by the receiving department to ensure the manufacturer’s label in intact, is legible, and has not been damaged in any manner during shipment. Any containers found to have damaged labels must be quarantined until a new label has been installed.

The label must contain:

•	The chemical name of the contents
•	The appropriate hazard warnings
•	The name and address of the manufacturer, and any other information required.

All secondary containers shall be labeled. The information must include details of all chemicals which are in the referenced container.

Material Safety Data Sheets (MSDS)

Each MSDS must contain the following information

•
Identify.    The data sheet must contain the name of the chemicals found on the label. In addition, subject to deletion of legitimate trade secrets, it must give the chemical and common name of the substance. If the substance is a mixture and has not been tested as such, the data sheet must give the name of each hazardous constituent.

•	Characteristics. The data sheet must cite the physical and chemical characteristics of the chemical, such as vapor pressure, flash point. Etc.
•	Physical Hazards. Any potential for fire, explosion or reaction must be included in the data sheet.
•	Health Hazards. Signs and symptoms of exposure must be entered, as must all medical conditions that are likely to be aggravated by exposure.

1

EXHIBIT C

The following is hereby disclosed to Tenant:

(1)    The underlying real property of the Project had previously been used for agricultural purposes. The use of pesticides, herbicides, and fertilizers on the property is likely to have occurred, thereby increasing the potential for adverse environmental impact due to overspray, spills, leaks, and other releases. Pesticides have been detected in soil samples collected from other areas of the greater McCarthy Ranch, although at levels below regulatory cleanup criteria.

(2)    The subject property may in the past have been used to park and store farm vehicles and equipment. The operation, maintenance and repair of those items may have increased the potential for adverse environmental impacts due to spills and leaks of petroleum hydrocarbons.

EXHIBIT D

TENANT’S INSURANCE

The following standards for Tenant’s insurance shall be in effect at the Building. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1.    Subject to Tenant’s self-insurance rights set forth in Paragraph 5 below, Tenant shall, at its sole cost and expense, commencing on the date Tenant is even access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to bodily injury, owned and nonowned automobile, blanket contractual, independent contractors, broad form property damage (with an exception to any pollution exclusion with respect to damage arising out of heat, smoke or fumes from a hostile fire), fire and water legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and severability of interest, which policy(ies) shall be written on an “occurrence” basis and for not less than the amount set forth in Item 13 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, and subject to one (1) increase during the Term in an amount as Landlord may reasonably determine (but not to exceed a requirement of $3,000,000.00 of liability coverage); (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance; (iii) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “all risk” form in general use in the county in which the Premises are situated, insuring Tenant’s leasehold improvements; and (iv) loss of income/business interruption/extra expense insurance in amounts satisfactory to cover at least nine (9) months of loss of income from Tenant’s business in the Premises. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.    Except for those Hazardous Materials reasonably required to conduct Tenant’s business in the Premises, in the event Landlord consents to Tenant’s use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 5.3 of this Lease. Landlord shall have the continuing right to require Tenant, at Tenant’s sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance approved by Landlord (which approval shall not be unreasonably withheld), with coverage not less than One Million Dollars ($1,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord’s officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

3.    All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best’s rating of not less than “A-VII”. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance evidencing the applicable coverages of insurance required by this EXHIBIT D (except for the rental abatement insurance required hereby) shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord within ten (10) days after renewal of the coverage.

4.    Coverage provided by Tenant shall be primary and any coverage carried by Landlord shall be noncontributory except as to workers’ compensation insurance. Landlord, the Additional Insureds in Item 1l of the Basic Lease Provisions and any lender(s) of the Project designated by Landlord shall be named as an additional insured to the extent their interests may appear for general liability only. Insurer shall provide Landlord thirty (30) days prior written notice prior to cancellation or nonrenewal of coverage as provided for in the policy unless Tenant has arranged for replacement coverage with an alterative insurer meeting the rating requirements of Paragraph 3 of this Exhibit D with no material change in coverage and no lapse in time of coverage. A waiver of subrogation in favor of Landlord and the Additional Insureds shall be obtained by Tenant with respect to the insurance described in clauses (ii), (iii) and (iv) under Paragraph 1 above.

5.    Notwithstanding the foregoing provisions of this EXHIBIT D, Tenant shall have the right to self-insure with respect to the insurance required pursuant to this EXHIBIT D as long as (i) Tenant is a publicly-traded corporation whose stock is listed on a nationally recognized exchange or NASDAQ, (ii) Tenant maintains a net worth of at least One Hundred Million Dollars ($100,000,000.00) according to its most recently audited financial statements and (iii) Tenant governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded. Upon request, Tenant shall provide Landlord reasonably satisfactory evidence of Tenant’s satisfaction of the conditions set forth above.

1

EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.    Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.    The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3.    No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.    Except for the ordinary hanging of pictures, signs, white boards and other items of decoration not visible from the exterior of the Premises, Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.    The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.    Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

7.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any illegal purposes.

8.    Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9.    No animals shall be permitted at any time within the Premises except for animals assisting the disabled.

10.    Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11.    Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.

12.    No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior -written consent of Landlord not unreasonably withheld.

1

13.    Except as permitted under the Lease, no aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the prior written consent of Landlord not to be unreasonably withheld. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of the Tenant, and Tenant shall upon Landlord’s demand pay a removal fee to Landlord of not less than $200.00.

14.    The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be “broken down” prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash container or enclosures. The burning of trash, refuse or waste materials is prohibited.

15.    Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may reasonably require.

16.    No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

Landlord reserves the right to reasonably amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises provided such amendments, supplements and additional rules and regulations, if any, do not unreasonably interfere with Tenant’s use and enjoyment of the Premises and are enforced on a nondiscriminatory basis. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

2

EXHIBIT F

McCarthy Center
Tenant Sign Criteria

Tenant Program

January 2000

McCarthy Center Tenant Sign Criteria

Table of Contents

Introduction	1

Objective	1

Sign Review Process	1

Required Submittals	1

Non-Conforming Signs	2

Prohibited Signs	3

General Provisions and Construction Requirements	3

Design Guidelines	5

Sign Type Criteria	6

Exhibits:

Sign Location Plan	9

Primary Business Identification Signs:	9
Single-Tenant Buildings	9

Primary Business Identification Signs:	11
Multi-Tenant Buildings	11

Secondary Business Identification Signs:	13
Single-or Multi-Tenant Buildings	13

Building/Business Identification Monument Signs:	15
Single or Multi-Tenant Buildings	15

Building Entrance Information Signs:	16
Single-Tenant Buildings	16

McCarthy Center Tenant Sign Criteria

1.    Introduction

McCarthy Center is a 67.8 acre multi-building office development located adjacent to Interstate 880 in the City of Milpitas, California. Because signs are an important element contributing to the identity and quality of the project, this criteria has been designed to establish a unified and consistent display of all business identification signage within the project.

2.    Objective

The objective of the Sign Criteria is to provide design standards and specifications that assure consistency in quality, placement, size, color and method of illumination. All tenant signs shall be designed, fabricated and installed to be compatible with the project architecture and contribute to the overall character and aesthetic level of the project.

3.    Sign Review Process

This Sign Criteria applies to all business identification signage within McCarthy Center. All tenant business identification signage within McCarthy Center shall comply with the appropriate sections of this Criteria. Tenant or Tenant’s sign contractor should provide a complete sign proposal to the Landlord or Landlord’s Representative for review. All tenant signage shall be subject to the Landlord’s prior written approval as provided in this criteria. Upon approval, all signs will require a sign permit from the City of Milpitas.

The Tenant and/or Tenant’s sign contractor shall, prior to preparation of shop drawings and specifications:

A.	Review all architectural, structural and electrical documents as they relate to building walls at the proposed location of signage.

B.	Visit the project site to become familiar with as-built conditions including provisions for accessibility to sign’s installation and to verify all dimensions.

4.    Required Submittals

There is a formal process for the review and approval of tenant business identification signs at McCarthy Center. All such signs shall be reviewed for conformance with this criteria. Approval or disapproval of sign submittals shall remain the sole right of the Landlord or Landlord’s representative. If submittals are disapproved, the Tenant must resubmit revised plans until Landlord’s approval is obtained.

A.	The Landlord’s approval shall be based on the following criteria:

1.	Design, fabrication, color, method of illumination and placement on building fascia and/or monument sign.

2.	Proposed signage shall be in harmony with adjacent signage conditions and overall character of McCarthy Center.

1

McCarthy Center Tenant Sign Criteria

B.
Prior to sign fabrication, Tenant shall submit for Owner approval three (3) complete sets of detailed sign design and shop drawings. Sign drawings are to be prepared by a reputable, stated licensed sign contractor. All sign designs submitted for Landlord approval must conform to the requirement of the City of Milpitas. Submittals shall include:

1.
Fully dimensioned and scaled shop drawings at 1/2” = 1’- 0” scale, specifying exact dimensions, copy layouts, typestyles, materials, colors, means of attachment, method of illumination, electrical specifications and other details of construction.

2.	Elevation of building at minimum 1/4” = 1’- 0” scale illustrating the proposed sign design, location including all dimensions as they relate to the building and/or monument sign elevation.

3.	Section through letter and/or sign panel at 1/2” = 1’- 0” scale showing the dimensioned projection of the letter.

4.	Sample board showing colors and materials including building or monument fascia, letter returns and other sign details.

C.
A full set of final plans must be approved and stamped by the Landlord prior to permit application or sign fabrication. Following Landlord’s approval of proposed signage, Tenant or Tenant’s sign contractor must submit to the City of Milpitas applications for all permits for fabrication and installation of signage.

D.
Fabrication and installation of signs shall be performed in accordance with the standards and specifications outlined in this criteria and in the final approved plans and shop drawings. Any work deemed unacceptable shall be rejected and shall be corrected or modified at the Tenant’s expense as required by the Landlord.

E.	No signs may be added to, changed, or altered without review and approval by the Landlord and the City of Milpitas.

F.	Landlord, at his sole discretion, has the right to allocate sign locations and square footage allowances within the center, subject to the approval of the City of Milpitas.

5.    Non-Conforming Signs

Landlord may, at its sole discretion and at Tenant’s expense, correct, replace or remove any sign that is installed without written approval and/or that is deemed not to be in conformance with approved signage submittals.

2

McCarthy Center Tenant Sign Criteria

6.    Prohibited Signs

The following signs shall be prohibited:

A.	Exposed neon.

B.	Advertising devices such as banners, flags, attraction boards and posters.

C.	Hand lettered/painted signs.

D.	Window signs except where specifically approved by Landlord.

E.	Luminous-vacuum formed type plastic letters or symbols.

F.	Signs with “trim cap” retainers.

G.	Animated or moving sign components.

H.	Neon signs visible through windows.

I.	Roof mounted signs.

J.	Signs on background panels mounted to building.

K.	Signs identifying secondary business except where specifically approved by Landlord.

L.	All types of building mounted sign cabinets (acrylic faced sign cabinets with applied text and illuminated backgrounds or other signs where text is contained within a cabinet).

M.	Stickers, decals or paper signs hung on or behind or affixed to windows.

7.    General Provisions and Construction Requirements

A.
Notwithstanding the maximum square footages specified for copy area allowances, signs and typography in all cases shall appear balanced and in scale within the context of the sign space and the building as a whole. All signs shall fit comfortably into designated architectural spaces, leaving sufficient margins and negative space on all sides. Thickness, height and color of sign lettering shall be visually balanced and in proportion to other signs on the building.

B.	Dimensional letters and plaques shall be affixed without visible means of attachment, unless attachments make an intentional design statement.

C.
All sign fabrication work shall be of excellent quality. All logo images and typestyles shall be accurately reproduced. Lettering that approximates typestyles shall not be acceptable. Landlord reserves the right to reject any fabrication work deemed to be below standard.

3

McCarthy Center Tenant Sign Criteria

D.	Signs must be made of durable rust-inhibited materials that are appropriate and complimentary to the building.

E.	Paint on non-ferrous materials shall be Matthews Acrylic Polyurethane (or equal) over self etching primer.

F.
All ferrous and non-ferrous metals shall be separated with non-conducive gaskets to prevent electrolysis. In addition to gaskets, stainless steel fasteners shall be used to secure ferrous to non-ferrous metals.

G.	Threaded rods or anchor bolts shall be used to mount sign letters which are spaced out from background panel. Angle clips attached to letter sides will not be permitted.

H.	Paint colors and finishes must be reviewed and approved by Landlord. Color coatings shall exactly match the colors specified on the approved plans.

I.
Joining of materials (e.g. seams) shall be finished in such a way to be unnoticeable. Visible welds shall be ground smooth and finished with autobody filler. Rivets, screws and other fasteners that extend to visible surfaces shall be flush, filled and finished so as to be unnoticeable.

J.
Finished surfaces of metal shall be free from oil canning and warping. All sign finishes shall be free of dust, orange peel, drips and runs, and shall have a uniform surface conforming to the highest standards of the industry.

K.	Halo lit channel letters shall be pinned a minimum of 2” off building wall. Return depth shall be a minimum of 2-1/4”. Double tube neon shall be used where width of letter stroke exceeds 2-1/4”.

L.	All lighting must match the exact specifications of the approved working drawings.

M.
Brightness of illuminated signs shall be controlled by Landlord. Surface brightness of all illuminated materials shall be consistent in all letters and components of the sign. Dimmer control units shall be included in all signage lighting installations.

N.
All conduit, raceways, crossovers, writing ballast boxes, transformers, and other equipment necessary for sign connection shall be concealed. All bolts, fastenings and clips shall consist of enameling iron with porcelain enamel finish; stainless steel, anodized aluminum, brass or bronze; or carbon-bearing steel with painted finish. No black iron materials will be allowed.

4

McCarthy Center Tenant Sign Criteria

O.
Underwriter’s Laboratory-approved labels shall be affixed to all electrical fixtures. Fabrication and installation of electrical signs shall comply with all national and local building and electrical codes.

P.	Penetrations into building wall, where required, shall be trade waterproof.

Q.
Location of all openings for conduit sleeves and support in building walls shall be indicated by sign contractor on the Shop Drawings submitted to Landlord. The sign contractor shall install same in accordance with the approved Shop Drawings.

R.	In no case shall any manufacturer’s label be visible from the street or parking lots from normal angles.

S.	Coordination with building structural support and necessary modifications shall be the responsibility of the Tenant and/or Tenant’s sign contractor.

8.    Design Guidelines

The following guidelines are intended to help guide each Tenant and/or Tenant’s sign contractor in the design of high quality, sophisticated signage that is compatible with the quality level and architectural character of McCarthy Center.

A.	General Sign Design Criteria

1.	No advertising is permitted on any sign.

2.	Signs shall consist of individual halo lit letters only. Registered trademark/symbols may be contained within a cabinet, but can be halo lit only.

3.	Copy color should contrast with building color at sign location.

4.	Sign copy and symbols may not be located closer than one half copy or symbol height to any building edge and must be centered vertically on sign fascia.

5.	Maximum sign and symbol height for primary wall signs is 36 inches.

6.	Maximum sign and symbol height for secondary wall signs is 18 inches.

7.	Letters should be applied in a manner that avoids shadow distortions.

8.	Primary and secondary business identification wall-mounted signs may be illuminated.

5

McCarthy Center Tenant Sign Criteria

9.
Tenants may display their corporate symbols and/or logotypes provided that said images are architecturally compatible and approved by the Landlord. All type shall be arranged in a single line within designated sign areas. If a symbol and logotype combination is used, the symbol shall be centered horizontally to the logotype. The symbol or logotype shall not be combined with any type of support or secondary copy. Where an accepted corporate identity is composed of more than one line of copy, an exception may be trade subject to conditions at the sign’s location and Landlord’s approval.

10.	Color of building mounted signs shall be selected by Tenant subject to Landlord’s approval.

B.	Sign Maintenance

1.	Tenants shall be responsible for the maintenance of their signs. Paint finishes, attachment and illumination shall be kept in good repair.

2.	The Landlord may at its sole discretion and Tenant’s expense bring any sign determined to be unsatisfactorily maintained into an acceptable state of repair.

9.    Sign Criteria

Only those sign types outlined herein will be allowed unless specifically approved in writing by the Landlord and the City of Milpitas. Signage shall conform to the criteria specific to each sign type as well as to any general guidelines and provisions for sign treatments, colors and lighting outlined in this criteria.

See Exhibits A-2 thru A-6 as applicable for specific sign types.

A.	Building Mounted Signs

Permanent wall-mounted signs are mounted on building fascias for the purpose of identifying businesses occupying a building. The signs are limited to the following:

1.	Primary business identification signs, single-tenant buildings.

2.	Primary business identification signs, multi-tenant buildings.

3.	Secondary business identification signs, single- or multi-tenant buildings.

6

McCarthy Center Tenant Sign Criteria

4.	Building Address Signs

Project standard address numerals for all buildings will appear at locations determined by Landlord. The size, material and color of the numerals will be determined by Landlord and will comply with Fire Dept. requirements.

No other permanent business identification wall-mounted signs are permitted.

B.	Ground Mounted Signs

1.	On-site Building/Tenant Identification Monument Signs

One permanent ground mounted monument sign will be located adjacent to the primary entry to each building. The sign will display the address of the building and have space for up to four (4) tenant names. The format, materials, colors and method of illumination will be established by the Landlord. The signs will be standard throughout the project.

Tenant names will not be permitted to appear on any other ground mounted signs within the project boundaries.

See Exhibit A-5 for details.

2.	On-site Advisory Signs

Directional signs displaying building addresses will be located along major internal drive aisles. The signs may not be used for surrogate tenant identification.

3.	On-site Regulatory Signs

Project standard traffic control, notice of accessibility and other regulatory signage will be located at off-street entries and along drive aisles as required.

7

McCarthy Center Tenant Sign Criteria

Exhibit A-1

[DIAGRAM]

8

McCarthy Center Tenant Sign Criteria

Exhibit A-2

Primary Business Identification Signs
Single-Tenant Buildings

Purpose:	To identify the only occupant of a single-tenant building.

Location:	At the parapet level of the building on designated elevations. (Refer to Exhibit A-1.)

Sign Copy:	Limited to the name of business only. Subtitles and other copy are not allowed. Acceptable formats include: 1. Logotype only 2. Logotype and symbol 3. Symbol only Copy shall appear in a single line.

Maximum Number:	One (1) primary business identification sign is permitted per building elevation, one (1) per building corner, and a maximum of two (2) per building.

Maximum Size:
Signs may be located no closer than one half the letter or symbol height to any building edge. Maximum sign and symbol height is 36 inches. Maximum sign length is 20 times letter height. Refer to partial elevations on page 10 for details.

Type Face:	Corporate logotype with Landlord approval.

Color:	Tenant’s corporate color(s) subject to Landlord’s approval.

Sign Material:
Individual metal fabricated reverse channel letters and/or symbol only. No continuous cabinet or “can” sign forms are permitted. Exceptions for continuous sign forms may be granted for registered trademarks.

Method of Illumination:	Halo illumination with project standard white neon.

9

McCarthy Center Tenant Sign Criteria

Exhibit A-2 (continued)

[DIAGRAM]

[DIAGRAM]

10

McCarthy Center Tenant Sign Criteria

Exhibit A-3

Primary Business Identification Signs
Multi-Tenant Buildings

Purpose:	To identify the designated occupant of a multi-tenant building.

Location:	At the parapet level of the building on designated elevations. (Refer to Exhibit A-1.)

Sign Copy:	Limited to the name of business only. Subtitles and other copy are not allowed. Acceptable formats include: 1. Logotype only 2. Logotype and symbol 3. Symbol only Copy shall appear in a single line.

Maximum Number:	One (1) primary business identification sign is permitted per building elevation, one (1) per building corner, and a maximum of four (4) per building.

Maximum Size:
Signs may be located no closer that one half the letter or symbol height to any building edge. Maximum sign and symbol height is 36 inches. Maximum sign length is 20 times letter height. Refer to partial elevations on page 12 for details.

Type Face:	Corporate logotype with Landlord approval.

Color:	Tenant’s corporate color(s) subject to Landlord’s approval.

Sign Material:
Individual metal fabricated reverse channel letters and/or symbol only. No continuous cabinet or “can” sign forms are permitted. Exceptions for continuous sign forms may be granted for registered trademarks.

Method of Illumination:	Halo illumination with project standard white neon.

11

McCarthy Center Tenant Sign Criteria

Exhibit A-3 (continued)

[DIAGRAM]

[DIAGRAM]

12

McCarthy Center Tenant Sign Criteria

Exhibit A-4

Secondary Business Identification Signs
Single- or Multi-Tenant Buildings

Purpose:	To identify the designated occupants of a building.

Location:	At the first floor (eyebrow) level of the building on designated elevations. (Refer to Exhibit A-1.)

Sign Copy:	Limited to the name of business only. Subtitles and other copy are not allowed. Copy shall appear in a single line.

Maximum Number:	Maximum of two (2) signs are permitted per designated building elevation (either two secondary business signs or one primary and one secondary business sign).

Maximum Size:
Signs may be located no closer than one half the letter or symbol height to any building edge. Maximum sign and symbol height is 18 inches. Maximum sign length is 16 feet. Refer to partial elevations on page 14 for details.

Type Face:	Project standard typeface only.

Color:	Project standard color only.

Sign Material:	Individual metal fabricated reverse channel letters.

Method of Illumination:	Halo illumination with project standard white neon.

13

McCarthy Center Tenant Sign Criteria

Exhibit A-4 (continued)

[DIAGRAM]

[DIAGRAM]

14

McCarthy Center Tenant Sign Criteria

Exhibit A-5

Project Standard Building/Business Identification Monument Signs
Single- or Multi-Tenant Buildings

Purpose:	To identify the building address and the business identification of occupants in the building.

Location:	Adjacent to primary entries to buildings. (Refer to Exhibit A-1.)

Sign Copy:	The sign will display project standard building address numerals and up to four (4) business identification signs.

Maximum Number:	One (1) sign per building.

Maximum Size:	Business identification signs must be contained within changeable panel(s) as specified by Landlord. Refer to sign elevation below for details.

Type Face:	Single tenant building—corporate logotype and/or symbol with Landlord approval.

Multi-tenant building—project standard typestyle. Corporate logotypes or symbols are not allowed.

Sign Material/Color:	Project standard materials and colors as specified by Landlord.

Method of Illumination:	Internally illuminated building address and non-illuminated business identification sign panel(s).

[DIAGRAM]

15

McCarthy Center Tenant Sign Criteria

Exhibit A-6

Building Entrance Information Signs
Single-Tenant Buildings

Purpose:	To provide business name, hours of operation, emergency information and other required notices. Sign is not to be used for advertising purposes.

Location:	Applied to entrance door glazing.

Sign Copy:	Business name, hours or operation, emergency information or other required notices.

Maximum Number:	One (1) sign per entry.

Maximum:
Signs may be located no closer than two (2) inches from any door frame (right and left margins). Maximum sign area is 2.25 square feet.
Maximum sign height is 24 inches.
Maximum sign width is 24 inches.
Maximum letter height is 2 inches.
Maximum symbol height is 4 inches.

Type Face:	Corporate logotype and/or symbol with Landlord approval.

Sign Color:	White

Sign Material:	Limited to die-cut vinyl applied to glass area of door. Illuminated signs, advertising signs, help wanted signs, notices, hand painted signs and other temporary signs are not allowed.

16

EXHIBIT X

WORK LETTER

I. TENANT IMPROVEMENTS

The Tenant Improvement work (“Tenant Improvements”) shall consist of any work, including work in place as of the date hereof but exclusive of the “Building Shell Work” described below, required to complete the Premises pursuant to approved plans and specifications. Tenant shall employ its own architect and general contractor in constructing the Tenant Improvements. The general contractor shall be selected by Tenant, subject to the reasonable prior written approval of Landlord; provided that Landlord hereby preapproves Devcon Construction should Tenant elect to utilize such firm. The work shall be undertaken and prosecuted in accordance with the following requirements:

A.
Following approval by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for review and approval by Landlord and its architect for the Project. Unless otherwise agreed in writing by Landlord, the drawings and specifications prepared by Tenant shall be consistent with the Building Core Outline Specifications and the Tenant Improvement Outline Specifications set forth in the McCarthy Center Outline Specifications attached hereto as Exhibit X-1. In lieu of disapproving an item that does not conform to those Outline Specifications, Landlord may approve same on the condition that Tenant pay to Landlord, prior to the start of construction and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease. Should Landlord approve work that would necessitate any ancillary modification to Landlord’s Shell Building Work, then except to the extent of any remaining balance of the “Landlord’s Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

B.	All construction drawings prepared by Tenant’s architect shall follow Landlord’s CAD standards, which standards shall be provided to Tenant or its architect upon request.

C.	Landlord shall, subject to the foregoing, approve or disapprove any submittal of plans or specifications by Tenant within ten (10) days following receipt thereof by Landlord.

D.
The electrical, mechanical, plumbing and fire/life safety engineers and subcontractors utilized by Tenant shall be subject to Landlord’s reasonable prior approval. Landlord shall approve or disapprove any engineer or subcontractor within three (3) business days following Landlord’s receipt of the identity of such engineer or subcontractor.

E.	Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work.

F.
Tenant’s general contractor and each of its subcontractors shall comply with any commercially reasonable requirements which Landlord generally imposes on third party contractors, including without limitation insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction.

G.
A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work. To the extent feasible and provided that it does not delay completion of the Tenant Improvements, such construction schedule shall stage the work in a manner that does not unreasonably interfere with the completion of the Shell Building Work by Landlord.

H.	Tenant shall give Landlord ten (10) days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted.

I.	Tenant and its general contractor shall conduct weekly job meetings which Landlord’s construction manager for the Project may attend.

J.
Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-built drawings of the Premises signed by Tenant’s architect, (ii) CAD files of the improved space compatible with Landlord’s CAD standards, (iii) a final punchlist signed by Tenant, (iv) final and unconditional lien waivers from all contractors and subcontractors, (v) a duly recorded Notice of Completion of the improvement work, and (vi) a certificate of occupancy for the Premises (collectively, the “Close-out Package”). Should Tenant fail to provide complete CAD files compatible with Landlord’s standards as required herein, Landlord may cause its architect to prepare same and the cost thereof shall be reimbursed to Landlord by Tenant within ten (10) days of invoice therefor.

1

K.	The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws.

L.	All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.

Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition with respect to the Tenant Improvements unless caused by a defect or problem associated with the Shell Building Work. In no event shall Tenant’s failure to complete the Tenant Improvements for any Phase extend the Commencement Date of such Phase unless Tenant is unable to complete those Tenant Improvements on or before the Commencement Date for such Phase due to (1) Landlord’s failure to complete any action item which is Landlord’s responsibility on or before the time specified in this Work Letter; (2) any changes to the Tenant Improvement plans and specifications requested by Landlord or Landlord’s agents, employees or contractors after Landlord’s approval thereof; or (3) any other negligent or wrongful action or inaction by Landlord or its agents that delays the substantial completion of the Tenant Improvements (each a “Landlord Delay”). Each day that constitutes a Landlord Delay shall postpone the Commencement Date with respect to the Phase that is delayed by one (1) day unless Tenant sooner takes occupancy of that Phase.

II.	COST OF THE WORK

A.
Landlord shall provide to Tenant a tenant improvement allowance for the construction of each Phase of the Premises in the amount of Twenty-Four Dollars ($24.00) per square foot of such Phase (the “Landlord’s Contribution”), with any excess cost to be borne solely by Tenant. The Landlord’s Contribution shall also be utilized to fund space planning and other architectural costs (including the reasonable cost charged by Landlord’s architect to review Tenant’s drawings and CAD files), construction costs and plan check and permit fees. However, Landlord shall be solely responsible for any fees, costs and expenses associated with Landlord’s construction manager, and such costs shall not be deducted from the Landlord’s Contribution. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord’s Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

B.
Landlord shall fund the Landlord’s Contribution for each Phase (less deductions for the above-described charges of Landlord’s architect) in installments as and when costs are incurred and a payment request therefor is submitted by Tenant, which payment requests shall be submitted not more frequently than once per month. Each payment request shall include a copy of all supporting invoices, lien waivers (in the form prescribed by the California Civil Code), and pertinent back-up. Landlord shall fund the payment request within thirty (30) days following receipt of the application and supporting materials; provided that a ten percent (10%) retention shall be held on payments to Tenant until Landlord receives the complete Close-out Package for the applicable Phase. The remaining balance of the Landlord’s Contribution for such Phase shall be funded when Landlord receives the complete Close-out Package.

III.	BUILDING SHELL WORK

Landlord shall be responsible, at its sole expense and not as part of the Landlord’s Contribution, for the completion of the construction of the shell building work described in the Shell Building Outline Specifications (pages 1 through 3) of the McCarthy Center Outline Specifications attached hereto as Exhibit X-1 (the “Shell Building Work”).

2

EXHIBIT X-1

Mc CARTHY CENTER

MILPITAS, CALIFORNIA

Outline Specifications

THE IRVINE COMPANY
01/11/00

McCarthy Center
Milpitas, CALIFORNIA

SHELL BUILDING OUTLINE SPECIFICATIONS

NOTE: All shell building improvements to be provided by Landlord during the shell improvement phase unless noted otherwise.

STANDARD SITE:	DESIGN
In accordance with site planning and design criteria of City of Milpitas Off-Street Parking Guidelines.

CONSTRUCTION
Asphalt with concrete curbs, concrete curb and gutter wherever storm water will collect and flow adjacent to curb.

ELECTRICAL SERVICE
277/480 Volt, three phase, four wire service.

PARKING LOT LIGHTING
High pressure sodium, pole top, minimum lighting levels per city standards.

PEDESTRIAN LIGHTING
Tree uplighting and low level fixtures, minimum lighting levels per city security ordinance.

PEOPLE SPACES
Conduit will be provided to allow for power, phone / internet connection.

LOADING POSITIONS
A variety of potential loading facilities and locations are provided for tenant usage.
(NOTE: Loading facilities to be provided by the tenant during the Tenant Improvement phase.)

STANDARD BUILDING SKIN:	VISION AREAS
All elevations. Solar Blue-Green Reflective glass in aluminum mullion system with Kynar finish.

WALL PANELS
Site Cast Tilt-up Concrete. 7-1/2” to 10-1/2” thick panels with integral reveals, painted finish.

ENTRY PANELS
Site cast, tilt-up 2’-0” thick painted concrete panels.

ENTRY CANOPIES
Steel perimeter frame with gable translucent canopy infill.

ENTRANCE WINDOW-WALLS
Glass: 1/4” tinted glass, narrow stile entrance doors, concealed overhead closers.

MECHANICAL SCREEN
Painted horizontal fluted metal panels with angle bracing for support.

STANDARD STRUCTURAL SYSTEM:	ON GRADE FLOOR SYSTEM
5” thick concrete with #3 reinforcing bars at 18” o.c. each way over 2” of sand with over 10 mil visqueen vapor barrier over 4” crushed rock. Minimum 20’ x 30’ column spacing at ground floor.

ELEVATED FLOOR SYSTEM
Steel beams and columns with steel purlins @ 10’-0” o.c. and 2 1/2” normal weight 3500 psi concrete over 3” x 20 gauge composite metal decking.

McCarthy Center
Milpitas, CALIFORNIA

Shell Building Outline Specifications
(Continued)

STANDARD STRUCTURAL SYSTEM:	80 psf reducible live load and 20 psf partition load.
(Continued)	Minimum 40’ x 30’ column spacing at second floor.

ROOF SYSTEM
Open web steel joist with metal deck.
Steel beams with steel purlins and 2 1/2” normal weight 3500 psi concrete over 3” x 20 gauge composite metal decking under roof-top mechanical equipment.

STANDARD MISCELLANEOUS:	ROOFING
4-ply built-up roof over rigid insulation: 3 ply roofing material with mineral cap sheet.

EXTERIOR DOORS
Hollow metal, 3’-0” x 8’-0” per leaf typical.

INSULATION
R-19 rigid insulation on roof.

FLOOR-TO-FLOOR HEIGHTS
Floor-to-floor dimension: 15’-0”

CEILING HEIGHTS
First Floor ceiling height: 10’-0”; Second Floor ceiling height: 10’-0”

CLEAR HEIGHTS
First Floor clear height: 12’-6”; Second Floor clear height: Varies from 12’-0” to 13’-0”.

ELEVATOR
Elevator pit only
(NOTE: Elevator & equipment to be provided by the tenant during the Tenant Improvement phase.)

STANDARD EXIT STAIRWAYS:	TREADS &LANDINGS
Pan-filled concrete with painted finish (one stair provided with shell building).
(NOTE: Stairs to be provided by the tenant during the Tenant Improvement phase.)

PLUMBING:	PLUMBING
One 4” sewer lateral stub up. (NOTE: Clarifier, if required, to be provided by the tenant during the Tenant Improvement phase.)
One 2-1/2” domestic water lateral with main distribution.
One 2” domestic water stub for future tenant.
One 3” gas line stub up.

FIRE PROTECTION:	FIRE PROTECTION
Looped site system. All buildings fully sprinklered.
System designed for ordinary hazard.
(NOTE: Fire sprinkler ceiling drops to be provided by the tenant during the Tenant Improvement phase.)

McCarthy Center
Milpitas, CALIFORNIA

SHELL BUILDING OUTLINE SPECIFICATIONS
(CONTINUED)

ELECTRICAL SYSTEM:	ELECTRICAL SYSTEM
Each building to have a 277/480-volt three phase 4 wire service:
44,194 s.f. Buildings—1600 Amps
53,794 s.f. Buildings—1600 Amps
63,412 s.f. Buildings—2000 Amps

Transformer on grade with bus duct per PG&E Company.

Electrical service capacity suitable for 22 watts per square foot to accommodate HVAC, lighting, data processing, computer loads and convenience outlets. (NOTE: Lighting & power distribution to be provided by the tenant during the Tenant Improvement phase.)

One 4” underground incoming conduit for telephone service.
Conduit size for specified service with pull wires from transformer to main electrical room.
Two (2) 4” conduits interconnect electrical rooms of all buildings on site and extend to public utility easement(s) for connection to data/fiber-optic service as available.

END OF SHELL BUILDING OUTLINE SPECIFICATIONS

McCarthy Center
Milpitas, CALIFORNIA

BUILDING CORE OUTLINE SPECIFICATIONS

(NOTE:    All building core improvements to be based on Landlord’s approved plans and to be provided by the tenant during the Tenant Improvement phase.)

STANDARD ENTRY LOBBIES:	FLOOR / BASE MATERIAL
Bentley Mills “Pebble Point” textured loop carpet from the following options:
a) PB32B-6624 BONE
b) PB32B-6636 KESTREL
c) PB32B-6632 GRAYWOOD
d) PB32B-6637 MINSTREL

2-1/2” Burke carpet rubber base from the following options:
a) Pearl 137P
b) Bluish White, 168P

Optional Thinset 12x12 limestone pavers. APG Products SNS Beige Honed and SNS Grey Polished. (Pattern to be approved by Landlord.)

WALLS
Gypsum drywall over min. 3-5/8” x 25 ga. metal studs. 16 ga. studs as required by specifications. Open to second floor.
Paint color from the following options:
a) Benjamin Moore #960
b) Frazee Paints #484 City Lights
Accent paint colors as approved by the Irvine Company.

CEILING
Gypsum drywall painted to match walls.

ENTRY DOORS
3’-0” X 8’-10” solid core, plain sliced while oak, Western Integrated clear anodized aluminum frame, Schlage L series dull chrome finish, concealed auto flush bolts for pairs.

STANDARD TOILET ROOMS:	FLOORS
Size: 2”x2” ceramic mosaic tile, Daltile “Almond” DK-35 with DK317 accent tile and C.B.P. No. 145 Light Smoke grout. Threshold material, Walker Zanger “New Venetian Gold” stone w/ polished finish.

WALLS
Material: 2”x2” full height ceramic mosaic tile, on wet walls. Daltile “Almond” DK-35 with DK317 accent tile and C.B.P. No. 145 Light Smoke grout.
5/8” water-resistant gypsum drywall on 3-5/8” studs to structure above, 3-1/2” acoustic batt insulation. Accent wall painted Benjamin Moore #975. General wall paint: Benjamin Moore #960.

CEILING
Painted smooth finish drywall, paint to match Benjamin Moore #960.

TOILET COMPARTMENTS
Floor mounted partitions to be Global Steel Products Corp. Spectra 21 Glogard #2103 Almond.

McCarthy Center
Milpitas, CALIFORNIA

BUILDING CORE OUTLINE SPECIFICATIONS (CONTINUED)

STANDARD TOILET ROOMS: (CONTINUED)	LAVATORIES
Solid surface lavatory top. Walker Zanger “New Venetian Gold” stone w/ polished finish, with self-rimming porcelain sink.

MIRRORS
Vision quality mirrors above lavatories, full width and full height to ceiling, one mirror per toilet room.

ACCESSORIES
Bobrick stainless steel recessed and semi-recessed.

STANDARD ELEVATORS AND CABS:	PASSENGER ELEVATOR
Hydraulic, 150 fpm, 3.500 lb. capacity.
Cab height: 8’0” with polished stainless steel ceiling with manufacturer’s standard downlighting.
Cab returns, rails, base and doors: Brushed stainless steel
Cab floor: carpet to match lobby carpet; Cab walls: Plastic laminate panels. Nevamar MR-7-1T

STANDARD HVAC EQUIPMENT:	HVAC
Air conditioning is provided by roof top curb mounted package VAV units (One per Floor) Curbs and duct drop provided in core with main supply air duct looped on the floor.
Electrical service connection to HVAC equipment.
Heating is provided by a gas-fired boiler and pumps with HW piping drops in core to loops on each floor.
Piping from loop to reheat coils at VAV boxes.
Exhaust air from restrooms will be provided by roof mounted exhaust fans with ductwork extended to these areas.

STANDARD FIRE PROTECTION:	Distributed in core areas only.

STANDARD ELECTRICAL SYSTEM:
Main electrical room in each building supplied with underground pull section, house meter and main circuit breaker. One 277/480 volt and one 120/208 volt house panel, room has space for tenant’s power distribution.

END OF BUILDING CORE OUTLINE SPECIFICATIONS

MC CARTHY CENTER
MILPITAS, CALIFORNIA

TENANT IMPROVEMENT OUTLINE SPECIFICATIONS

NOTE: All Tenant improvements to be based on Landlord’s approved plans and to be provided by the tenant during the Tenant improvement phase.)

STANDARD TENANT GENERAL OFFICE:	CARPET
Direct glue, from one of the following options:

	Designweave – 971 Tempest Classic:			Designweave – 935 Centrepoint:
	a) 283 Tweed			a) 938 Iron Ore
	b) 226 Buckwheat			b) 235 Buckskin
	c) 236 Sable			c) 634 Armada
	d) 967 Platinum			d) 868 Flora
	e) 794 Riverside			e) 793 Aspen

VINYL COMPOSITION TILE (VCT)
12x12 VCT Mannington Essentials, from the following options:
a) 137 Sandrift
b) 131 Oyster White
c) 121 Silverwhite
d) 122 Glacier

PAINT / WALLS
5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs floor to celing construction, paint finish, one standard color to be either:
a) Benjamin Moore #960
b) Frazee #484 City Lights

BASE
2-1/2” Burke rubber base, straight at carpet, coved at resilient flooring, from the following options:
a) Pearl 137P
b) Bluish white 168P

PLASTIC LAMINATE
Plastic laminate color options are:
a) Nevamar “Spa White”, Textured, #S-7-48T.
b) Nevamar “Smoky White”, Textured #S-7-27T.

See the following grid for coordinated finishes:

	CARPET	|	a, b or c	| c or d

	VCT	|	a or b	| c or d

	PAINT	|	a	| b

	BASE	|	a	| b

	P.LAM.	|	a	| b

CEILING
2x4 Armstrong Second Look II #2776 White scored tile on Suprafine 9/16” T-bar grid.

PERIMETER WALLS
Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt insulation.

LIGHTING
2x4 fluorescent, 3-lamp energy saving ballasts. 18 cell parabolic lens fixtures.

McCarthy Center
Milpitas, CALIFORNIA

TENANT IMPROVEMENT OUTLINE SPECIFICATIONS (CONTINUED)

STANDARD TENANT GENERAL
OFFICE (CONTINUED):	DOORS
1-3/4” solid core. 3”-0” x 8’-10”, plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

COFFEE BAR

Eight (8) lineal feet of upper and lower plastic laminate faced cabinets, flush overlay custom grade design with stainless steel sink and garbage disposal at one location per tenant, adjacent to restrooms and/or building waste line.

WINDOW COVERINGS
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

STANDARD TENANT
MECHANICAL:	HVAC
Thermostats shall be provided with set points as required by Title 24.
Perforated face ceiling diffusers and return air grilles in 2x4 ceiling grid.
VAV boxes with connection to main supply air duct and low pressure distribution ductwork to ceiling diffusers.

FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile.
Ceiling drops.

STANDARD TENANT ELECTRICAL:	ELECTRICAL SYSTEM
277/480 volt, three phase, four wire metered distribution section added to main service.
Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.
Tenant electrical room(s) supplied with 270/480 volt and 120/208 volt panels as required.
Building HVAC system is connected to the tenant distribution system.

LIGHTING
Double switch per Title 24, paired in double gang box, white plastic cover, 42” AFF to switch centerline.
Exit signs: Internally illuminated, brushed stainless steel face.
2x4 fluorescent light fixtures, 3-lamp energy saving ballasts, 18 cell parabolic lens fixtures.

OUTLETS
Power: 15 amp 125 volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate.
Telephone: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline.
Cover plate by telephone company.
Teflon cable by tenant.

END OF TENANT IMPROVEMENT OUTLINE SPECIFICATIONS

EXHIBIT B

SUBLEASE PREMISES

[DIAGRAM]

Exhibit “C”

(Form of Letter of Credit)

WELLS FARGO BANK, N.A.
TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
525 MARKET STREET, 25TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
Contact Phone: 1-800-798-2815 , option 1
Fax : (415)284-9453
Email : sftrade@wellsfargo.com

IRREVOCABLE LETTER OF CREDIT

BENEFICIARY:

Cisco Systems, Inc.
170 West Tasman Drive	Letter of Credit No. NZS
San Jose, CA 95134-1706	Date: May , 2002

Attn: Director of World Wide Real Estate

Ladies and Gentlemen:

At the request and for the account of Palm Inc., 5470 Great America Parkway, Santa Clara, CA 95054, we hereby establish our Irrevocable Letter of Credit in your favor in the amount of One Million and 00/100’s United States Dollars (US$1,000,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by a signed and dated statement worded as follows with the instructions in brackets therein complied with:

“The undersigned, an authorized representative of [insert name of Beneficiary] (the “Beneficiary”) hereby certifies that the amount drawn is due and owing as a result of an Event of Default by of Palm Inc. (the “Applicant”) under one or more provisions of that certain Sublease dated as of              [insert date] between Beneficiary and Applicant.”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

This is an integral part of Letter of Credit No. NZS             Page 2

Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “Drawn under Wells Fargo Bank, N.A. Letter of Credit No.             .”

This Letter of Credit expires at our above office on September 15, 2003, but shall be automatically extended, without written amendment, to September 15, in each succeeding calendar year up to but not beyond, September 15, 2005 unless at least ninety (90) days prior to the then current Expiration Date, we have sent written notice to you at your address above by registered mail or express courier that we elect not to renew this Letter of Credit beyond the date specified in such notice (the “Expiration Date”) which Expiration date will be September 15, 2003 or any subsequent September 15 occurring before September 15, 2005 and be at least ninety (90) days after the date we send you such notice. Upon our sending you such notice of the non-renewal of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of (Insert name of Beneficiary), hereby certifies that we have received notice of non-renewal from Wells Fargo Bank, N. A. (“Non-renewal Notice”) that Wells Fargo Bank Letter of Credit No. NZS              will not be renewed beyond its current expiry date and we have not received a replacement letter of credit within ten (10) business days following the date of such Non-Renewal Notice.”

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under this Letter of Credit at the time of each transfer. Any such transfer may be affected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges for the transfer are for the account of Palm, Inc..

This is an integral part of Letter of Credit No. NZS             Page 3

If any authenticated, signed and dated written instructions accompanying a drawing under this Letter of Credit request the payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, and engages us in accordance therewith.

Very truly yours, WELLS FARGO BANK, N.A.

BY:	(AUTHORIZED SIGNATURE)

THIS FORM IS TO BE USED WHERE THE LETTER OF CREDIT AMOUNT IS TRANSFERRED IN ITS ENTIRETY]

EXHIBIT A TO WELLS FARGO BANK, N.A.

LETTER OF CREDIT NO. NZS

TO: WELLS FARGO BANK, N.A.
Date:
Northern California Trade Services Division
525 Market Street, 25th Floor
San Francisco, California 94105

LETTER OF CREDIT INFORMATION        Wells Fargo Bank, N. A. Letter of Credit No.: NZS

For value received, the undersigned Beneficiary of the above described Letter of Credit (the “Transferor”) hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the “Credit”) to the following transferee (the “Transferee”):

Name of Transferee

Address

By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.

ADVICE OF FUTURE AMENDMENTS:    You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor’s consent or notice to the Transferor.

Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of the Credit as transferred. This transfer will not become effective until the Transferee is so notified.

TRANSFEROR’S SIGNATURE GUARANTEED BY:

[Bank’s Name]	[Transferor’s Name]

By:	By:

Printed Name:	Printed Name:

Title:	Title:

EXHIBIT “D”

EQUIPMENT LEASE

LESSOR:    CISCO SYSTEMS, INC., a California corporation

LESSEE:    PALM, INC., a Delaware corporation

1.    LEASE OF FURNITURE

Subject to the terms and conditions set forth herein and in the schedule attached here to as Attachment A and incorporated herein (the “Lease Schedule”) as Attachment A may be amended from time to time, and for no additional consideration during the term of the Sublease (as defined below), Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property described in the Lease Schedule, together with all replacements, parts, additions, accessories and substitutions therefor made by Lessee in accordance with the terms and conditions of Sections 10 and 11 below (collectively, the “Furniture”). The Furniture is currently located and installed at the Buildings being sublet by Lessee at North McCarthy Boulevard, Milpitas, California (“Sublease Premises”) under that certain separate sublease between Lessor, as sublessor, and Lessee, as sublessee, of even date herewith (the “Sublease”). The Furniture shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessee’s occupancy of the Sublease Premises. All capitalized terms not expressly defined herein shall have the meaning set forth in the Sublease. If Lessee and Irvine Community Development Company (“Landlord”) enter into a direct lease of the Sublease Premises, or if Lessee enters a lease or sublease for a new location for a term commencing on the expiration of the Sublease, Lessee shall have the right to continue to lease the Furniture from Lessor under the terms and conditions of this Lease, provided that the Rent payable for the Furniture during such additional term shall be at the rate of eight cents ($0.08) per rentable square foot per month.

2.    TERM AND RENT

Subject to the provisions of Section 1 above, the Lease term (“Term”) for the Furniture shall be coterminous with the Sublease, and upon the expiration or earlier termination of the Sublease, this Lease shall terminate without any further action required by either party to effect such termination. Rent for the Furniture is deemed received by Lessor effective as of the Commencement Date of the Sublease and payment of the initial Base Rent payment under the Sublease. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF FURNITURE FOR THE ENTIRE TERM OF THE SUBLEASE.

Exhibit D-1

3    POSSESSION; PERSONAL PROPERTY; CONFIGURATION

No right, title or interest in the Furniture shall pass to Lessee other than the right to maintain possession and use of the Furniture for the Sublease Term (provided no Event of Default [as defined below] has occurred and continues) free from interference by any person claiming by, through, or under Lessor or Landlord. Lessee will not permit the Furniture at any time during the Lease Term to be removed from the Premises, except as may be necessary for routine maintenance. Lessee agrees to give and record such notices and to take such other commercially reasonable action at its own expense as may be necessary to prevent any third party (other than a party claiming through Lessor or Landlord) from acquiring or having the right under any circumstances to acquire any interest in the Furniture or this Lease. Not later than the Commencement Date, to the extent requested to do so by Lessee, Lessor shall have reconfigured the Furniture to the configurations that reasonably conform to the Final Plans for the Tenant Improvements. If after reconfiguration there exists any excess Furniture, Sublessor shall remove the excess Furniture from the Sublease Premises at no cost to Sublessee and Sublessee shall not be responsible for the cost of storing such excess Furniture.

3.    DISCLAIMER OF WARRANTIES

LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE FURNITURE, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE FURNITURE, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE FURNITURE, OR THE CONFORMITY OF THE FURNITURE TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, LESSOR REPRESENTS AND WARRANTS FOR THE BENEFIT OF LESSEE THAT LESSOR HOLDS TITLE TO THE FURNITURE FREE AND CLEAR OF ANY AND ALL LIENS OR ENCUMBRANCES. Lessee has made an assessment of the condition of the Furniture based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. For so long as no Event of Default has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled, to all rights under any applicable manufacturer’s or vendor’s warranties with respect to the Furniture, if any, to the extent permitted by law.

4.    INDEMNITY

To the extent proximately caused by the negligence or willful misconduct of Lessee, its employees, servants or agents, arising in connection with Lessee’s use of the Furniture, Lessee hereby agrees to assume liability for, and to indemnify, protect, defend and hold safe and harmless Lessor from and against any and all liabilities, losses, damages, claims and expenses (including reasonable legal expenses) in any way relating to or arising out of the use, operation,

Exhibit D-2

storage, maintenance, modification, alteration, repair, abandonment or other application or disposition of all or any part of the Furniture or any interest therein by Lessee or any of its employees, servants or agents.

5.    DEFAULT

Lessee shall be in default of this Lease upon of the occurrence of any one or more of the following events after Lessee’s receipt of written notice and the passage of five (5) business days with which to cure (each an “Event of Default” following the passage of said 5 business day cure period): (a) Lessee shall be in material monetary default under the Sublease beyond applicable notice and cure periods; (b) Lessee shall fail to make any payment of lawful fees or charges imposed on Lessee’s use of the Furniture above within 25 days of the date when due; or (c) Lessee shall fail to obtain or maintain any insurance required under this Lease; or (d) Lessee shall fail to perform or observe any other covenant, condition or agreement under this Lease, and such failure continues for 25 days after notice thereof to Lessee.

6.    REMEDIES

Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Furniture: (a) terminate this Lease and cause Lessee to promptly return, at Lessee’s expense, any or all Furniture to such location as Lessor may designate, or (b) Lessor, at its option, may, upon written notice of at least forty-eight (48) hours, terminate this Lease and enter upon the Premises where the Furniture is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor’s negligence or willful misconduct. The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all other remedies provided by law or equity, and all remedies hereunder shall survive termination of this Lease.

9.    NOTICES

All notices, requests, demands and other communications provided for hereunder shall be in writing, and shall be delivered in accordance with notice provisions of the Sublease.

10.    REPLACEMENT OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS

Lessee at its own expense will promptly replace all fittings, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (herein collectively called “Parts”) which may from time to time be incorporated or installed in or attached to the Furniture and which may from time to time become lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use unless such condition results from normal use or reasonable wear and tear. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts,

Exhibit D-3

whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee shall replace such parts as promptly as practicable. To the extent commercially available at reasonable cost, all replacement Parts shall be in as good operating condition and kind as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

11.    LOSS AND DAMAGE

Lessee hereby assumes all risk of loss, damage or destruction for whatever reason (beyond normal wear and tear) to the Furniture from the date upon which Lessor delivers the Sublease Premises to Lessee until the Furniture has been returned to, and accepted by, Lessor upon the expiration or earlier termination of the Lease Term. If during the Lease Term any item of Furniture shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason (beyond normal wear and tear), or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of the Furniture (collectively an “Event of Loss”), Lessee shall immediately pay to Lessor an amount equal to the value of such item at the time of such loss, as of the next following rental payment date, unless Lessee continues to occupy the Premises or a new premises as contemplated by Section 1 above, in which case Lessee may replace such item of Furniture with an item of equal or greater value, provided, however, that Lessee shall not be required to pay for or replace such item to the extent the Event of Loss was caused by Lessor’s or its employees’, servants’ or agents’ negligence or willful misconduct in the installation, assembly or prior maintenance of the Furniture.

12.    LIMITATION OF LIABILITY

Except to the extent caused by Lessor’s or its employees’, servants’ or agents’ negligence or willful misconduct in the installation, assembly or prior maintenance of the Furniture, Lessor shall have no liability in connection with or arising out of the design, manufacture, ownership, leasing, furnishing, performance or use of the Furniture or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, suffered by Lessee during the Term.

13.    ASSIGNMENT

This Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder for the use and possession of the Furniture for so long as no Event of Default has occurred and is continuing hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and Lessee agrees it shall not assert any defense, rights of set-off or counterclaim against any assignee to which Lessor shall have assigned its rights and interests hereunder, nor hold or attempt to hold such assignee liable for any of Lessor’s obligations hereunder. No such assignment shall increase Lessee’s obligations hereunder.

Exhibit D-4

Lessee agrees, upon Lessor’s written request, to provide to any such assignee an acknowledgement of such assignment confirming the terms, conditions, representations, warranties and covenants contained in this Lease, in a form reasonably acceptable to Lessee. Lessor agrees to provide Lessee with written notice of any such assignment made by Lessor at least thirty (30) days prior to the date such assignment is effective.

EXCEPT IN CONNECTION WITH A PERMITTED TRANSFER, ASSIGNMENT OR SUB-SUBLEASE OF THE PREMISES BY LESSEE MADE PURSUANT TO THE TERMS OF THE SUBLEASE, LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE FURNITURE WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR, WHICH CONSENT LESSOR SHALL NOT UNREASONABLY WITHHOLD, CONDITION OR DELAY. Notwithstanding the foregoing, Lessee shall be permitted to enter into a sublease of the Furniture with any corporation that is controlling, controlled by, or under common control with, the Lessee, or with any entity into which Lessee merges or which acquires the stock or assets of Lessee, without the prior written consent of Lessor, provided that (i) Lessor is notified of any such sublease, and (ii) any such sublease is expressly subordinate to this Lease and subject to Lessor’s exercise of its remedies under this Lease, and (iii) Lessee (so long as Lessee remains in existence after the merger or acquisition) remains primarily liable to Lessor under this Lease.

14.    OPTION TO PURCHASE.

Upon the expiration or earlier termination of the Sublease, Lessee shall have the option, in its sole discretion, to purchase the Furniture for the amounts set forth on the Inventory attached hereto as Attachment A (the aggregate referred to herein as the “Purchase Price”); provided that such option shall be exercised, if at all, by payment of the Purchase Price no later than the earlier of (a) thirty (30) days prior to the expiration of the Sublease Term, or (b) ten (10) days after the date of earlier termination of the Sublease. If Lessee does not exercise its option to purchase the Furniture as set forth in this Section, upon the expiration or earlier termination of the Sublease Lessee shall leave the Furniture in the Sublease Premises, ordinary wear and tear excepted.

15.    MISCELLANEOUS

This Lease may not be amended, nor may any rights under the Lease be waived, except by an instrument in writing signed by the party charged with such amendment or waiver. This Lease will not be binding on Lessor until accepted and executed by Lessor. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee’s and Lessor’s obligations under this Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof. In the event of any litigation involving the parties to this Lease to enforce any provision of this Lease, to enforce any remedy available upon default under

Exhibit D-5

this Lease, or seeking a declaration of the rights of either party under this Lease, the prevailing party shall be entitled to recover from the other party such attorneys’ fees and costs as may reasonably be incurred, as awarded by the court hearing the matter. This Lease shall be governed by and construed in accordance with the laws of the State of California.

Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.

DATED AS OF: May 31, 2002
LESSOR:	LESSEE:
CISCO SYSTEMS, INC.,	PALM, INC.,
a California corporation	a Delaware corporation
By: /s/ Mark Golan	By: /s/ Judy Bruner
Title: VP, Worldwide Real Estate & Workplace Resources	Title: Sr VP & CFO

Exhibit D-6

ATTACHMENT A

Furniture inventory for Sublease Premises

(Including buy out option pricing (i.e., $500.00 per workstation))

McCARTHY CENTER—BUILDING MC-2

QUANTITY	PRODUCT	DESCRIPTION
281	PM6648	Panel (Triple access doors)
4	PM6624	Panel
27	PM6618	Panel
797	PE6648	Panel
19	PE6630	Panel
168	PE6624	Panel
2	PE6618	Panel
9	PE4248	Panel
3	CC4290B	Left Side drop down connector
342	CC6690A	Corner Cover 2-Way, 90 Degree, 66”
87	CC6618A	Corner Cover 3-Way, 180 Degree, 66”
208	PPA66	Panel-to-Panel Adapter, 66”H
44	EP8T72	Power Pole, Complete, 72”H, 8-wire
44	EPE72	Power Pole, Empty, 72”H
316	ET8T66	Quadrex Receptacle Harness, 8-wire
994	ED123	Triplex Outlet, Circuits 1, 2 & 3
24	ED555	Triplex Outlet, Curcuit 5
378	PET66	Panel End Trim
28	CL29	C-Legs
28	BP625	Flush plates
36	BSE29	side support bracket
36	BU100	universal mounting bracket
46	WS3048	Rectangular Worksurfaces
320	K616024	Tenex Grey Waste Can
560	Dallas Clips
280	5HN15	Grainger Multi-Plug Strips

Attachment A
Page-1

12	Tenex Clock
152	Amicus hi-back conference chair
8	marker boards 48x48
4	marker boards 96x48
9	overhead projector
9	projection screens
9	recycle bins
1	conference tables 52x84
2	conference tables 52x92
6	conference tables 64x124
3	conference tables 64x244
6	breakroom tables
27	breakroom chairs
3	lobby chairs
2	lobby tables

McCARTHY CENTER—BUILDING MC-2—CORPORATE HARDWALLS

20	AQRE3648S2	right handed cello table w/fixed legs; nevada laminate w/black pvc slim trim edge
18	AQRE3648S1	left handed cello table nevada laminate w/black pvc slim trim edge
38	AQCS12448	24x48 corner w/no legs (CR49105); nevada laminate w/black pvc slim trim edge
38	APDE2436	24x36 dew table w/legs & locking casters (CR45496); nevada laminate w/black pvc slim trim edge
38	AQRE2448S1	24x48 rect. table w/fixed height legs; nevada laminate w/black pvc slim trim edge (CR40214)
38	ACTR48	48” table rail in nevada
38	ACTS48	48” table screen in deepa road map
38	ACRS48	48” rect. shelf; nevada laminate w/black pvc slim trim edge
73	SDPS	FBFF mobile ped (CR45526); black foundation w/casters & counterweight
38	ASLT1	large black trolley (CR33983); sunray laminate top; black pvc slim trim edge; locking casters
39	MB4848BLK	48x48 Egan markerboard
70	95-2D-585	Kimball event stack chair w/arms; black frame w/deep plum fabric

Attachment A
Page-2

37	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill—deep plum
38	ACVE2	lamp vesper freestanding base
76	TLCL24	legs for cello; nevada

McCARTHY CENTER—BUILDING MC-2—ABILITY COMPONENTS FOR CUBICLES

253	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill—deep plum #CC17
244	SS480	Shelf; Nevada; Off Mod
229	SF480	Nevada; Off Mod; Hard Front
211	AP100	Coat Hook; black
212	AQRE2448S1	24X48 rectangular table with fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
234	AQCS124481	24x48 corner worksurface; no legs; nevada laminate; pvc slim trim edge black
25	AQRE3848S1	left handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
214	AQRE3848S2	right handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
732	BK60	wire book organizers for SS480
231	SDPS	Chronicle F/B/F/F Mobile Ped;Casters & counterweight, lock; black foundation
244	TU200	Universal Light, Nevada foundation
223	S48ABC	Hon 48” bookcase; black paint finish
468	TLCL24	legs; nevada

McCARTHY CENTER—BUILDING MC-3

QUANTITY	PRODUCT	DESCRIPTION
360	PM6648	Panel (Triple access doors)
4	PM6624	Panel
35	PM6618	Panel
1052	PE6648	Panel

Attachment A
Page-3

9	PE6630	Panel
295	PE6624	Panel
17	PE4248	Panel
12	PIT30	30” Intermediate Trim
1	CC4290B	Left Side drop down connector
528	CC6690A	Corner Cover 2-Way, 90 Degree, 66”
82	CC6618A	Corner Cover 3-Way, 180 Degree, 66”
294	PPA66	Panel-to-Panel Adapter, 66”H
51	EP8T72	Power Pole, Complete, 72”H, 8-wire
51	EPE72	Power Pole, Empty, 72”H
488	ET8T66	Quadrex Receptacle Harness, 8-wire
1837	ED123	Triplex Outlet, Circuits 1, 2 & 3
32	ED555	Triplex Outlet, Curcuit 5
2	BC22	Cantilevers
12	CL29	C-Legs
11	BSE29	side support bracket
11	BU100	universal mounting bracket
11	WS3048	Rectangular Worksurfaces
387	K616024	Tenex Grey Waste Can

Attachment A
Page-4

770	Dallas Clips
329	5HN15	Grainger Multi-Plug Strips
14		Tenex Clock
191		Amicus hi-back conference chair
4		marker boards 48x48
7		marker boards 96x48
10		overhead projector
11		projection screens
8		recycle bins
8		credenza/desks
25		training tables 30x60
7		conference tables 64x128
2		conference tables 64x180
2		conference tables 52x124

BUILDING MC-3—CORPORATE HARDWALLS

23	AQRE3648S2	right handed cello table w/fixed ; nevada laminate w/black pvc slim trim edge
22	AQRE3648S1	left handed cello table nevada laminate w/black pvc slim trim edge
47	AQCS12448	24x48 corner ws w/no legs (CR49105); nevada laminate w/black pvc slim trim edge
45	APDE2436	24x36 dew table w/legs & locking casters (CR45496); nevada laminate w/black pvc slim trim edge

Attachment A
Page-5

47	AQRE2448S1	24x48 rect. table w/fixed height legs; nevada laminate w/black pvc slim trim edge (CR40214)
46	ACTR48	48” table rail in nevada
46	ACTS48	48” table screen in deepa road map
46	ACRS48	48” rect. shelf; nevada laminate w/black pvc slim trim edge
94	SDPS	FBFF mobile ped (CR45526); black foundation w/casters & counterweight
46	ASLT1	large black trolley (CR33983); sunray top laminate; black pvc slim trim edge; locking casters
47	MB4848BLK	48x48 Egan markerboard
94	95-2D-585	Kimball event stack chair w/arms; black frame w/deep plum fabric
47	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill — deep plum
34	ACVE2	lamp vesper freestanding base
94	TLCL24	legs for cello; nevada

BUILDING MC-3 – ABILITY COMPONENTS FOR CUBICLES

324	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill — deep plum #CC17
328	SS480	Shelf; Nevada; Off Mod
324	SF480	Nevada; Off Mod; Hard Front
306	AP100	Coat Hook; black
324	AQRE2448S1	24X48 rectangular table with fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
324	AQCS124481	24x48 corner worksurface; no legs; nevada laminate; pvc slim trim edge black
35	AQRE3848S1	left handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation

Attachment A
Page-6

288	AQRE3848S2	right handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
984	BK60	wire book organizers for SS480
324	SDPS	Chronicle F/B/F/F Mobile Ped;Casters & counterweight, lock; black foundation
324	TU200	Universal Light, Nevada foundation
309	S48ABC	Hon 48” bookcase; black paint finish
628	TLCL24	legs

Attachment A
Page-7

BUILDING MC-4

QUANTITY	PRODUCT	DESCRIPTION
362	PM6648	Panel (Triple access doors)
7	PM6624	Panel
36	PM6618	Panel
1114	PE6648	Panel
6	PE6630	Panel
303	PE6624	Panel
9	PE4248	Panel
9	CC4290B	Left Side drop down connector
557	CC6690A	Corner Cover 2-Way, 90 Degree, 66”
83	CC6618A	Corner Cover 3-Way, 180 Degree, 66”
297	PPA66	Panel-to-Panel Adapter, 66”H
52	EP8T72	Power Pole, Complete, 72”H, 8-wire
52	EPE72	Power Pole, Empty, 72”H
360	ET8T66	Quadrex Receptacle Harness, 8-wire
1328	ED123	Triplex Outlet, Circuits 1, 2 & 3
10	ED555	Triplex Outlet, Curcuit 5
16	CL29	C-Legs
16	BP625	Flush plates
8	BSE29	side support bracket
8	BU100	universal mounting bracket
19	WS3048	Rectangular Worksurfaces
375	K616024	Tenex Grey Waste Can
622	Dallas Clips
321	5HN15	Grainger Multi-Plug Strips

Attachment A
Page-1

15	Tenex Clock
161	Amicus hi-back conference chair
28	marker boards 48x48
10	marker boards 96x48
10	overhead projector
10	projection screens
9	recycle bins
7	conference tables 64x124
2	conference tables 64x184
2	conference tables 52x124
1	conference tables 52x196
1	conference tables 52x96

BUILDING MC-4—CORPORATE HARDWALLS

21	AQRE3648S2	right handed cello table w/fixed legs; nevada laminate w/black pvc slim trim edge
20	AQRE3648S1	left handed cello table nevada laminate w/black pvc slim trim edge
44	AQCS12448	24x48 corner ws w/no legs (CR49105); nevada laminate w/black pvc slim trim edge
44	APDE2436	24x36 dew table w/legs & locking casters (CR45496); nevada laminate w/black pvc slim trim edge
45	AQRE2448S1	24x48 rect. Table w/fixed height legs; nevada laminate w/black pvc slim trim edge (CR40214)
44	ACTR48	48” table rail in nevada
44	ACTS48	48” table screen in deepa road map
45	ACRS48	48” rect. Shelf; nevada laminate w/black pvc slim trim edge
88	SDPS	FBFF mobile ped (CR45526); black foundation w/casters & counterweight

Attachment A
Page-2

46	ASLT1	large trolley (CR33983); sunray laminate top; black pvc slim trim edge; locking casters
47	MB4848BLK	48x48 Egan markerboard
91	95-2D-585	Kimball event stack chair w/arms; black frame w/deep plum fabric
43	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill—deep plum
31	ACVE2	lamp vesper freestanding base
91	TLCL24	legs for cello; nevada
1	4d2” table	42” round table

BUILDING MC-4—ABILITY COMPONENTS FOR CUBICLES

294	NAMYF1P-COM	Amicus mid back task chair w/tandum harmony twill—deep plum #CC17
309	SS480	Shelf; Nevada; Off Mod
311	SF480	Nevada; Off Mod; Hard Front
319	AP100	Coat Hook; black
319	AQRE2448S1	24X48 rectangular table with fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
313	AQCS124481	24x48 corner worksurface; no legs; nevada laminate; pvc slim trim edge black
33	AQRE3848S1	left handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
281	AQRE3848S2	right handed cello table; fixed height legs; nevada laminate; pvc slim trim edge black; nevada foundation
927	BK60	wire book organizers for SS480
310	SDPS	Chronicle F/B/F/F Mobile Ped;Casters & counterweight, lock; black foundation
308	TU200	Universal Light, Nevada foundation
312	S48ABC	Hon 48” bookcase; black paint finish

Attachment A
Page-3

1	APDE2436	24x36 dew table w/legs & locking casters (CR45496); nevada laminate w/black pvc slim trim edge

1	42” table	42” round table

3	95-2D-585	Kimball event stack chair w/arms; black frame w/deep plum fabric

626	TLCL24	legs; Nevada

Attachment A
Page-4

EXHIBIT “E”

PRELIMINARY PLANS FOR  TENANT IMPROVEMENTS

McCarthy Building 2—First Floor

5/07/02

[DIAGRAM]

McCarthy Building 3—First Floor

5/29/02

[DIAGRAM]

McCarthy Building 3—Second Floor

5/29/02

[DIAGRAM]

McCarthy Building 4—First Floor

5/29/02

[DIAGRAM]

McCarthy Building 4—Second Floor

5/29/02

[DIAGRAM]

EXHIBIT “F”

AGREEMENT FOR CAFETERIA LICENSE AND CONFERENCE FACILITIES LICENSE

This Agreement for Cafeteria License and Conference Facilities License (this ”Agreement”), effective as of May 31, 2002 is entered into by and between Palm, Inc., a Delaware corporation (“Palm” or “Sublessee”) and Cisco Systems, Inc., a California corporation (“Cisco” or “Sublessor”).

RECITALS

A.
Cisco currently leases certain Buildings located at 490 N. McCarthy Blvd., 460 N. McCarthy Blvd., and 400 N. McCarthy Blvd., Milpitas, California (collectively, “Buildings”) from Irvine Community Development Company (“Landlord”).

B.
Palm desires to use a cafeteria which shall be located at 580 N. McCarthy Blvd., Milpitas, CA (“Building MC-10”) and certain additional conference facilities which shall be located adjacent to the cafeteria at Building MC-10 and may include areas outside Building MC-10.

C.	Cisco is willing to permit Palm to use the cafeteria and certain additional conference facilities on the terms and conditions provided below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Term.    This Agreement shall commence on the date (“Commencement Date”) that is twelve (12) weeks after the Commencement Date of that certain Sublease of even date between Cisco and Palm (the “Sublease”) pursuant to which Palm shall sublease the Buildings from Cisco. The parties acknowledge that the anticipated Commencement Date for the Sublease is August 1, 2002. Regardless of the exact Commencement Date, the term of this Agreement shall end on August 31, 2005, or such earlier date on which the Sublease terminates with respect to the entire Sublease Premises subject thereto.

2.
Cafeteria License.    Commencing on the Commencement Date, Cisco agrees to allow Palm employees located at the Buildings, together with Palm’s customers and invitees, the non-exclusive access to and use of the cafeteria located at the Building MC-10, as outlined on Exhibit 1 attached hereto and incorporated herein by reference (“Cafeteria”) on the terms and conditions contained in this Agreement (“Cafeteria License”).

2.1	Permitted Use. The use of the Cafeteria pursuant to the Cafeteria License shall be for the limited and specific purpose of dining in the Cafeteria during the hours of

Exhibit F-1

access set forth in the Cafeteria Rules (as defined below). Food services at the Cafeteria shall include breakfast and lunch offerings. Initial maximum seating capacity (utilizing the cafeteria and a part of the conference meeting rooms) shall be for 200 guests, with additional seating outside, with significant expansion capabilities should the volume of users warrant expansion. During the term of this Agreement, Palm employees, customers and invitees may purchase meals in the Cafeteria at the same price as such meals are offered to the employees of Cisco or other sublessees of Cisco. Palm hereby acknowledges and agrees that the zoning ordinance applicable to the Project limits the use of cafeteria facilities to “employee use only” and Palm shall ensure that Palm and its employees comply with such legal restriction. Palm therefore agrees that the Cafeteria shall not be for the use of the general public, and Palm shall not take any action inconsistent with the limited permitted use of the Cafeteria for the employees of the Project. Palm shall use the Cafeteria in compliance with the Rules and Regulations for Cafeteria attached hereto as Exhibit 3 and incorporated herein by reference and all other reasonable and nondiscriminatory rules and regulations established by Cisco (the “Cafeteria Rules”). The Cafeteria Rules may be modified reasonably from time to time by Cisco upon written notice to Palm.

2.2
Cafeteria Operator.    Food service shall be provided in Building MC-10 and shall be provided by a third party operator (the “Cafeteria Operator”) selected by Sublessor in its sole discretion pursuant to a separate agreement between Sublessor and the Cafeteria Operator.

2.3
Cafeteria Fees.    Sublessee shall have no responsibility for any costs associated with the set-up and fixturization of the Cafeteria. The Cafeteria Operator shall be permitted to charge customers of the Cafeteria a commercially reasonable price for food and beverages sold in the Cafeteria, as established by Cafeteria Operator in its reasonable discretion, without Cisco subsidy, and such prices may change from time to time during the term of this Agreement.

2.4
Termination.    Either party may terminate the Cafeteria License upon breach of the terms or conditions of the Cafeteria License by the other party, upon giving thirty (30) days’ advance written notice to the other party; provided, however, that if the breaching party cures such breach to the reasonable satisfaction of the non-breaching party within the thirty (30)- day period, the Cafeteria License shall continue in full force and effect.

2.5
Fare.    Breakfast fare shall include baked or pre-baked foods, cereals and hot foods such as oatmeal and scrambled eggs, as well as juice, coffee and espresso beverages. Lunch options will include regular and specialty sandwiches, salads and hot food products. At both breakfast and lunch, the offerings will include “display and select” items as well as “on the go” items previously prepared for quick self-service needs. The Cafeteria shall be designed and constructed to include a capacity for providing grilled food.

Exhibit F-2

2.6
Cafe.    Not later than the Commencement Date of the Sublease, and continuing throughout the Term hereof, the Cafeteria Operator shall also shall provide, in the Cafe (as defined below), food services (which services are expected to be at a slightly more modest level than those to be provided in the Cafeteria), including, but not limited to, pre-packaged salads, soups, sandwiches and beverages, as well as coffee and espresso drinks. Not later than the Commencement Date of the Sublease, Cisco shall have completed and delivered to Sublessee a cafe (“Cafe”), consisting of not more than 2,000 square feet, in turn-key build-out condition. To the extent the Cafe is not operational on the Commencement Date of the Sublease, Cisco shall arrange for alternate food and beverage service until the Cafe is completed and ready for use. The Cafe may be located at the end of Building MC-2 or in Building MC-4 adjacent to the existing patio. The exact location, size and construction specifications of the Cafe shall be as set forth in the Final Plans, and any change requested by Palm thereto shall be made only at Palm’s sole cost and expense. Hours of operation for the Cafe shall be from 7 am to 2 pm, provided that Palm shall provide the Cafeteria Operator with a means of access to the Cafe by 6:30 am. Palm acknowledges that Cisco and/or Landlord’s property manager shall perform all replacement, maintenance or repair of the Cafe improvements at Palm’s sole cost and expense. Palm has no responsibility for any costs associated with the set-up and fixturization of the Cafe. Palm shall not be responsible for direct costs associated with the ongoing operation of the Cafe, provided, however, that the cost of food and beverages charged to Palm’s employees, customers and business invitees shall reflect the actual costs of food, beverage or other goods and services, the Cafeteria Operator’s profit and overhead, which cost reasonably shall be established by the Cafeteria Operator and may change from time to time. Sublessee shall have the right to audit Cafeteria Operator’s books and records relative to its operation of the Cafe at reasonable times and upon reasonable prior notice. Palm hereby acknowledges and agrees that the zoning ordinance applicable to the Project limits the use of the Cafe to “employee use only” and Palm shall ensure that Palm and its employees comply with such legal restriction, and Palm therefore agrees that the Cafe shall not be for the use of the general public, and Palm shall not take any action inconsistent with the limited permitted use of the Cafe for Palm employees.

3.
Conference Room.    Commencing on the Commencement Date, Cisco agrees to allow Palm employees, customers and invitees to have access to the conference/meeting facilities to become available at McCarthy Center (“Conference Room Area”), as outlined on Exhibit 2 attached hereto and incorporated by reference herein, on the terms and conditions contained in this Agreement (“Conference Room License”) for the non-exclusive use of all of Sublessor’s subtenants of the Project. The Conference Room Area shall be operated, maintained and controlled through the Property Manager or other such party as may be designated by Sublessor from time to time in its sole discretion. The Conference Room Area shall have fixtures, furniture and equipment to facilitate meetings which shall include capability to provide video presentations, which capability shall include, without limitation, the provision of “PowerPoint” on a drop-down screen employing overhead projectors or similar technology. Sublessor shall provide and

Exhibit F-3

maintain at its own expense audiovisual and video conferencing equipment for the Conference Room Area. The Conference Room Area shall be designed to accommodate small meetings from 25 to 50 people, as well as larger meetings intended to accommodate up to 500 people.

3.1
Permitted Use.    Palm shall use the Conference Room Area for the sole purpose of conducting training of and meetings between its employees, customers and business invitees and for no other purpose. In no event shall the Conference Room Area be made available by Palm for use by the general public, nor for any events not directly related to the operation of the Palm’s business in the Project. Palm shall use the Conference Room Area in compliance with the Rules and Regulations for Conference Room Area attached hereto as Exhibit 4 and incorporated herein by reference and all other reasonable and nondiscriminatory rules and regulations established by Cisco, provided Cisco has given Palm prior written notice of such other rules and regulations. The Conference Room Area may not be used for storage. Except as provided in Section 5.3 of the Master Lease, Palm may not bring onto the Project, or permit to be brought onto Building MC-10, including the Conference Room Area, any materials which are defined as “hazardous substances,” “hazardous materials” or “toxic substances” under any federal, state, or local statute, law, regulation, rule, ordinance, code, license, permit, order or decree (collectively, “Hazardous Materials”). The non-exclusive use of the Conference Room Area shall be on a “first-come, first served” basis, arranged with the Project Manager pursuant to Exhibit 4 attached hereto and shall be subject to the rules and regulations of Exhibit E of the Master Lease and Section 2.5 of the Sublease.

3.2
Maintenance.    Palm acknowledges that the Property Manager, or such other person selected by Cisco in its sole discretion, shall perform all replacement, maintenance or repair of the Cafeteria Area and the Conference Room Area. The cost of such maintenance shall be paid by the users of such facilities.

3.3
No Security.    Cisco acknowledges and agrees that Palm shall not be obligated to provide any security to the Conference Room Area or the Cafeteria Area, and Cisco shall be responsible for the security of the Conference Room Area or the Cafeteria Area; provided that Cisco shall not be responsible for any items of personal property left in the Conference Room Areas and any items of personal property left by Palm employees, customers or business invitees in the Conference Room Area shall be done so at Palm’s sole risk.

3.4	Conference Room Fee. The daily fee for the Conference Room License (“Conference Room Fee”) shall be as follows:

Size of Set-up	Conference Room Fee
500 Seats	$500
240 Seats	$350
90 Seats or less	$250

Exhibit F-4

The equipment to be provided and the reservation process for the Conference Room License shall be defined in a separate agreement mutually agreeable to the parties.

3.5
Termination.    Either party may terminate the Conference Room License upon breach of the terms or conditions of the Conference Room License by the other party, upon giving thirty (30) days’ written notice to the other party, provided, however, that if the breaching party cures such breach to the reasonable satisfaction of the non-breaching party within the thirty (30)- day period, the Conference Room License shall continue in full force and effect.

4.	Payment of Conference Room Fee and Initial Costs.

4.1
Costs associated with using the Conference Room Area shall be either on a direct fee basis for day-to-day usage of the Conference Room Area and/or as an operating expense/management expense, directly attributable to the Conference Room Area and paid based on a pro rata basis to the subtenants in the Project. Sublessor and Sublessee shall mutually agree upon said fees prior to execution of the Sublease. All costs associated with the set-up and fixturization of the on-site conference/meeting facilities shall be the sole responsibility of Sublessor. Sublessee shall not be responsible for direct costs associated with this operation unless the size or scope of the conference / meeting facilities are modified to accommodate Sublessee’s particular requirements.

5.	Waiver of Liability and Indemnification.

5.1
Waiver.    Except to the extent caused by Cisco’s negligence or willful misconduct (or that of its agents, contractors, employees, sublessees, invitees or visitors, Cisco shall not be liable to Palm, or its employees, agents, contractors, sublessees, invitees, or visitors, and Palm, except to the extent caused by Cisco’s negligence or willful misconduct (or that of its agents, contractors, employees, sublessees, invitees or visitors), as a material part of the consideration to be rendered to Cisco under this Agreement, waives all such claims against Cisco, for all damages to all personal property or injuries to persons in or about the Conference Room Area, the Building MC-10, the Cafeteria, or the Project, from any cause whatsoever arising at any time, including but not limited to any damage or injury to any Palm employee, agent, contractor, sublessee, invitee or visitor using the Conference Room Area or using the Cafeteria.

5.2
Indemnity.    Palm agrees to indemnify and hold Cisco and Landlord harmless from and to defend (with counsel reasonably acceptable to Cisco) Cisco and Landlord against, any and all claims or liability for injury or damage to any person or property whatsoever occurring in, on or about the Project or any part thereof arising from the use of the Conference Room Area or the Cafeteria by Palm or its employees, agents, contractors, invitees, sublessees or visitors. Cisco agrees to indemnify and hold Palm and Landlord harmless from and to defend (with counsel reasonably acceptable to Palm) Palm and Landlord against, any and all claims or liability for injury or damage to any person or property whatsoever occurring in, on or about the Project or any part thereof

Exhibit F-5

arising from the use of the Conference Room Area or the Cafeteria by Cisco or its employees, agents, contractors, invitees, sublessees or visitors, or a breach by Cisco of its obligations under this Agreement.

5.3
Costs.    Palm shall immediately reimburse Cisco for all costs, expenses and damages, (including but not limited to towing costs and Hazardous Materials remediation costs) incurred by Cisco arising from the use of the Conference Room Area, the Cafeteria or the Cafe by Palm or its employees, agents, contractors, invitees or visitors, or the breach by Palm of its obligations under this Agreement. Cisco shall immediately reimburse Palm for all costs, expenses and damages, (including but not limited to towing costs and Hazardous Materials remediation costs) incurred by Palm arising from the use of the Conference Room Area, the Cafeteria or the Cafe by Cisco or its employees, agents, contractors, invitees, sublessees or visitors, or the breach by Cisco of its obligations under this Agreement. The obligations of Palm and Cisco contained in this Section 5 shall survive the termination of this Agreement.

6.
Insurance.    Palm agrees to maintain in full force and effect during the term of this Agreement, at Palm’s own expense, a policy of comprehensive general liability insurance, including property damage, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence for bodily injuries or death of persons occurring in or about the Cafeteria, the Conference Room Area, the Building MC-10 and the Project. Said policies shall (i) name Cisco as an additional insured, (ii) be issued by an insurance company which is authorized to do business in the State of California, and (iii) said insurance carrier shall endeavor to provide ten (10) days’ written notice of cancellation. Certificates of insurance shall be delivered to Cisco by Palm upon the commencement date of this Agreement and upon each renewal of said insurance. Failure of Palm to maintain the insurance required hereunder shall cause an automatic termination of this Agreement and the licenses created hereunder. Cisco agrees to maintain in full force and effect during the term of this Agreement, subject to Cisco’s self-insurance rights under its lease of the Buildings from the Landlord, at Cisco’s own expense, a policy of comprehensive general liability insurance, including property damage, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000.00) per person and Two Million Dollars ($2,000,000.00) per occurrence for bodily injuries or death of persons occurring in or about the Cafeteria, the Conference Room Area, the Building MC-10 and the Project.

7.
Licenses Nonassignable.    Each of the Cafeteria License and the Conference Room License are personal to Palm and any Tenant Affiliate (as defined in the Sublease), and shall not be assigned by Palm except in connection with a permitted assignment of the Sublease or a sublease or all or any portion of the Sublease Premises in accordance with the provisions of the Sublease. Any attempt to assign the Cafeteria License or the Conference Room License without the consent of Cisco shall automatically terminate such License. No legal title or leasehold interest in the Cafeteria, the Conference Room

Exhibit F-6

Area, the Building MC-10, or the Project is created or vested in Palm by the grant of the Cafeteria License or the Conference Room License.

8.	Notice. Any notice required or desired to be given to another party to this Agreement shall be given pursuant to the notice requirements of the Sublease.

9.
Attorneys’ Fees.    If any legal action or proceeding arising out of or relating to this Agreement is brought by either party to this Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorney’s fees, costs and expenses incurred in the action or proceeding by the prevailing party.

10.
Condition Precedent.    This Agreement is conditioned upon Landlord’s written consent to this Agreement and the Sublease and the Sublessee’s Conditions set forth below within the time limits set forth in Section 1.1 of the Sublease. Sublessor and Sublessee acknowledge and agree that in addition to the Consent of Landlord to the Sublease, this Agreement is conditioned upon Landlord’s written consent to all of the following: (i) the Final Plans, as approved by Sublessor and Sublessee, for the Tenant Improvements; (ii) Sublessor providing retail Cafeteria and Conference Facilities in accordance with the conceptual plans attached to the Sublease as Exhibit H; and (iii) Landlord’s agreement to extend the Landlord’s waiver of subrogation under Section 10.5 of the Master Lease to include Sublessee (collectively, “Sublessee’s Conditions”). If Landlord refuses to consent to the Sublease, or if Landlord does not consent to all of the Sublessee Conditions, or if Landlord consents to the Sublease and all of the Sublessee’s Conditions but such consents are not received within the time periods provided in Section 1.1 of the Sublease, this Agreement shall be null and void and of no further force and effect, and neither party shall have any continuing obligation to the other with respect to the subject matter hereof. With respect to the conceptual plans attached to the Sublease as Exhibit H, any changes to such plans shall be reasonably acceptable to both Sublessor and Sublessee.

11.
Miscellaneous. This Agreement constitutes the entire agreement between Palm and Cisco relating to the subject matter hereof. Any prior agreements, memoranda of understanding, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect. Any amendment to this Agreement shall be of no force and effect unless it is in writing and signed by Palm and Cisco. This Agreement shall be governed by California law. This Agreement may be executed in counterparts, which counterparts, when taken together, shall constitute an original of this Agreement.

Exhibit F-7

PALM, INC.:	CISCO SYSTEMS, INC.:

a Delaware corporation	a California corporation

By: /s/ Judy Bruner	By: /s/ Mark Golan

Title: Sr. VP & CFO	Title: VP, Worldwide Real Estate & Workplace Resources

Date: 5/31/02	Date: 5/31/02

Exhibit F-8

EXHIBITS

EXHIBIT 1	CAFETERIA

EXHIBIT 2	CONFERENCE ROOM AREA

EXHIBIT 3	RULES AND REGULATIONS FOR CAFETERIA

EXHIBIT 4	RULES AND REGULATIONS FOR CONFERENCE ROOM AREA

EXHIBIT 1

[DIAGRAM]

EXHIBIT 2

[DIAGRAM]

EXHIBIT 3

RULES AND REGULATIONS FOR CAFETERIA

1.	Cafeteria users will conduct themselves in a businesslike manner, and will not create disturbances to other diners and will not interfere or annoy other diners.

2.	No pets or animals are allowed in the Cafeteria or the Master Premises

3.	No weapons, drugs, or alcohol of any kind are allowed in the Cafeteria or the Master Premises.

4.	No smoking is allowed in the Cafeteria.

5.	All Palm employees must display photo identification badges worn on their apparel.

6.	Palm employees shall have the right of access to the Cafeteria during the following hours of access and at no other times:

Monday through Friday, excluding holidays: 7:00 AM to 4:00 PM
Saturday, Sunday and holidays: By appointment

7.	Palm employees shall enter the Cafeteria at the location shown on Exhibit 1 as “Palm point of access.”

8.
Palm employees shall follow each of the Rules and Regulations set forth in Exhibit D of the Master Lease and Section 2.5 of the Sublease and such other rules or regulations established by Landlord, the operator of the Cafeteria or Cisco from time to time.

Exhibit 3

EXHIBIT 4

RULES AND REGULATIONS FOR CONFERENCE ROOM AREA

1.	The non-exclusive use of the Conference Room Area shall be on a “first-come, first served” basis, arranged with the Building Manager or other person appointed by Cisco in its sole discretion.

2.
Conference Room Area users will conduct themselves in a businesslike manner, and will not create disturbances, interfere or annoy other users of the Conference Room Area or occupants of the Master Premises.

2.	No pets or animals are allowed in the Conference Room Area or the Master Premises

3.	No weapons, drugs, or alcohol of any kind are allowed in the Conference Room Area or the Master Premises.

4.	No smoking is allowed in the Conference Room Area.

5.	All Palm employees must display photo identification badges worn on their apparel.

6.	Palm employees shall have the right of access to the Conference Room Area during the following hours of access and at no other times:

Monday through Friday, excluding holidays: 7:00 AM to 7:00 PM Saturday, Sunday and holidays: By appointment.

7.
Palm employees shall follow each of the Rules and Regulations set forth in Exhibit D of the Master Lease and Section 2.5 of the Sublease and such other rules or regulations established by Landlord, the Building Manager or Cisco from time to time.

Exhibit 4

EXHIBIT G

ROOFTOP RULES

1.
Sublessee shall provide Sublessor with a written plan reasonably approved by Sublessor and Landlord for the installation, operation and maintenance of microwave and/or satellite antenna dishes and/or global positioning satellite (“GPS”) antenna and related wires, cables, conduits (collectively the “Communications Equipment”).

2.	All such equipment shall be screened from view in a manner consistent with Landlord’s requirements for screening such equipment elsewhere in the Project.

3.
Sublessee shall at all times operate and maintain the Communications Equipment so as to ensure that such systems do not create electro-magnetic or other disturbances to existing systems in the area in which the Project is located whether operated by Sublessor, other tenants or third parties.

4.	Sublessee shall be solely responsible for any repair or maintenance to the roof of any Building required as a result of Sublessee’s activities.

5.
The installation of all Communications Equipment and facilities related thereto, including any required conduit from the Premises to the Building Roof, shall be deemed to constitute an Alteration subject to the provisions of Section 7.3 of the Master Lease. Landlord may require appropriate screening for any equipment installed on the roof of any Building as a condition of Landlord’s approval of the plans submitted.

6.
The Communications Equipment shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Sublessee’s facilities within the Project for Sublessee’s business use, and shall not be used or permitted to be used by Sublessee for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to the public for any purpose not directly related to Sublessee’s business in the Sublease Premises. Notwithstanding the foregoing, Sublessee shall not be prohibited from transmitting or receiving broadcasting signals to and from its customers, business affiliates and/or employees in connection with the conduct of its business in the Project.

7.
In the event Sublessor reasonably determines that the presence or operation of the Communications Equipment installed by Sublessee is or will results in material damage to any Building, Sublessor reserves the right upon reasonable prior written notice to Sublessee to require either (a) the relocation of all Communications Equipment installed by Sublessee on the roof of the Building to another location on the roof of the Building reasonably designated by Sublessor, or (b) the removal of any and all of such equipment unless Sublessee makes satisfactory arrangements to protect Sublessor, the Building and its tenants therefrom;

8.
During the period that Sublessee is operating Communications Equipment on the roof of any Building, Sublessee shall comply with any standards promulgated by applicable governmental authorities regarding the installation, use or maintenance of the Communications

Exhibit G-1

Equipment or the generation of electromagnetic fields. In the event Sublessor is advised by a governmental agency that the Communications Equipment poses a health or safety hazard to occupants of the Building, Sublessor may require Sublessee to make arrangements reasonably satisfactory to Sublessor to mitigate such hazard or, if Sublessee either fails or is unable to make such satisfactory arrangements, to remove the Communications Equipment. Any claim or liability resulting from the use of the Communications Equipment or the Building roof by Sublessee shall be subject to the indemnification provisions in the Sublease applicable to Sublessee’s use of the Sublease Premises.

9.
Sublessee shall pay all taxes attributable to the Communications Equipment owned and installed by Sublessee, and Sublessee shall assure and provide Sublessor with reasonable evidence that the Building roof and Sublessee’s use thereof are subject to the insurance coverages otherwise required to be maintained by Sublessee with respect to the Sublease Premises.

10.
Upon the expiration or sooner termination of the Sublease, Sublessee shall remove the Communications Equipment and all related equipment and facilities, including any conduit from the Sublease Premises to a Building roof and any other portions of a Building within or upon which the same may be installed, and shall restore such Building roof and all other areas affected by such removal to their original condition, reasonable wear and tear excepted, all at its sole cost and expense.

11.
Subject to Section of 18 of the Sublease, the right to use a Building roof is personal to Sublessee and any Tenant Affiliate (as defined in the Sublease) and shall not be assignable in whole or in part, and any attempted assignment thereof without the consent of Sublessor, which consent may be withheld by Sublessor in its reasonable discretion, shall be void.

Exhibit G-2

EXHIBIT H

CAFETERIA AND CONFERENCE ROOM FACILITIES CONCEPTUAL PLANS

McCarthy Building 10—First Floor

580 North McCarthy Blvd

[DIAGRAM]

[DIAGRAM]

EXHIBIT X

CONSENT TO SUBLETTING

I.	PARTIES AND DATES.

THE IRVINE COMMUNITY DEVELOPMENT COMPANY (“Landlord”), CISCO SYSTEMS, INC., a California corporation (“Tenant”), and PALM, INC., a Delaware corporation (“Subtenant”),

II.	RECITALS.

On March 27, 2000, Landlord and Tenant entered into a lease (“Lease”) for buildings owned by Landlord and located at 400, 460 and 490 N. McCarthy Blvd., Milpitas, California (“Premises”). The Lease has subsequently been amended on June 8, 2000.

The Lease contains provisions which require, among other things, Tenant to obtain Landlord’s consent to any subletting of the Premises. Tenant has requested Landlord consent to a subletting of a portion of the Premises to Subtenant.

III.	CONSENT TO SUBLETTING.

For valuable consideration including Tenant’s and Subtenant’s agreement to the provisions of this Consent, Landlord consents to a subletting to Subtenant of approximately 153,274 rentable square feet of the Premises. Tenant and Subtenant agree that this Consent is conditioned upon their agreement that:

A.	The sublease agreement (“Sublease”) between Tenant and Subtenant is expressly subject to the provisions of the Lease, a copy of which Subtenant acknowledges it has received.

B.
Tenant will deliver a copy of the Sublease to Landlord within five (5) business days of Landlord’s request provided that if the Sublease is not in writing, Tenant may deliver a reasonably detailed summary of the Sublease including information respecting the length of the term and the amount of rent and other charges payable under the Sublease, which summary shall be approved by Subtenant.

C.	Tenant’s obligations under Lease shall not be affected by this Consent.

D.	Landlord shall be entitled to receive profits derived by Tenant from this subletting in accordance with the provisions of the Lease.

E.	The provisions of the Lease respecting assignment and subletting are not waived with respect to future assignments and sublettings.

F.	Subtenant is not claiming any interest in a right belonging solely to tenant pursuant to the Lease.

Exhibit X-1

G.	The Lease is in full force and effect and that Landlord is not in breach of any provision of the Lease.

H.
That if the Sublease terminates by reason of a termination of the Lease, Landlord may, as its option, by delivering written notice to Subtenant, assume the obligations of Tenant under the Sublease in which event Subtenant shall recognize Landlord as if it were Sublessor under the Sublease.

IV.	SUBTENANTS PRINCIPAL PLACE OF BUSINESS.

The address of Subtenant’s principal place of business is currently:

5470 Great America Parkway
Santa Clara, California 95054

V.	GENERAL

A.	EFFECT OF SUBLETTING. The Lease and Tenant’s obligations to Landlord shall not be deemed to have been modified by this consent.

B.
ENTIRE AGREEMENT.    This Consent embodies the entire understanding between Landlord, Tenant and Subtenant with respect to the subletting and can be changed only by an instrument in writing signed by the party against whom enforcement is sought.

C.
COUNTERPARTS.    If this Consent is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one in the same Consent. In any action or proceeding, any photographic, photostatic or other copy of this Consent may be introduced into evidence without foundation.

D.	DEFINED TERMS. All words commencing with initial capital letters in this Consent and defined in the Lease shall have the same meaning in this Consent as in the Lease.

E.
CORPORATE AND PARTNERSHIP AUTHORITY.    If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Consent for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Consent on behalf of the corporation or partnership and that this Consent is binding upon the corporation or partnership in accordance with its terms.

F.	ATTORNEYS FEES. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Consent to Subletting.

Exhibit X-2

VII. EXECUTION.

Landlord, Tenant and Subtenant have entered into this Consent as of the date set forth in AI. PARTIES AND DATE A above.

TENANT: CISCO SYSTEMS, INC., a California corporation		SUBTENANT: PALM, INC., a Delaware corporation

By:	/s/ MARK GOLAN	By:	/s/ JUDY BRUNER
	Title VP, Worldwide Real Estate & Workplace Resources		Title Sr VP & CEO

By:		By:
	Title		Title

LANDLORD:

THE IRVINE COMMUNITY  DEVELOPMENT COMPANY

By:	/s/ CHRISTOPHER POPMA
Christopher Popma Vice President, Asset Management, Office Properties, The Irvine Company Authorized Signatory

By:	/s/ DON MCNUTT
Don McNutt Sr. Vice President, Leasing Office Properties, The Irvine Company Authorized Signatory

Exhibit X-3

EXHIBIT Z

IT EQUIPMENT DESCRIPTION AND REQUIREMENTS

This Exhibit Z is made a part of that certain Sublease Agreement by and between Cisco Systems, Inc., as “Sublessor,” and Palm, Inc., as “Sublessee,” dated as of May 31, 2002 (the “Sublease”), with respect to the understanding of the parties to the Sublease as set forth herein. All capitalized terms not defined herein shall have the meanings given to them in the Sublease.

It is the intention of both Sublessor and Sublessee that the Sublease Premises shall serve as a demonstration site and showcase for the products of both companies (for example, the VOIP/Networking and Wireless Systems of Cisco Systems and the Wireless Messaging Products of Palm) in order to demonstrate the compatibility of their respective products. Subject to one or more separate and mutually acceptable agreement(s) between the appropriate business units of each party (each, a “Demonstration Agreement”), Sublessee and Sublessor agree to cause such business unit(s) to cooperate with one another in facilitating demonstrations of such product compatibility to existing and prospective customers of Sublessee and Sublessor, respectively. Finally, it is intention of Sublessor and Sublessee to arrange for certain of their respective business units to explore further business partner relationships, which relationships, if determined by Sublessor and Sublessee to be mutually beneficial, shall be detailed in separate written agreements, as determined by them to be appropriate based on the recommendations of their respective business units.

Pursuant to Sublessor’s and Sublessee’s intention to cooperate in the demonstration of the compatibility of their respective products, and in developing the Sublease Premises to serve as a demonstration site and showcase for the compatibility of the products of both companies, Sublessor has agreed to install such equipment and systems as specified in the Memorandum of Understanding attached hereto as Attachment 1 and Attachment 2 to this Exhibit Z for the term of the Sublease, in accordance with the terms of the Memorandum of Understanding between the Sublessor and Sublessee. Additionally, those items listed on Attachment 3 to this Exhibit Z (“Sublessee’s Existing IT Equipment”), which are currently leased by Sublessor to Sublessee pursuant to a separate written lease agreement (the “Existing IT Lease”) shall be relocated from Sublessee’s existing premises to the Sublease Premises and installed at Sublessee’s cost and expense, and upon expiration of the Existing IT Lease shall be included, at no additional cost to Sublessee, with the other IT Equipment listed in this Exhibit Z and shall be subject to the terms and conditions of the Sublease respecting the IT Equipment. For purposes of this Exhibit Z, the equipment and software listed on Attachments 1, 2 and 3 of this Exhibit Z shall be referred to as the “IT Equipment”. This Exhibit Z is a listing of the “IT Equipment” that has been identified by the parties at the time of the execution of the Sublease as manifesting the intent of the parties to establish the Sublease Premises as a demonstration site as described above.

The parties agree that any First-Refusal Space or Expansion Space shall be treated and equipped in the same manner as set forth in this Exhibit Z at no additional cost to Sublessee.

During the term of the Sublease, the parties to each Demonstration Agreement may agree that in order to further the interests of both Sublessee and Sublessor, it is desirable to substitute some of

Exhibit Z-1

the IT Equipment noted herein or upgrade the technology relating to the IT Equipment initially installed. Upon the expiration of the Sublease and prior to the start of any subsequent lease with the Sublessor, the parties may, but shall not be obligated to, pursuant to the terms of any Demonstration Agreement(s) then in effect, also agree at that time to review the IT Equipment then in place to determine the scope and extent of replacement, if any, necessary to reflect the technological improvements of their respective compatible products should the parties wish to continue the relationships established pursuant to such Demonstration Agreement(s).

In addition to the foregoing, in an effort to assure complete integration of Sublessor’s technology throughout Sublessee’s world-wide Data & Telecommunication systems, Sublessor and Sublessee may agree under a separate agreement to make such changes as are necessary or mutually desirable at such other Sublessee premises worldwide in order to assure operational efficiency off Sublessee’s Data, Voice & Wireless systems.

Notwithstanding anything to the contrary herein or in the Sublease, Sublessor and Sublessee agree and acknowledge that this Exhibit Z is not intended as a complete agreement of the parties as to the subject matter hereto, and that the validity or continuing effectiveness of the Sublease is not conditioned upon, nor are the parties thereto acting in reliance upon, the Sublessor, Sublessee and/or any of their business units ultimately agreeing to the terms and conditions of any proposed Demonstration Agreement with respect to the IT Equipment; provided, however, that nothing contained in this paragraph shall be deemed to amend, modify, alter or otherwise affect any of Sublessee’s or Sublessor’s rights or obligations with respect to the IT Equipment as set forth in the Sublease.

Exhibit Z-2

ATTACHMENT 1

IP TELEPHONY EQUIPMENT

Description	Quantity
Media Convergence Server 7835 PIII 1 GHz	3
Server(without Tape Drive) Does NOT include Software	3
CallManager 3.1 Software for MCS servers	3
Power Cord,110V	3
24x7x4 SVC,MCS-7835-1266 Server w/TAPE Drive-No So	3
24x7x4 Svc,CALL MANAGER 3.1SOFTWARE	3
Catalyst 6000 8 port Voice T1 and Services Module	3
CATALYST 6000 24 PORT FXS ANALOG STATION INTERFACE	14

Media Convergence Server 7835 PIII 1 GHz	1
Server(without Tape Drive) Does NOT include Software
One (1) Basic IP ICD Agent license	15
SW-ICD-SRVR22	1
24x7x4 SVC,MCS-7835-1266 Server w/TAPE Drive-No So	1

IDS Host Sensor Console CD Kit	1
SW App Support Service, Host IDS Console 2.0	1
AGENT BUNDLE 5,WIN STD ( PROTECTS OS),LICENSE ONLY	1
SW App Support Service, Host IDS Std Srvr 05 Agents	1
Cisco IP Phone 7960,GLOBAL	177
CALL MANGER UNIT LICENSE FOR SINGLE 7960 IP PHONE	177
Cisco IP Phone 7940, Business Set (with User License)	800
CALL MANGER UNIT LICENSE FOR SINGLE 7940 IP PHONE	800
CISCO IP CONFERENCE STATION	41
CALL MANGER UNIT LICENSE FOR SINGLE 7935 IP PHONE	41
7900 Series Transformer Power Cord, North America	41
7914 IP PHONE EXPANSION MODULE	70

Attachment
Page-1

Footstand kit for single 7914	70
IP Phone power transformer for 7900 series phones	70

7900 Series Transformer Power Cord, North America	70

Unity for CallManager, IP only Intergrations	1
Unity Unified Messaging, 875 users (includes 32 Sessions	1
Unity, Incremental user for 32-session UM System	125
SAU SVC., Unity Unified Messaging 32 port	1
MCS 7847RACK,1GB, RAID 5,2nd CPU(W2K INCLUDED)	1
24X7X4,Svc, MCS 7847 Rack,1 GB, RAID 5,2 nd CPU (W2K Included)	1
Unity, 6-port Real Speak TTS, US Eng, UK, FR, Ger, Euro Sp Optional Real Speak TTS Upgrade	1
Personal Assistant Svr SW 1.3, 10 usr, 2 single lang ASR sns	1
SAU SVC., PA SRV SW 10 usr 2 ASR	1
Personal Assistant ASR key, expand 2 to 16 sn, single lang.	1
SAU SVC., Personal Assistant ASR key, expand 2 to	1
200 ports for Voice Req, 200 PA users.
Personal Productivity Suite 10 User Licenses	19
MCS-7835-1266 Server w/out Tape Drive-No Software-No Spares	1

24x7x4 SVC,MCS-7835-1266 Server w/TAPE Drive-No So	1
Cisco IP SOFTPHONE Cd/100 Licenses	1

NON-LOCKING WALL MOUNT KIT FOR 7900 SERIES PHONES	30

CISCO WORKS 2000
Upgrade to LMS 2.1 for WIN/SOL from LMS1.X	1
VoIP Health Monitor 1.0 Add-On Kit for Customers who already have LMS2.0	1

VMS 2.0 MANAGEMENT SOLUTION FOR WINDOWS AND SOLARIS	1

Attachment
Page-2

ATTACHMENT 2

WIRELESS SUPPORT EQUIPMENT

Product—802.11b	Description	Quantity
AIR-AP1220B-A-K9	802.11b AP w/Avail Cbus Slot, FCC Cnfg	20
AIR-PWR-CORD-NA	AIR Line Cord North America	20
CON-SNTP-AIRAP1220	24x7x4 Svc, AIR-AP1220B-A-K9	20
AIR-PCM352	802.11BPC CARD W/INTEGRATED ANTENNA	125
AIR-01-US	AIR COUNTRY OPTIONS FOR US	0
CON-SNTP-AIRPCM350	24X7X4 Svc, 350 SERIES PC CARD W/INTEGRATED	0
AIR-ANT4941	2.4 GHz, 2.2 dBi Dipole Antenna w/ RP-TNC Connector	40
		802.11b
		802.11b

Product—802.11a	Description	Quantity
Part Numbers not available until summer	802.11a AP w/Avail Cbus Slot, FCC Cnfg	29
Part Numbers not available until summer	AIR Line Cord North America	29
Part Numbers not available until summer	24x7x4 Svc, AIR-AP1220B-A-K9	29
Part Numbers not available until summer	802.11APC CARD W/INTEGRATED ANTENNA	325
Part Numbers not available until summer	AIR COUNTRY OPTIONS FOR US	0
Part Numbers not available until summer	24X7X4 Svc, 350 SERIES PC CARD W/INTEGRATED	0

Attachment 2
Page-1

Part Numbers not available until summer	Antennas for 802.11a AP	98
Part Numbers not available until summer	(802.11a radio) installed in mini-PCI slot 5 GHz **	20

Attachment 1
Page-2

ATTACHMENT 3

SUBLESSEE’S EXISTING IT EQUIPMENT

6509 Chassis	26
Catalyst 6000 Second 2500W AC Power	26
1000Base-SX “Short Wavelength” GBIC (multimode only)	82
1000Base-LX/LH “long haul” GBIC (singlemode or multimode)	32
Catalyst 6000 48-port 10/100, Inline Power, RJ-45	133
Catalyst 6000 8-port GE, Enhanced QoS (Req. GBICs)	9
Catalyst 6000 Supervisor Engine1-A, 2GE, plus MSFC-2 &PFC	6
*Cat 6000 Red. Sup Eng 1A, 2GE, plus PFC (In Chassis Only)	23
Catalyst 6000 Supervisor Engine1-A, 2GE, plus PFC	25

Attachment 3
Page-1

[Cisco Logo]

ATTACHMENT 4

IT EQUIPMENT MEMORANDUM OF UNDERSTANDING

Memorandum of Understanding

ESDS/CISCO REAL ESTATE GROUP—MOU for

CONSULTING and Implementation SERVICES

This Memorandum of Understanding (“MOU”) is made and entered into between Cisco Systems Enterprise Solutions Delivery Services (“ESDS”) and Cisco Real Estate Group, a Cisco Department as of the date last written below (“Effective Date”).

This MOU defines the services and deliverables that ESDS shall provide to CISCO REAL ESTATE GROUP. The terms of this MOU are limited to the scope of this MOU and shall not be applicable to any other MOUs, which may be executed.

This MOU consists of this signature page and the following sections, which are incorporated, in this MOU by this reference:

1.	Exhibit 1—Project Scope, Pricing and Responsibilities of the Parties

2.	Exhibit 2—Standard MOU Terms

3.	Appendix B—Change Request

4.	Appendix C—Bill of Materials

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this MOU to be duly executed.

ESDS	Cisco Real Estate Group

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Attachment 4
Page-1

[Cisco Logo]

EXHIBIT 1

PROJECT SCOPE, PRICING AND RESPONSIBILITIES THE PARTIES

1.0	PROJECT SCOPE:

1.1	Definitions: Standard Definitions are provided in Section 1 of Exhibit 2.

1.2
Services:    ESDS shall provide Implementation and Project Management Services at the request of the CISCO REAL ESTATE GROUP for sublease tenants Palm Inc. at site(s) specified in Section 2.2. This is a 850-1000 phone AVVID implementation that leverages 6509 Catalyst switches that are already owned or leased by the end user—Palm Inc. Buildings will be cutover on 3 consecutive weekends in August. This will require Night and Weekend Support. Not all 6509 switches will be available for staging at one time. Goal is to have AVVID working in all three buildings by 7/1/2002. Lease begins 8/1/2002. Services shall include:

•	Project Management

•	Design Consultation

•	Project plan input and review

•	Installation

•
850-1000 IP-Phones, Unity, Personal Assistant, 3 Call Managers, Integration with Netscape LDAP server, Integration with Exchange, support and guidance on Cisco WLAN implementation, install and configure WS-X6624-FXS modules for support of customer faxes and modems, implementation of Cisco Works for the VOIP, Data and WLAN Environment and implementation of all of the Avvid Products listed in an appendix but not listed separately above.

•	Wireless Site Survey, recommendations and assist during Installation and testing

•	Troubleshooting

•	Production cut over support

•	Training and Training Materials

•	Knowledge Transfer

•	Documentation

•.	Advise and consultation

Attachment 4

Page-2

•	Customer Acceptance

1.3	Staging Location(s): Staging will be performed at the following location(s):

McCarthy Ranch
Buildings 2-4

1.4	Project Schedule (very high level):

Task	Start Date	End Date
Signature of the MOU and approval of Real Estate Director and Controller	5/24/2002	5/24/2002
Kickoff	5/27/2002	5/27/2002
Review of BOM and list of existing equipment owned by Palm	5/27/2002	5/28/2002
Review of Building diagrams and wiring diagrams	5/27/2002	5/30/2002
Discussion of IP addressing scheme	5/30/2002	6/4/2002
Review of DIDs, phone features required and analog device needs	5/30/2002	6/4/2002
Develop dial plan	5/30/2002	6/4/2002
Review and development of project plan and schedule	5/30/2002	6/4/2002
Receive new equipment	6/30/2002	6/30/2002
Turnup of OC12	6/30/2002	6/30/2002
Stage CM servers	6/30/2002	7/12/2002
Install Unity and personal assistant and customize	6/30/2002	7/12/2002
Wireless Site Survey and recommendations (3 buildings)	6/30/2002	7/12/2002
Upgrade SW and HW on 6509 switches Install WS-X6624-FXS modules as needed (will be phased as Palm moves switches over from existing location)	6/30/2002	8/31/2002
Scan in phones	6/30/2002	7/12/2002
Place phones – phased as users move in	7/15/2002	8/15/2002

Attachment 4

Page-3

End user train the trainer	7/15/2002	7/16/2002
Cutover Building 4 *	8/1/2002	8/1/2002
Cutover Building 2 *	8/8/2002	8/8/2002
Cutover Building 3 *	8/15/2002	8/15/2002
Testing and troubleshooting	6/30/2002	7/15//2002
Documentation developed and presented	7/15/2002	7/15/2002
Customer Sign-off	8/31/2002	8/31/2002

1.5	Primary Contacts: Unless specified otherwise in writing, the primary contacts for CISCO REAL ESTATE GROUP and ESDS shall be:

Customer Contact:	Roman Richey	Cisco Contact	Jim Smith
Telephone Number:	408-853-0311	Telephone Number:	925-223-3555
Facsimile Number:		Facsimile Number:	408-904-4995
E-mail address:	rrichey@cisco.com	E-mail address:	jismith@cisco.com

2.0	PRICING.

Funding requirements are subject to the terms set forth in Exhibit 2, Section 4.

2.1	Pricing:

Product Code	Service Descriptions	Qty	Unit Price	Extended Price
PS-TIS-IMPLEMENT	Project Engineering in support of all deliverables in section 1.0
PS-TIS-IMPLEMENT	Project Management
BS-TEBILLING	Estimated Travel and Expenses
Total Price:

2.2	Milestone Invoice Schedule:

Attachment 4

Page-4

Milestone	Milestone Description	Estimated Invoice Date	Invoice Amount
1	Project management and implementation services

2.3	Funding Requirements and Approvals:

2.3.1	CISCO REAL ESTATE GROUP shall reimburse ESDS via an expense transfer for the total amount indicated in Exhibit 1 under the Section titled Pricing.

2.3.2	The expense transfer has been approved by the Director of CISCO REAL ESTATE GROUP: Ron Willis

2.3.3	The expense transfer has been approved by the Controller for CISCO REAL ESTATE GROUP: Cindy Hansen

2.3.4	Department Number 020070370

2.3.5	General Ledger Number:

Attachment 4

Page-5

3	RESPONSIBILITIES OF THE PARTIES.

3.1	ESDS responsibilities:

3.1.1	Provide consulting and implementation Services as specified in Section 1, Project Scope.

3.1.2	Provide all requirements to Palm in a timely to insure the success of the project.

3.1.3	Deliver ESDS’s Customer Satisfaction Survey documentation.

3.2	CISCO REAL ESTATE GROUP responsibilities:

3.2.1
CISCO REAL ESTATE GROUP shall designate a person to whom all ESDS communications may be addressed and who has the authority to act on all aspects of the Services. Such person shall be identified in Section 1.5.

3.2.2	CISCO REAL ESTATE GROUP shall be responsible for providing direction to the ESDS representative specified in Section 1.5.

3.2.3	CISCO REAL ESTATE GROUP shall provide reasonable access to computer equipment, facilities, work space and telephone for ESDS’s use during the project.

3.2.4	Unless otherwise agreed to by the parties, CISCO REAL ESTATE GROUP shall respond within two (2) business days of ESDS’s request for documentation or information needed for the project.

3.2.5
CISCO REAL ESTATE GROUP shall ensure that contracts with its own vendors and third parties are fully executed and reflect the correct terms to enable CISCO REAL ESTATE GROUP’s business requirements to be met in full. In addition, CISCO REAL ESTATE GROUP shall be responsible for all payments to, and the work performance of, all non-ESDS entities assigned to, or working on this Project.

3.2.6
ESDS is providing Services to assist CISCO REAL ESTATE GROUP in support of the initiatives and activities described herein and shall not assume any cost or schedule liability. CISCO REAL ESTATE GROUP is the governing authority of all activities and project directives and retains full responsibility for the leadership, review, and approval of actions taken and deliverables completed by ESDS in support of CISCO REAL ESTATE GROUP.

3.3	Palm Inc. (End User) Responsibilities:

4.3.1	Make available all necessary and existing 6509 switches and routers in time for phased hot-cuts

Attachment 4

Page-6

from their existing environment to the new McCarthy locations.

4.3.2	Installation and relocation of all data networking equipment.

4.3.3	Installation and configuration of all serves and workstations with the exception of the Avvid Servers

4.3.4	Provide network diagrams, IP addressing scheme, network management community strings, gateway addresses

4.3.5	Upgrade c65xx switches to recommended HW and SW levels

4.3.6	Input to Cisco on phone features, analog device support requirements, dial plans and desired Unity features

4.3.7	Single point of contact for all technical issues

4.3.8	Provide personnel that require hands on experience and knowledge transfer for day 2 support

4.3.9	Provide all cables and patch cords needed to complete the install

4.3.10	Scan phones into the Call Manager Data Base and place the phones at the user locations

4.3.11	Provide input to testing requirements for the IP-TEL solution

4.3.12	Installation of Cisco Wireless LAN equipment—Cisco to provide guidance and advise

4.3.13	Provide access to Netscape LDAP Server

4.3.14	Provide all information needed for Cisco to assist in 100 seat softphone implementation

4.3.15	Provide access to Exchange for Unity Intergration

4.3.16	Provide all information needed for Cisco to assist in 200 seat Personal Assistant implementation

Attachment 4

Page-7

[Cisco Logo]

EXHIBIT 2

STANDARD TERMS

1.0	STANDARD DEFINITIONS.

1.1	“CISCO REAL ESTATE GROUP Site(s)” or “Site(s)”—the physical site(s) designated by CISCO REAL ESTATE GROUP (other than Cisco sites) where the Services may be performed.

1.2
“Deliverable”—all documentation, whether in hard copy or electronic form, such as analyses, reports, manuals, test results, or any other item other than Product provided by one party to the other pursuant to the terms of this MOU.

1.3	“Implementation”—the activities specified in this MOU such as project management, design review, configuring, staging, installation, and testing performed by ESDS.

1.4	“Installation”—the physical activity required to place a Product into a CISCO REAL ESTATE GROUP Site.

1.5	“Milestone”—a specific goal, objective or event pertaining to Services described under the terms of this MOU.

1.6	“Network”—a connection of Products and other equipment and devices that communicate with each other.

1.7	“Normal Business Hours”—the hours of Monday through Friday 8:00am to 5:00pm local time, excluding any Cisco observed holidays. A list of Cisco observed holidays will be provided upon request.

1.8	“Product(s)” means Cisco hardware and/or software in connection with which Services are being provided herein.

1.9	“Project Plan”—a plan documenting all aspects of the Services.

1.10	“Professional Services” or “Services”—the services provided by ESDS to CISCO REAL ESTATE GROUP under this MOU.

1.11	“Site Survey”—an assessment by ESDS of the readiness of the CISCO REAL ESTATE GROUP Site for the Implementation of the Product as further defined below.

1.12	“Staging”—the assembly and software loading of Product prior to Installation at CISCO REAL ESTATE GROUP Site.

2.0	SERVICES:

2.1	ESDS shall provide Professional Services to CISCO REAL ESTATE GROUP as set forth in Exhibit 1.

Attachment 4

Page-8

2.2	Services may be provided by ESDS or individuals or organizations employed by or under contract with ESDS, at the discretion of ESDS.

3.0	COMPLETION.

Services performed by ESDS under this MOU are deemed complete and accepted by CISCO REAL ESTATE GROUP, upon the project completion date of this MOU.

4.0	PRICING AND PAYMENT TERMS.

4.1	Pricing:

4.1.1	Service Fees: The fees for Services are set forth in Exhibit 1 under the Section titled Pricing.

5.0	ASSUMPTIONS.

The following assumptions together with those detailed elsewhere were made to create this MOU. Should any of these assumptions prove to be incorrect or incomplete then ESDS may modify the price, scope of work or Milestones. Any such modifications shall be managed by the Change Management Procedure set forth in Section 6.

5.1
Where applicable, CISCO REAL ESTATE GROUP’s Site shall be ready prior to the date scheduled for ESDS to perform the Services. Costs associated with CISCO REAL ESTATE GROUP’s failure to (1) make the CISCO REAL ESTATE GROUP Site ready (as determined by ESDS); or (2) meet any of the other responsibilities specified in this MOU shall be billed at ESDS’s then-current time and materials rates plus travel and other related expenses. Any additional costs incurred by CISCO REAL ESTATE GROUP as a result of delays shall be the sole responsibility of CISCO REAL ESTATE GROUP.

5.2
Unless specified otherwise in this MOU, Services shall be performed during Normal Business Hours. CISCO REAL ESTATE GROUP may be responsible for any additional labor costs associated with Services performed outside Normal Business Hours which are above and beyond the scope of this MOU.

5.3
This MOU defines exclusively the scope of the Services that ESDS shall provide to CISCO REAL ESTATE GROUP. This MOU shall not apply to any purchase, support or maintenance of the Product, the terms of which will be agreed upon under a separate agreement.

5.4	In the event ESDS is required to provide third party materials under this MOU (i.e. cables, racks, etc.), CISCO REAL ESTATE GROUP shall be responsible for any

Attachment 4

Page-9

maintenance and/or warranty obligations therein.

5.5
Any acceptance tests conducted in respect of the Services detailed in this MOU shall apply only to the Services detailed herein and shall not constitute acceptance or rejection of any Product purchased or licensed separately by CISCO REAL ESTATE GROUP.

5.6	ESDS will require a schedule extension of up to 30 days for any personnel change requests made by CISCO REAL ESTATE GROUP.

5.7	Union labor is not required.

5.8	Services not covered under this MOU:

5.8.1	Support and maintenance of Products.

5.8.2	Unless otherwise specified in this MOU, any customization of, or labor to install software (except pre-installed IOS).

5.8.3
Support or replacement of Product that is altered, modified, mishandled, destroyed or damaged by natural causes or damaged due to a negligent or willful act or omission by CISCO REAL ESTATE GROUP or a third party or use by CISCO REAL ESTATE GROUP or a third party other than as specified in the applicable Cisco-supplied documentation.

5.8.4	Services to resolve software or hardware problems resulting from third party equipment or services or problems beyond ESDS’s control.

5.8.5	Services for non-Cisco software installed on any Product.

5.8.6	Any hardware upgrade required to run new or updated software.

6.0	CHANGE MANAGEMENT PROCEDURES.

6.1	It may become necessary to amend this MOU for reasons including, but not limited to, the following:

6.1.1	CISCO REAL ESTATE GROUP’s changes to the scope of work and/or specifications for the Services,

6.1.2	CISCO REAL ESTATE GROUP’s changes to the Project Plan,

6.1.3	Unavailability of resources which are beyond either party’s control; and/or,

6.1.4	Environmental or architectural conditions not previously identified.

6.2	In the event either party desires to change this MOU, the following procedures shall

Attachment 4

Page-10

apply:

6.2.1
The party requesting the change will deliver a “Change Request” (attached as Appendix B) to the other party. The Change Request will describe the nature of the change, the reason for the change, and the effect the change will have on the scope of work, which may include changes to the Deliverables and/or the schedule.

6.2.2
A Change Request may be initiated either by CISCO REAL ESTATE GROUP or by ESDS for any changes to the MOU. The Project Manager of the requesting party will review the proposed change with his/her counterpart. The parties will evaluate the Change Request and negotiate in good faith the changes to the Services and the additional charges, if any, required to implement the Change Request. If both parties agree to implement the Change Request, the appropriate authorized representatives of the parties will sign the Change Request, indicating the acceptance of the changes by the parties.

6.2.3	Upon execution of the Change Request, said Change Request will be incorporated into, and made a part of, this MOU.

6.2.4	ESDS is under no obligation to proceed with the Change Request until such time as the Change Request has been agreed upon by both parties.

6.3
Whenever there is a conflict between the terms and conditions set forth in a fully executed Change Request and those set forth in the original MOU, or previous fully executed Change Request, the terms and conditions of the most recent fully executed Change Request shall prevail.

Attachment 4

Page-11

[Cisco Logo]

APPENDIX B

CHANGE REQUEST

In reference to the Section titled Change Management Procedures of the above referenced Statement of Work between Cisco Systems Enterprise Solutions Delivery Services (“ESDS”) and Cisco Small and Medium Business Group, Marketing Development, a Cisco Business Unit, (“CISCO REAL ESTATE GROUP”), both parties hereby certify, by the signature of an authorized representative, that this Change Management Request will amend and be fully incorporated into the existing Memorandum of Understanding (“MOU”)

1.	Change Request Number:

2.	Reason for Change Request:

3.	Changes to MOU:

4.	Schedule Impact:

5.	Cost Impact:

	11.1 MOU/Change Request	Services	T&E	Total
a.	Original Value of MOU	$0.00	$0.00	$0.00
b.	Value of Change Request No. 1	$0.00	$0.00	$0.00
c.	New Value of MOU:	$0.00	$0.00	$0.00

Attachment 4

Page-12

6.	Additional Funding Requirements (if applicable): CISCO REAL ESTATE GROUP shall issue additional funding approvals to cover the amount of this Change Request.

Except as changed herein, all terms and conditions of the MOU remain in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Change Management Request to be fully executed.

ESDS	CISCO REAL ESTATE GROUP

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Attachment 4
Page-13

[Cisco Logo]

APPENDIX C

Bill of Materials

Refer to Attachment 1 (IP Telephony Equipment) and Attachment 2 (Wireless Support Equipment) of Exhibit Z to Sublease, dated May 24, 2002, for the Bill of Materials.

Attachment 4

Page-14